                               OPERATING AGREEMENT


                                       OF


                        LEXINGTON ACQUIPORT COMPANY, LLC

                            DATED AS OF JULY 14, 1999

                                    ARTICLE I

                                   DEFINITIONS



Section 1.1       Definitions..................................................................................      1

                                                              ARTICLE II

                                                   FORMATION, DURATION AND PURPOSES

Section 2.1       Formation....................................................................................    13
Section 2.2       Name; Registered Agent and Registered Office.................................................    13
Section 2.3       Principal Office.............................................................................    13
Section 2.4       Purposes and Business........................................................................    13
Section 2.5       Term.........................................................................................    14
Section 2.6       Other Qualifications.........................................................................    14
Section 2.7       Limitation on the Rights of Members..........................................................    14

                                                              ARTICLE III

                         MANAGEMENT RIGHTS, DUTIES, AND POWERS OF THE MANAGER; TRANSACTIONS INVOLVING MEMBERS

Section 3.1       Management...................................................................................    14
Section 3.2       Meetings of the Members......................................................................    16
Section 3.3       Authority of the Manager.....................................................................    17
Section 3.4       Major Decisions..............................................................................    18
Section 3.5       Preliminary and Annual Plans.................................................................    21
Section 3.6       Property Acquisitions........................................................................    23
Section 3.7       Sale of Properties; Right of First Refusal...................................................    26
Section 3.8       Limitation On Company Indebtedness...........................................................    28
Section 3.9       Business Opportunity.........................................................................    28
Section 3.10      Payments to LXP or the Asset Manager.........................................................    29
Section 3.11      Other Duties and Obligations of the Manager..................................................    30
Section 3.12      Exculpation..................................................................................    32
Section 3.13      Indemnification..............................................................................    32
Section 3.14      Fiduciary Responsibility.....................................................................    33

                                                              ARTICLE IV

                                                 BOOKS AND RECORDS; REPORTS TO MEMBERS

Section 4.1       Books........................................................................................    33
Section 4.2       Monthly and Quarterly Reports................................................................    34
Section 4.3       Annual Reports...............................................................................    34
Section 4.4       Appraisals; Additional Reports...............................................................    35
Section 4.5       Accountants; Tax Returns.....................................................................    35


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
Section 4.6       Accounting and Fiscal Year...................................................................    36
Section 4.7       Company Funds................................................................................    36
Section 4.8       Insurance....................................................................................    36
Section 4.9       Attorneys and Accountants....................................................................    36

                                                          ARTICLE V

                                                         CONTRIBUTIONS

Section 5.1       Capital Contributions........................................................................    37
Section 5.2       Return of Capital Contribution...............................................................    40
Section 5.3       Liability of the Members.....................................................................    41
Section 5.4       No Third Party Beneficiaries.................................................................    41

                                                              ARTICLE VI

                                         MAINTENANCE OF CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND
                                                    LOSSES FOR BOOK AND TAX PURPOSES

Section 6.1       Capital Accounts.............................................................................    41
Section 6.2       Profits and Losses...........................................................................    42
Section 6.3       Regulatory Allocations.......................................................................    43
Section 6.4       Allocation of Tax Items for Tax Purposes.....................................................    45
Section 6.5       Tax Matters Member...........................................................................    46
Section 6.6       Adjustments..................................................................................    46
Section 6.7       Segregation of Funds.........................................................................    47

                                                              ARTICLE VII

                                                             DISTRIBUTIONS

Section 7.1       Cash Available for Distributions.............................................................    47

                                                             ARTICLE VIII

                                                     TRANSFER; REMOVAL OF MANAGER

Section 8.1       Prohibition on Transfers and Withdrawals by Members..........................................    48
Section 8.2       Prohibition on Transfers by and Resignation of Manager.......................................    48
Section 8.3       Removal of the Manager.......................................................................    49

                                                              ARTICLE IX

                                                              TERMINATION

Section 9.1       Dissolution..................................................................................    51
Section 9.2       Termination..................................................................................    52
Section 9.3       Certificate of Cancellation..................................................................    53

                                       ii
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
Section 9.4       Acts in Furtherance of Liquidation...........................................................    53

                                                               ARTICLE X

                                                    REPRESENTATIONS OF THE MEMBERS

Section 10.1      Representations of the Fund..................................................................    53
Section 10.2      Representations of LXP.......................................................................    54

                                                              ARTICLE XI

                                                 SPECIAL MEMBER RIGHTS AND OBLIGATIONS

Section 11.1      Buy/Sell.....................................................................................    56
Section 11.2      Convertibility...............................................................................    58
Section 11.3      Remuneration To Members......................................................................    60
Section 11.4      Equality of Shares...........................................................................    60

                                                              ARTICLE XII

                                                          GENERAL PROVISIONS

Section 12.1      Notices......................................................................................    60
Section 12.2      Governing Laws...............................................................................    62
Section 12.3      Entire Agreement.............................................................................    63
Section 12.4      Waiver.......................................................................................    63
Section 12.5      Validity.....................................................................................    63
Section 12.6      Terminology; Captions........................................................................    63
Section 12.7      Remedies Not Exclusive.......................................................................    63
Section 12.8      Action by the Members........................................................................    64
Section 12.9      Further Assurances...........................................................................    64
Section 12.10     Liability of the Members.....................................................................    64
Section 12.11     Binding Effect...............................................................................    64
Section 12.12     Amendments...................................................................................    64
Section 12.13     Counterparts.................................................................................    64
Section 12.14     Waiver of Partition..........................................................................    64
Section 12.15     No Third Party Beneficiaries.................................................................    64
Section 12.16     Affirmative Action Policy....................................................................    64

                                TABLE OF CONTENTS


                             SCHEDULES AND EXHIBITS

Schedule 1:                Names and Capital Commitments of Members

Schedule 2:                Acquisition Parameters Checklist

Schedule 3:                Form of Acquisition Memorandum

Schedule 3.5:              Model of an Annual Plan

Schedule 3.6(i):           Leveraged Sale/Leaseback Transactions

Schedule 4.8:              Insurance Standards

Schedule 5:                Redemption Rights

Schedule 6:                AIMR Returns

Schedule 7:                Registration Rights Agreement

Schedule 10.2(ii):         LXP Non-qualified Jurisdictions

Schedule 10.2(viii):       Exceptions to No Material Adverse Change






Exhibit A:                 Form of Annual Budget

Exhibit B:                 Form of Agreement between Company and Asset Manager

Exhibit C:                 Form of IPC Questionnaire

                             OPERATING AGREEMENT OF
                        LEXINGTON ACQUIPORT COMPANY, LLC


                  THIS OPERATING AGREEMENT (as may be amended, modified, supplemented or restated from time to time, this "AGREEMENT") of LEXINGTON ACQUIPORT COMPANY, LLC (the "COMPANY"), made and entered into as of the 14th day of July, 1999 by Lexington Corporate Properties Trust, a Maryland real estate investment trust, as a managing member ("LXP") and The Comptroller of the State of New York, as Trustee of the Common Retirement Fund, as a non-managing member (the "FUND"). LXP and the Fund are sometimes individually referred to herein as a "MEMBER" and collectively referred to herein as the "MEMBERS".

                  In consideration of the covenants and agreements set forth herein, the Members hereby agree as follows:



                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.1 DEFINITIONS. For the purposes of this Agreement, initially capitalized terms used herein shall have the following meanings:

                  "ACQUISITION ACTIVITIES" is defined in Section 3.6(f) hereof.

                  "ACQUISITION FEE" is defined in Section 3.6(g) hereof.

                  "ACQUISITION MEMORANDUM" shall mean a memorandum in the form attached as Schedule 3 hereto with respect to any Proposed Property as provided in Section 3.6(b) hereof.

                  "ACQUISITION PARAMETERS" shall mean the guidelines and requirements for any Proposed Property as set forth in the Acquisition Parameter Checklist attached as Schedule 2 hereto.

                  "ACQUISITION PARAMETERS CHECKLIST" is attached as Schedule 2 hereto and made a part hereof.

                  "ACT" is defined in Section 2.1 hereof.

                  "ADDITIONAL CAPITAL CONTRIBUTION" is defined in Section 5.1(b) hereof.

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean the deficit balance, if any, in a Member's Capital Account at the end of any fiscal year, with the following adjustments: (i) credit to such Capital Account any amount that such Member is obligated or deemed obligated to restore under Regulations
Section 1.704-1(b)(2)(ii)(c), as well as any additions thereto pursuant to the next to last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), after taking into account thereunder any changes during such year in Partnership Minimum Gain and in the minimum gain attributable to any Partner Nonrecourse Debt; and (ii) debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent with such intent.

                  "ADVISOR" shall mean Clarion Partners or any successor thereto designated by the Fund as provided in Section 12.1(c) hereof that serves as advisor to the Fund regarding the Company.

                  "AFFILIATE" when used with respect to any particular Person, shall mean (a) any Person or group of Persons acting in concert that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such particular Person, (b) any Person that is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, such particular Person or of which such particular Person is an officer, partner, member or trustee or with respect to which such particular Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has an equivalent beneficial interest in, such particular Person or of which such particular Person is directly or indirectly the owner of 10% or more of any class of voting securities or in which such particular Person has an equivalent beneficial interest or (d) any relative or spouse of such particular Person. Notwithstanding the foregoing, neither LXP nor the Fund shall be deemed to be an Affiliate of the other party. The definition of "Affiliate" as used in this Agreement shall not be affected by the Regulations under Code Section 752 describing certain "related" parties.

                  "AGREEMENT" is defined in the Preamble hereto. This Agreement shall be the "limited liability company agreement" for the Company within the meaning of Section 18-101(7) of the Act.

                  "AIMR RETURNS" shall mean the financial ratios set out on
Schedule 6 hereto the calculation of which is required under Section 4.2(b) hereof.

                  "AMENDING MEMBER" is defined in the Section 3.5(c) hereof.

                  "ANNUAL BUDGET" shall mean the annual budget for the Company and each Property and each LSL Loan for any fiscal year, including without limitation a reasonable description of the amount, source and character of each item of gross income, expense and services to be rendered in the form attached hereto as Exhibit A, approved by the Members as provided in Section 3.5 hereof.

                  "ANNUAL PLAN" is defined in Section 3.5(a) hereof.

                  "APPROVED PROPERTY" is defined in Section 3.6(d) hereof.

                  "ASSET MANAGER" shall mean a corporation, the capital stock of which is held from time to time either wholly by LXP or partly by LXP with the voting stock held only by one or more of the employees or trustees of LXP.

                  "BANKRUPTCY" of the Company or a Member shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Company or such Member for, or a consent to, the appointment of a trustee, receiver or liquidator of its assets; (ii) the filing by the Company or such Member of a voluntary petition or answer in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as such debts come due or seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (iii) the making by the Company or such Member of a general assignment for the benefit of creditors; (iv) the filing by the Company or such Member of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy or insolvency petition filed against it in any bankruptcy or similar proceeding; or (v) the expiration of sixty (60) days following the entry by any court of competent jurisdiction of an order for relief in any bankruptcy or insolvency proceeding involving the Company or such Member or of an order, judgment or decree adjudicating the Company or such Member a bankrupt or insolvent or appointing a trustee, receiver or liquidator of its assets.

                  "BASE INTEREST" is defined in Paragraph 7(g) of Schedule
3.6(i).

                  "BONA FIDE OFFER" is defined in Section 3.7(b) hereof.

                  "BOOK DEPRECIATION" shall mean all deductions attributable to the depreciation, amortization or other cost recovery, including additions, of any Property or other asset (whether tangible or intangible) acquired by the Company that has a useful life in excess of one year, as such deductions are computed for federal income tax purposes; provided, that with respect to any Company asset the tax basis of which differs from the Book Value of such asset, Book Depreciation for any period shall equal (x) the sum total of all deductions taken during such period attributable to depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to such asset, multiplied by (y) the Book Value of such asset divided by the tax basis thereof; provided further, that if the depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to any Company asset for any period is zero ($0.00), Book Depreciation shall be determined by the Tax Matters Member using any reasonable method selected by the Tax Matters Member that is based on the Book Value of such asset.

                  "BOOK VALUE" shall mean, with respect to any Company asset at any time, the adjusted basis of such asset for federal income tax purposes, except that (i) the initial Book Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset, and (ii) the Book Value of all Company assets shall be adjusted to equal their Fair Market Values, as determined in good faith by the Manager, upon the occurrence of certain events as described below. In either case, the Book Value of Company assets shall thereafter be adjusted for Book Depreciation taken into account with respect to such asset. Provided the Tax Matters Member makes an election to do so as provided under Section 1.704-1(b)(2)(iv)(f) of the Regulations, the Book Value of Company assets shall be adjusted to equal their Fair Market Value, as determined in good faith by the Manager, as of the following times to which the election relates: (1) the admission of a new Member to the Company or acquisition by an existing Member of an additional interest in the Company, provided that the consideration contributed to the Company upon such admission or acquisition is more than a de minimis amount of money or property; (2) the distribution by the Company to a Member of more than a de minimis amount of money or other property; and (3) the termination of the Company for federal income tax purposes pursuant to Code
Section 708(b)(1)(B).

                  The Book Value of all Company assets shall also be increased (or decreased) to the extent that adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b) have been taken into account for purposes of determining Capital Accounts in accordance with Regulation Section 1.704-1(b) (2) (iv) (m), unless such adjustments have already been accounted for pursuant to the preceding paragraph. If the Book Value of an asset has been determined or adjusted pursuant hereto, such value shall thereafter be the basis for, and be adjusted by, the depreciation taken into account with respect to, such asset for purposes of computing Profits and Losses. Moreover, notwithstanding the foregoing, the Book Value of any Company asset distributed to any Member shall be the gross Fair Market Value of such asset on the date of distribution.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

                  "BUY/SELL PROPERTY" is defined in Section 11.1(a) hereof.

                  "CAPITAL ACCOUNT" shall mean, with respect to any Member, the separate "book" account which the Company shall establish and maintain for such Member as provided in Section 6.1 hereof and in accordance with Section 704(b) of the Code and Regulations Section 1.704-1(b)(2)(iv) and such other provisions of Section 1.704-1(b) of the Regulations as must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations, and the provisions hereof shall be interpreted and applied in a manner consistent therewith.

                  "CAPITAL CALL" is defined in Section 5.1(b) hereof.

                  "CAPITAL COMMITMENT" shall mean, with respect to each Member, the amount set forth opposite its name on Schedule 1 hereto, as such Schedule may be amended or modified from time to time upon the Members' unanimous consent.

                  "CAPITAL CONTRIBUTION" shall mean, at any particular time and with respect to any Member, an amount equal to the sum of (x) the total amount of cash and (y) the Fair Market Value of any property (determined as of the date such property is contributed by such Member and net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code), that has in each case been contributed to the Company by such Member pursuant to Section 5.1 hereof.

                  "CASH FLOW INTEREST" is defined in Paragraph 7(g) of Schedule 3.6(i).

                  "CASH PURCHASE PRICE" is defined in Section 11.2(c) hereof.

                  "CAUSE" is defined in Section 8.3(a) hereof.

                  "CHALLENGING MEMBER" is defined in Section 11.1(d) hereof.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future laws.

                  "COMPANY" is defined in the Preamble hereto.

                  "CPI" shall mean the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items, based on 1993-95 as 100. If the CPI hereafter ceases to use the 1993-95 Base as 100, then the CPI with the new base shall be used. If the Bureau of Labor Statistics ceases to publish the CPI, then the successor or most nearly comparable index shall be used. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that it is not available when required under the Agreement, then the CPI for the closest preceding month for which a CPI is available shall be used in place of the CPI no longer available.

                  "DEFAULT AMOUNT" is defined in Section 5.1(e) hereof.

                  "DEFAULTING MEMBER" is defined in Section 5.1(e) hereof.

                  "DISTRIBUTABLE CASH" shall mean the Net Cash Flow from Operations of the Company, less the sum of working capital and other cash reserves provided for in the Annual Plan or otherwise established and maintained by the Manager pursuant to Section 3.11(e) hereof, and less indemnities and other extraordinary payments made pursuant to this Agreement. Distributable Cash attributable to any LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised) shall be determined separately from, segregated from and not commingled with Distributable Cash attributable to any of the Properties or any other LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised), and in determining the amount of Distributable Cash from any LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised), any reductions for expenses, fees or other items shall be made only for such expenses, fees or other items of reduction that are directly attributable to such LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised).

                  "ECONOMIC INTEREST" shall mean, with respect to any Percentage Interest, (a) all income, profits, cash flow, proceeds of sales and/or refinancing of the Properties, fees or payments of whatever nature and all distributions to which any Member would be entitled, now or at any time hereafter, of whatsoever description or character; (b) all of any Member's present and future rights to and in its Capital Account, whether by way of liquidating distributions or otherwise, and all of such Member's right to receive or share in any surplus of the Company in the event of the dissolution of the Company; and (c) all damages, awards, money and considerations of any kind or character to which any Member would be entitled, now or at any time hereafter, arising out of or derived from any proceeding by or against such Member in any federal or state court, under any bankruptcy or insolvency law or under any law relating to assignments for the benefit of creditors, compositions, extensions or adjustments of indebtedness, or to any other relief of debtors, or otherwise in connection with its interest in the Company.

                  "ECONOMIC RISK OF LOSS" shall have the meaning specified in Regulations Section 1.752-2.

                  "ELECTION NOTICE" is defined in Schedule 5 hereto.

                  "ENVIRONMENTAL ASSESSMENT" shall mean with respect to any Proposed Property, a phase one environmental site assessment performed by a qualified environmental consultant selected by the Manager in accordance with the then current ASTM Standard Practice for Environmental Site Assessments, E1527 and, if required by the Manager, any additional Phase II sampling, investigation, monitoring or other activities performed by a qualified environmental consultant.

                  "ENVIRONMENTAL LAW" shall mean every federal, state, county or other governmental law, statute, ordinance, rule, regulation, requirement, order (including any consent order), or other binding obligation, injunction, writ or decision relating to or addressing the environment or hazardous materials, including, but not limited to, those federal statutes commonly referred to as the Clean Air Act, Clean Water Act, Resource Conservation Recovery Act, Toxic Substances Control Act, Comprehensive Environmental Response, Compensation and Liability Act and the Endangered Species Act as well as all regulations promulgated thereunder and all state laws and regulations equivalent thereto, as each such statute, regulation or state law or regulation equivalent may be amended from time to time.

                  "EXERCISE NOTICE" is defined in Schedule 5 hereof.

                  "EXTRAORDINARY CALL" is defined in Section 5.1(c) hereof.

                  "EXTRAORDINARY CAPITAL CONTRIBUTION" is defined in Section 5.1(c) hereof.

                  "EXTRAORDINARY FUNDING" is defined in Section 5.1(c) hereof.

                  "EXTRAORDINARY LOAN" is defined in Section 5.1(c) hereof.

                  "FAIR MARKET VALUE" shall mean an amount (in cash) that a bona fide, willing buyer under no compulsion to buy and a bona fide, willing and unrelated seller under no compulsion to sell would pay and accept, respectively, for the purchase and sale of a Property (or an LSL Property), taking into account any liens, restrictions and agreements then in effect and binding upon the Property (or an LSL Property) or any successor owner thereof and any options, rights of first refusal or offer or other rights or options that either burden the Property (or an LSL Property) or run to the benefit of the owner of the Property (or an LSL Property); provided, however, that in determining the Fair Market Value of any Property, none of the options, rights of first refusal or offer or other rights of the Members hereunder shall be taken into consideration.

                  "FFO" shall mean net income or loss (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

                  "FIRST MORTGAGE LOAN" is defined in Paragraph 3(b) of Schedule 3.6(i) hereof.

                  "FUND" is defined in the Preamble hereto.

                  "INDEMNIFIED PARTY" is defined in Section 3.13(a) hereof.

                  "INITIAL CAPITAL CONTRIBUTION" shall mean, with respect to each Member, an amount equal to the sum of (x) the amount of cash and (y) the Fair Market Value of any property (determined as of the date such property is contributed by such Member and net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code), that has in each case been contributed to the Company by such Member at such time as the Members have agreed.

                  "INTEREST PRICE" is defined in Section 11.1(a) hereof.

                  "INVESTMENT ADVISORS ACT" shall mean the Investment Advisors Act of 1940, as amended, or any corresponding provisions of future laws.

                  "INVESTMENT GRADE TENANT" shall mean a tenant of a property that has a current credit rating by Standard & Poor's of at least BBB or higher or a comparable credit rating by Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA.

                  "LIQUIDATING EVENTS" is defined in Section 9.1 hereof.

                  "LIQUIDATION" shall mean (a) when used with respect to the Company, the earlier of (i) the date upon which the Company is terminated under
Section 708(b)(1) of the Code and (ii) the date upon which the Company ceases to be a going concern, and (b) when used with respect to any Member, the earlier of
(i) the date upon which there is a Liquidation of the Member and (ii) the date upon which such Member's entire interest in the Company is terminated other than by transfer, assignment or other disposition to a Person other than the Company.

                  "LIQUIDATOR" shall mean the Manager, unless the Manager's Bankruptcy, insolvency, reorganization, withdrawal or liquidation or default hereunder shall have preceded the Liquidation of the Company, in which case the Liquidator shall be any Person designated as such by the remaining Member.

                  "LOSSES" and "PROFITS" are defined in Section 6.2(b) hereof.

                  "LSL CAPITAL CALL" is defined in Section 5.1(d) hereof.

                  "LSL CAPITAL CONTRIBUTION" is defined in Section 5.1(d) hereof.

                  "LSL LOAN" is defined in Paragraph 3(c) of Schedule 3.6(i) hereto.

                  "LSL NOTE" is defined in Paragraph 3(c) of Schedule 3.6(i) hereto.

                  "LSL PROPERTY" is defined in the first unnumbered paragraph of
Schedule 3.6(i) hereto.

                  "LXP" is defined in the Preamble hereto.

                  "LXP BOARD" shall mean the Board of Trustees of LXP.

                  "LXP LLC" is defined in Paragraph 1 of Schedule 3.6(i) hereto.

                  "MAJOR DECISION" is defined in Section 3.4 hereof.

                  "MANAGEMENT AGREEMENT" shall mean the agreement between the Asset Manager and the Company which shall be substantially in the form attached hereto as Exhibit B.

                  "MANAGER" shall mean the Person in whom the management of the Company is vested pursuant to the terms of this Agreement. LXP shall be the Manager until LXP (x) transfers its membership interest in the Company or withdraws as a Member from the Company, (y) transfers or assigns its rights and obligations as the Manager or resigns as the Manager, or (z) is removed as Manager, each as provided in Article VIII hereof.

                  "MATERIAL MODIFICATION" shall mean a modification relating to the treatment of Capital Accounts, distributions and/or allocations hereunder which, when considered on a cumulative basis with the effect of all other such modifications previously made, is likely to adversely affect the amount ultimately distributable or paid to any Member hereunder as determined by the independent accountants of the Company.

                  "MEMBER OR MEMBERS" is defined in the Preamble hereto.

                  "NET CASH FLOW FROM OPERATIONS" shall mean the gross proceeds from Company operations (including interest on LSL Loans but excluding sales or other dispositions or refinancings of Properties and excluding repayments of LSL Loans or proceeds from the exercise of any Put Option or in the event a Warrant has been exercised, the proceeds from the sale or other disposition of the underlying LSL Property) less any portion thereof used to pay Operating Expenses, capital improvements, replacements or debt payments, any acquisition fees payable to the Manager or Asset Manager under Section 3.6(g) hereof, any management fees payable to the Manager or Asset Manager pursuant to Section 3.10(c) hereof or to establish reasonable reserves for Operating Expenses, capital improvements, replacements, debt payments and contingencies as provided in the Annual Plan, as such reserves are calculated by the Manager. Net Cash Flow from Operations attributable to any LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised) shall be determined separately from, segregated from and not commingled with Net Cash Flow from Operations attributable to any of the Properties or any other LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised), and in determining the amount of Net Cash Flow from Operations from any LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised), any reductions for expenses, fees or other items shall be made only for (i) such expenses, fees or other items of reduction that are directly attributable to such LSL

Loan (or property underlying the corresponding Warrant if such Warrant has been exercised), and (ii) such expenses, fees or other items not so directly attributable, such as general overhead expenses, based on an arm's length allocation of such indirect expenses as though the LSL Loan investment were made through a separate partnership and such partnership is to be charged on a cost basis. "Net Cash Flow from Operations" shall not be reduced by real estate depreciation or by cost amortization, cost recovery deductions or similar allowances, but shall be increased by any reduction of reserves previously described in an Annual Plan.

                  "NET CASH FROM SALES OR REFINANCINGS" shall mean the gross cash proceeds from the sale or other disposition or refinancing of Properties plus repayments of LSL Loans plus proceeds from the exercise of any Put Option (or in the event a Warrant has been exercised, the proceeds from the sale or other disposition of the underlying LSL Property) , less (a) any closing, transaction and other costs incurred by the Company in connection with such sale or other disposition or refinancing or repayment or exercise, as the case may be; (b) the amount required to retire any debt outstanding against such Properties; and (c) any amounts required to fund any related reserves up to the levels required by the Annual Plan, as calculated by the Manager. Net Cash from Sales or Refinancings shall be increased by reductions of reserves originally funded from Net Cash from Sales or Refinancings. "Net Cash from Sales or Refinancings" shall include all principal and interest payments made with respect to any note or other obligation received by the Company in connection with the sale or other disposition of any Property.

                  "NET RENTS" for any period shall mean the rents actually received by the Company from all of the tenants of the Properties during such period less any Operating Expenses for the Properties not paid by the tenants thereof.

                  "NONRECOURSE LIABILITY" shall mean any Company liability (or portion thereof) the Economic Risk of Loss of which is not borne by any Member or any party related to any Member, as such related party is described in the applicable Regulations under Code Section 752.

                  "NON-INVESTMENT GRADE TENANT" shall mean a tenant of a Property that is not an Investment Grade Tenant.

                  "OFFER NOTICE" is defined in Section 11.1(a) hereof.

                  "OFFER PRICE" is defined in Section 11.1(a) hereof.

                  "OFFERED AGREEMENT" is defined in Section 11.1(a) hereof.

                  "OFFERING MEMBER" is defined in Section 11.1(a) hereof.

                  "OPERATING EXPENSES" shall mean (x) all reasonable and customary costs and expenses of Third Parties retained in connection with the ownership, leasing, operation, repair and maintenance of the Properties and (y) real estate taxes, insurance premiums, utility charges, rent collection and lease enforcement costs, brokerage commissions to the extent applicable to the period in question (but excluding any acquisition fees payable to the Manager or the Asset Manager under Section 3.6(g) hereof), maintenance expenses, costs of repairs and replacements

(which, under generally accepted accounting principles consistently applied, may be expensed during the period when made) and management fees (but excluding any management fees payable to the Manager or Asset Manager pursuant to Section 3.10(c) hereof) in connection with the ownership, leasing, operation, repair and maintenance of the Properties. Operating Expenses shall not include general and administrative costs and overhead of the Company and debt payments.

                  "O.P. UNIT" shall mean a partnership interest in a partnership in which LXP is a partner.

                  "PARTNER NONRECOURSE DEBT" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

                  "PARTNER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning set forth in Regulations Section 1.704-2(i)(2).

                  "PARTNER NONRECOURSE DEDUCTIONS" is defined in Section 6.3(d) hereof.

                  "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in
Section 1.704-2(b)(2) and (d) of the Regulations.

                  "PERCENTAGE INTEREST" shall mean the entire undivided ownership interest in the Company of any Member at any particular time, (x) expressed as a percentage rounded to the nearest one one-hundredth (0.01%), (y) determined at such time by dividing the total Capital Contributions made by such Member by the total Capital Contributions made in the Company by all Members and
(z) as may be adjusted from time to time in accordance with Section 5.1(e) hereof. The Percentage Interest as of the date hereof shall be as described on
Schedule 1 hereto.

                  "PERMITTED EXPENSES" shall mean, for each annual period covered by an Annual Plan, Operating Expenses, capital improvements, replacements and debt payments as set forth therein plus, with respect to each budget line item in the Annual Budget portion of such Annual Plan, the greater of (w) five percent (5%) of each such budget line item or (x) Twenty Thousand Dollars ($20,000.00); provided, however, that Permitted Expenses shall not include any Operating Expenses, capital improvements, replacements and debt payments which, when added to all other obligations incurred or reserve amounts accrued in excess of the applicable budget line items in such Annual Budget portion of the Annual Plan, exceed (x) One Hundred Thousand Dollars ($100,000) in any fiscal year for a particular Property or (y) an average (taking into account all Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Property. Permitted Expenses shall also mean (i) all reasonable and customary costs and expenses of Third Parties retained in connection with the Acquisition Activities as provided in Section 3.6(f) hereof, (ii) any reasonable costs or expenses incurred in implementing a Major Decision agreed to by the Members as provided in Section 3.4 hereof and not otherwise already included in an Annual Plan, (iii) costs and expenses incurred by the Members in connection with the formation of the Company, including legal fees, (iv) the legal fees and costs referred to in the last sentence of Section 3.11(c) hereof,
(v) the acquisition fees payable pursuant to Section 3.6(g) hereof and (vi) the management fees payable pursuant to Section 3.10(c) hereof.

                  "PERSON" shall mean any individual, trust (including a business trust), unincorporated association, corporation, limited liability company, joint stock company, general partnership, limited partnership, joint venture, governmental authority or other entity.

                  "PHYSICAL INSPECTION REPORT" shall mean a report prepared by a qualified independent third party engineer, architect or other real estate inspector selected by the Manager and reasonably acceptable to LXP and the Fund concerning the physical condition of any Proposed Property.

                  "PLAN AMENDMENT" is defined in Section 3.5(c).

                  "PROFITS" and "LOSSES" are defined in Section 6.2(b) hereof.

                  "PROPERTY" or "PROPERTIES" shall mean the interest of the Company in each parcel of real property acquired as provided in Section 3.6 hereof, together with all buildings, structures and improvements located thereon, fixtures contained therein, appurtenances thereto and all personal property owned in connection therewith.

                  "PROPOSED PLAN" is defined in Section 3.5(a) hereof.

                  "PROPOSED PROPERTY" is defined in Section 3.6(a) hereof.

                  "PROPOSED TENDERED PROPERTIES" is defined in Section 11.2(b) hereof.

                  "PUT OPTION" is defined in Paragraph 10(d) of Schedule 3.6(i) hereto.

                  "PUT PRICE" is defined in Paragraph 10(d) of Schedule 3.6(i) hereto.

                  "REDEMPTION RIGHT" is defined in Section 11.2(a) hereof.

                  "REDEMPTION RIGHT SHARES" is defined in Section 11.4 hereof.

                  "REGULATIONS" shall mean the income tax regulations promulgated under the Code, whether temporary, proposed or finalized, as such regulations may be amended from time to time (including corresponding provisions of future regulations).

                  "REGULATORY ALLOCATIONS" is defined in Section 6.3(f) hereof.

                  "REMOVAL AMOUNT" is defined in Section 8.3(b) hereof.

                  "REMOVAL NOTICE" is defined in Section 8.3(a) hereof.

                  "RESPONDING INTEREST PRICE" is defined in Section 11.1(c) hereof.

                  "RESPONDING MEMBER" is defined in Section 11.1(a) hereof.

                  "RESPONSE NOTICE" is defined in Section 11.1(a) hereof.

                  "RETAINED PROPERTIES" is defined in Section 11.2(b)(ii).

                  "RIGHT OF FIRST REFUSAL" is defined in Section 3.7(b) hereof.

                  "RIGHTS TRIGGER DATE" shall mean the earlier of (x) the date on which the Company has invested $100,000,000 of the Members' Capital Contributions through the purchase of Properties or (y) January 2, 2001.

                  "SALE NOTICE" is defined in Section 3.7(b) hereof.

                  "SECTION 704(c) PROPERTY" shall mean (x) each item of property to which Section 704(c) of the Code or Section 1.704-3(a)(3) of the Regulations applies that is contributed to the Company, and (y) any property owned by the Company which is governed by the principles of Section 704(c) of the Code, as contemplated by Section 1.704-1(b)(4)(i) and other analogous provisions of the Regulations.

                  "SHARES" shall mean the common shares of beneficial interest, par value $.0001 per share, of LXP.

                  "SHARE PURCHASE PRICE" is defined in Schedule 5 hereof.

                  "SPECIAL PURPOSE LLC" is defined in Paragraph 1 of Schedule 3.6(i) hereto.

                  "SP SUBSIDIARY" shall mean an entity selected by the Manager and approved by the Members which shall be wholly-owned by the Company, the purpose of which is limited to acquiring, financing, holding for investment, preserving, managing, operating, improving, leasing, selling, exchanging, transferring and otherwise using or disposing of a Property or Properties.

                  "TAX MATTERS MEMBER" is defined in Section 6.5 hereof.

                  "TAX DEPRECIATION" shall mean with respect to any property owned by the Company depreciation, accelerated cost recovery, or modified cost recovery, and any other amortization or deduction allowed or allowable for federal, state or local income tax purposes.

                  "TENDERED PROPERTIES" shall mean all of the Company's Properties owned by the Company at the time the Fund exercises the Redemption Right pursuant to Section 11.2 hereof or, if the Fund or LXP, or both, exercise their rights to exclude Properties under Section 11.2(b) hereof, the Properties remaining after the Fund has excluded Properties pursuant to Clause (ii) of
Section 11.2(b) hereof and after LXP has excluded certain Properties pursuant to Clause (iii) of Section 11.2(b) hereof.

                  "THIRD PARTIES" shall mean consultants, engineers, environmental consultants, accountants, attorneys, contractors and subcontractors, brokers or managers, but excluding the Asset Manager or any Affiliate of LXP.

                  "UBTI" is defined in Section 3.11(c) hereof.

                  "WARRANT" is defined in Paragraph 10(a) of Schedule 3.6(i) hereto. The term "Warrant" shall include the Put Option which is included within the Warrant, unless the context requires otherwise.

                  Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in Schedule 3.6(i) and in Schedule 5 hereto, unless the context requires otherwise.


                                   ARTICLE II
                        FORMATION, DURATION AND PURPOSES

                  SECTION 2.1 FORMATION. Pursuant to the Delaware Limited Liability Company Act, codified in the Delaware Code Annotated, Title 6, Sections 18-101 to 18-1109, as the same may be amended from time to time (the "ACT"), the Members agree to form and hereby form the Company by entering into this Agreement. The Members hereby acknowledge that on April 6, 1999 a Certificate of Formation, executed by Eric S. Johnson as authorized person (as such term is used in Section 18-201 of the Act), was filed in the office of the Delaware Secretary of State. The execution and filing of such Certificate of Formation with the Delaware Secretary of State is hereby authorized, ratified and approved by the Members. The rights, liabilities and obligations of any Member with respect to the Company shall be determined in accordance with the Act and this Agreement. To the extent anything contained in this Agreement modifies, supplements or otherwise affects any such right, liability, or obligation arising under the Act, this Agreement shall supercede the Act to the extent not restricted thereby.

                  SECTION 2.2 NAME; REGISTERED AGENT AND REGISTERED OFFICE. The name of the Company and the name under which the business of the Company shall be conducted shall be Lexington Acquiport Company, LLC. The registered agent of the Company shall be The Corporation Trust Company, and the registered office of the Company shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The Manager may select another such registered agent or registered office from time to time upon ten
(10) Business Days prior written notice thereof to, and the consent of, the Members.

                  SECTION 2.3 PRINCIPAL OFFICE. The principal place of business and office of the Company shall be located at 355 Lexington Avenue, New York, New York 10017-6603, or at such other place as the Members may determine from time to time. The business of the Company may also be conducted at such additional place or places as the Members may determine.

                  SECTION 2.4       PURPOSES AND BUSINESS.

                  (a) Properties. The business of the Company is to acquire, finance, refinance, hold for investment, preserve, manage, operate, improve, lease, sell, exchange, transfer and otherwise use or dispose of the Properties as may be acquired by the Company from time to time pursuant to the terms hereof, which Properties may be located anywhere in the United States and shall not be used primarily for agricultural, horticultural, ranch, mining, recreational, amusement or club purposes. In connection therewith and without limiting the foregoing, the Company shall have the power to dispose of the Properties in accordance with the terms of this Agreement and to engage in any and all activities related or incidental thereto, all for the benefit of the Members.

                  (b) LSL Loans. The business of the Company is also to make LSL Loans and, through the exercise of Warrants, to acquire equity interests in Special Purpose LLCs that own LSL Properties. In connection therewith and without limiting the foregoing, the Company shall have the power to engage in any and all activities related or incidental thereto, all for the benefit of the Members.

                  SECTION 2.5 TERM. The term of the Company shall commence on the date of this Agreement and shall continue in full force and effect until ten
(10) years from the date hereof, unless sooner terminated pursuant to the terms hereof. No Member may withdraw from the Company without the prior consent of the other Member, other than as expressly provided in this Agreement.

                  SECTION 2.6 OTHER QUALIFICATIONS The Company shall file or record such documents and take such other actions under the laws of any jurisdiction in which the Company does business as are necessary or desirable to permit the Company to do business in any such jurisdiction and to promote the limitation of liability for the Members in any such jurisdiction.

                  SECTION 2.7 LIMITATION ON THE RIGHTS OF MEMBERS. Except as otherwise specifically provided in this Agreement, (a) no Member shall have the right to withdraw or retire from, or reduce its contribution to the capital of, the Company; (b) no Member shall have the right to demand or receive property other than cash in return for its Capital Contribution; and (c) no Member shall have priority over any other Member either as to the return of its Capital Contribution or as to profits or distributions.

                                   ARTICLE III
                           MANAGEMENT RIGHTS, DUTIES,
                           AND POWERS OF THE MANAGER;
                         TRANSACTIONS INVOLVING MEMBERS

                  SECTION 3.1       MANAGEMENT.

                  (a) Management by the Manager. LXP shall be the Manager until LXP (x) transfers its membership interest in the Company or withdraws as a Member from the Company, (y) transfers or assigns its rights and obligations as the Manager or resigns as the Manager, or (z) is removed as the Manager, each as provided in Article VIII hereof. The Manager shall manage the investments, business and day-to-day affairs of the Company and shall be responsible for acquisitions and dispositions of Properties and the making and managing of LSL Loans, subject, however, to the provisions of Section 3.4 hereof with respect to Major Decisions, of Section 3.6 and Section 3.7 hereof with respect to the acquisition or sale of Properties, the making of LSL Loans and any other provisions of this Agreement concerning the investments, business and day-to-day affairs of the Company. The Manager shall use reasonable efforts to manage the investments, business and day-to-day affairs of the Company in accordance with the Annual Plan approved in accordance with Section 3.5 hereof. Except as provided in this Agreement, the Manager shall have all the rights and powers of a manager as provided in the Act and as otherwise provided by law, and any action taken by the Manager shall constitute the act of and serve to bind the Company. The Manager may delegate certain of the tasks that are to be performed in connection with the acquisition of properties, the management of the Properties, the making and managing of LSL Loans or the business and day-to-day affairs of the Company. Any such delegation to third parties provided in the previous sentence shall be supervised by the Manager and such delegation shall not relieve the Manager of any of its obligations hereunder. Any right of either of the Members to consent to any action requiring its consent hereunder shall not be diminished or otherwise affected by such delegation.

                  (b) Delegation to the Asset Manager. LXP in its capacity as Manager shall have the right to retain the Asset Manager and delegate (pursuant to Section 3.1(a) above) to the Asset Manager any of the following duties and responsibilities: the management of the Properties and LSL Loans and the performance of the tasks necessary for the evaluation of Proposed Properties and the acquisition of Approved Properties or the making of LSL Loans as contemplated in Section 3.6 hereof. The Asset Manager shall be qualified to do business in all jurisdictions in which the Company does business or owns properties or in which LSL Properties are located. If LXP in its capacity as Manager elects to retain the Asset Manager, the Company and the Asset Manager shall enter into a Management Agreement substantially in the form attached hereto as Exhibit B and made a part hereof. The Manager may replace the Asset Manager at any time and from time to time, provided that as a condition to such replacement of the Asset Manager, (x) the Fund and the Advisor shall have received written notice of such replacement and (y) the replacement Asset Manager shall have entered into an agreement substantially in the form attached hereto as Exhibit
         B. Any other property management or operating agreement between the Company and any Asset Manager shall be acceptable to the Members and shall by its terms terminate without penalty at the election of the Fund upon five (5) Business Days' written notice to such Asset Manager if LXP is removed as Manager. The Asset Manager shall have no interest in or rights under this Agreement, shall not be admitted as a substitute for LXP and shall not have any of the rights of a Member under the Act or this Agreement. The Asset Manager may be authorized to perform such tasks of the Manager specified in Section 3.3 hereof that LXP in its capacity as Manager reasonably deems necessary or appropriate in connection with the management of the Properties and LSL Loans, the evaluation of Proposed Properties or the acquisition of Approved Properties or the making of LSL Loans, but in all cases in accordance with the Annual Plan and the requirements of Section 3.4,
         Section 3.6 and Section 3.7 hereof and any other provisions of this Agreement concerning the investments, business and affairs of the Company. The Asset Manager shall not have the authority to execute or deliver documents on behalf of the Company or to bind the Company, except as expressly set forth in the Management Agreement between the Company and the Asset Manager. Notwithstanding anything to the contrary contained in Section 3.3 hereof, the Asset Manager shall not have any authority to borrow or draw down funds or finance or refinance any part of any purchase price or incur indebtedness secured by any Property or any unsecured indebtedness. Any delegation to the Asset Manager provided in this Section 3.1(b) shall be supervised by LXP in its capacity as

         Manager and such delegation shall not relieve LXP of any of its obligations hereunder as Manager.

                  (c) Right to Rely on Authority of the Manager. Any action taken by LXP in its capacity as Manager, acting on behalf of the Company pursuant to the authority conferred thereon in this Agreement, shall be binding on the Company. In no event shall any Person dealing with LXP with respect to the conduct of the affairs of the Company while LXP is the Manager be obligated to ascertain whether the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any action of LXP.

                  (d) No Management by Fund. The Fund shall have the authority to approve the Annual Plan and to approve Major Decisions. The Fund shall also have the authority to consent to certain acts of the Manager, the Asset Manager and the Company, in each case as and to the extent provided in this Agreement. The Fund shall not participate in the control of the business of the Company or transact any business for the Company or have the power to sign documents for or otherwise bind the Company and shall not perform and shall have no authority to perform any act, thing or deed in the name of or on behalf of the Manager, the Asset Manager or the Company (except appointment of a replacement Manager pursuant to Section 8.3(a)). The Fund may give any consents, approvals or other authorizations described in this Agreement without being deemed to have participated in the control of the Company.

                  SECTION 3.2       MEETINGS OF THE MEMBERS

                  (a) Meetings of the Members. The Members of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Members shall be held at least annually with written notice to the Members at such time and at such place as shall from time to time be reasonably determined by the Manager subject to consent by the Members. Regular or special meetings of the Members may be called by either Member on not less than ten (10) Business Day's written notice to the other Member. The Advisor may attend meetings of the Members but shall not vote on behalf of the Fund.

                  (b) Acts of the Members. All Members must be present at any meeting of the Members, and all acts of the Members must be approved by an unanimous vote of the Members. Each Member present at a meeting and entitled to participate in such meeting shall be entitled to one vote with respect to any action. If any Member shall not be present at any meeting of the Members, the other Member present at such meeting shall adjourn the meeting from time to time, without notice other than announcement of the date and location of the adjourned meeting, until all Members shall be present. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if all Members consent thereto in writing, and the writing or writings are filed with the minutes of such proceedings of the Members.

                  (c) Electronic Communication. Members may participate in meetings of the Members by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

                  (d) Authorized Representatives. Prior to the first annual meeting of the Members and prior to the time the Fund casts a vote, the Fund shall deliver to LXP a list of individuals who are authorized to attend meetings of the Members and to cast votes on behalf of the Fund and shall update such list to reflect any changes in authorized individuals. LXP shall deliver to the Fund an incumbency certificate naming all of LXP's executive officers and shall replace such certificate whenever there is a change in LXP's executive officers. LXP's executive officers are authorized to attend meetings of the Members and to cast votes on behalf of LXP.

                  (e) Informational Meetings. The Manager shall hold informational meetings with the Members and the Advisor to review and discuss the Company's activities and business upon ten (10) Business Days' prior written notice by any Member. The Fund may, but shall not be obligated to, attend informational meetings that are attended by the Advisor. Such meetings shall be held at a mutually convenient time at the New York City offices of LXP or the Fund unless the Members otherwise agree. LXP, the Fund and the Advisor may each designate any number of representatives to attend such meetings.

                  SECTION 3.3 AUTHORITY OF THE MANAGER. Except as otherwise provided in this Article III, the Manager is hereby authorized to do the following, for and in the name and on behalf of the Company, as may be necessary, convenient or incidental to the implementation of the Annual Plan or to the accomplishment of the purposes of the Company; provided, that if any of the following constitutes a Major Decision that is not specifically set forth in the Annual Plan, the Manager shall first obtain the consent of the Fund pursuant to Section 3.4 hereof:

                           (i) acquire by purchase, exchange or otherwise, any Proposed Property consistent with the purposes of the Company, but only in accordance with Section 3.6 hereof;

                           (ii) operate, manage and maintain each of the Properties;

                           (iii) take such action as is necessary to form, create or set up any SP Subsidiary that has been approved by the Members in accordance with Section 3.6 hereof;

                           (iv) dissolve, terminate or wind-up any SP
         Subsidiary, provided that any Property held by such SP Subsidiary has been disposed of in accordance with Section 3.7 or Section 11.1 hereof or transferred to the Company or any other SP Subsidiary;

                           (v) enter into, amend, extend or renew any lease of any Property or any part thereof or interest therein approved by the Members as part of the Annual Plan;

                           (vi) initiate legal proceedings or arbitration with respect to any lease of any Property or part thereof or interest therein; provided that the initiation of such legal proceedings or arbitration shall have arisen (x) in connection with any matter of an emergency nature, (y) for the collection of rent or (z) involving an uninsured claim of less than $100,000;

                           (vii) dispose of any or all of the Properties by sale, lease, exchange or otherwise, and grant an option for the sale, lease, exchange or otherwise of any or all the Properties, but only in accordance with Section 3.7 hereof;

                           (viii) employ and dismiss from employment any and all employees, agents, independent contractors and, subject to Section 4.9 hereof, attorneys and accountants for the Company;

                           (ix)     pay all Permitted Expenses;

                           (x) execute and deliver any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and ownership of the Properties and in connection with any other matters with respect to which the Manager has authority to act pursuant to the Annual Plan or as set forth in this Section 3.3;

                           (xi) draw down funds as needed under any approved lines of credit or other financing previously approved under Section
         3.4 hereof;

                           (xii) subject to Section 3.4 hereof, finance or refinance a portion of the purchase price of any Property and incur (and refinance) indebtedness secured by any Property, or any portion thereof or any interest or estate therein and incur any other secured or unsecured borrowings or other indebtedness;

                           (xiii)   make LSL Loans, but only in accordance with
         Section 3.6(i) hereof, and manage LSL Loans;

                           (xiv) implement those Major Decisions that are specifically set forth in the Annual Plan or that have been approved by the Fund pursuant to Section 3.4 below; and

                           (xv) subject to any conditions expressly provided in this Agreement, engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to or in connection with the accomplishment of the purposes of the Company as may be lawfully carried out or performed by a limited liability company under the laws of each state in which the Company is then formed or registered or qualified to do business.

                  SECTION 3.4 MAJOR DECISIONS. Notwithstanding anything to the contrary contained in this Agreement, the Manager shall not take, on behalf of the Company, and shall not permit the Company or the Asset Manager to take, any action, make any decision, expend any sum or undertake or suffer any obligation which comes within the scope of any Major Decision unless such Major Decision is approved by the Fund in advance in writing (including any written approval delivered at a meeting in accordance with Section 3.2 hereof) or is specifically set forth in the Annual Plan. As used herein, "MAJOR DECISION" shall mean a decision to take any of the following actions:

                           (i) the acquisition by purchase, exchange or otherwise of any Property except in accordance with Section 3.6 hereof;

                           (ii) the disposition by sale, lease, exchange or otherwise, and the granting of an option for the sale, lease, exchange or other disposition of any or all of the Properties except in accordance with Section 3.7(b) and Section 11.1 hereof;

                           (iii) the financing or refinancing of, or the increasing of any mortgage indebtedness encumbering, any Property, or any portion thereof or any interest or estate therein, whether recourse or non-recourse to the Company, or the incurrence of indebtedness secured by any Property, or any portion thereof or any interest or estate therein, or the incurrence of any other secured or unsecured borrowings or other indebtedness by the Company, including determination of the terms and conditions thereof, and any amendments to such terms and conditions except as contemplated in an Annual Plan or in accordance with Section 3.4 hereof;

                           (iv) the formation, creation or setting up of any SP Subsidiary except in accordance with Section 3.6 hereof;

                           (v) the making of any loan except in accordance with Section 3.6(i);

                           (vi) the determination of the gross Fair Market Value of any LSL Property in connection with the exercise of a Put Option, and the selection by the Company of an appraiser in connection therewith;

                           (vii) the consent by the Company to any Transfer of an LSL Property by the corresponding Special Purpose LLC or any other consent or approval that the Company is requested to grant as lender of any LSL Loan;
                           (viii) the entering into of any transaction or agreement with or for the benefit of, or the employment or engagement of, LXP or any Affiliate of LXP, or the Manager or any Affiliate of the Manager or the Asset Manager or any Affiliate of the Asset Manager, except as expressly contemplated in Sections 3.1(b) and 3.10 hereof;

                           (ix) the causing or permitting of an encumbrance of any Percentage Interest or any portion thereof;

                           (x) an Extraordinary Call to the Members to fund an operating deficit of the Company, which Extraordinary Call shall be made only in accordance with Section 5.1(c) hereof;

                           (xi) the construction, alteration, improvement, repair, rehabilitation, razing, rebuilding or replacement of any building or other improvements or the making of any capital improvements, replacements, repairs, alterations or changes in, to or on any Property, or any part thereof, except to the extent provided for in the Annual Plan;

         provided that repairs of emergency nature may be undertaken without prior approval of the Fund provided the Manager notifies the Advisor in writing thereof within two (2) Business Days following the commencement of such emergency repairs;

                           (xii) the incurring of any cost or expense for any fiscal year which, (x) when added to all other costs and expenses for such fiscal year, exceeds the applicable budget line in the Annual Budget portion of the Annual Plan by the greater of Twenty Thousand Dollars ($20,000) or five percent (5%) thereof or, (y) when added to all other costs and expenses in excess of their applicable budget line items in the Annual Budget portion of the Annual Plan, exceeds (i) One Hundred Thousand Dollars ($100,000) in any fiscal year for any Property or (ii) an average (taking into account all Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Property; provided that, notwithstanding the foregoing, repairs of emergency nature may be undertaken without prior approval of the Fund provided the Manager notifies the Advisor in writing thereof within two (2) Business Days following the commencement thereof;

                           (xiii) the incurring of any expense other than a Permitted Expense; provided that, notwithstanding the foregoing, repairs of emergency nature may be undertaken without prior approval of the Fund provided the Manager notifies the Advisor in writing thereof within two (2) Business Days following the commencement thereof;

                           (xiv) the reinvestment for restoration purposes of
         (i) insurance proceeds in excess of $500,000 received by the Company in connection with the damage or destruction of any Property or (ii) condemnation proceeds in excess of $500,000 received by the Company in connection with the taking or settlement in lieu of a threatened taking of all or any portion of any Property; provided that (x) if the determination is made not to reinvest any such insurance or condemnation proceeds, then so much thereof as may be necessary shall be applied to the razing or other disposition of the remaining improvements as may be required by law or by a reasonably prudent property manager and the balance of such insurance or condemnation proceeds shall be distributed in accordance with this Agreement and (y) any reinvestment of insurance or condemnation proceeds that is contractually required under any lease or the terms of any financing or refinancing of a Property approved in each case by the Members shall not be a Major Decision subject to this Section 3.4;

                           (xv)     the approval of the Annual Plan;

                           (xvi) the initiation of legal proceedings or arbitration with respect to any lease of any Property or part thereof or interest therein; provided that the initiation of such legal proceedings or arbitration (x) in connection with any matter of an emergency nature, or (y) for the collection of rent, shall not be a Major Decision subject to this Section 3.4;

                           (xvii) the commencement of any litigation by the Company or the settlement of any litigation against the Company involving an uninsured claim of $100,000 or more;

                           (xviii) the commencement of any case, proceeding or other action seeking protection for the Company as debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; any consent to the entry of an order for relief in or institution of any case, proceeding or other action brought by any third party against the Company as a debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; the filing of an answer in any involuntary case or proceeding described in the previous clause admitting the material allegations of the petition therefor or otherwise failing to contest any such involuntary case or proceeding; the seeking of or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or for a substantial portion of its Properties; any assignment for the benefit of the creditors of the Company; or the admission in writing that the Company is unable to pay its debts as they mature or that the Company is not paying its debts as they become due;

                           (xix) with respect to any lease of any Property, or part thereof or interest therein, the entering into, amending, extending or renewing thereof, in each case not already approved by the Members as part of the Annual Plan;

                           (xx) the execution of any agreement, contract, understanding or other arrangement to effectuate a Major Decision; provided that the execution of a non-binding letter of intent in accordance with Section 3.6(a) hereof shall not be a Major Decision subject to this Section 3.4;

                           (xxi) the extension of the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item or to settle any dispute with respect to any income, or any other material, tax; and

                           (xxii) any other action which requires the consent or approval of the Fund under this Agreement.

                  SECTION 3.5       PRELIMINARY AND ANNUAL PLANS.

                  (a) Preparation and Approval of Plans. The Manager shall prepare and deliver to the Members and the Advisor for the Members' approval or disapproval a proposed annual plan for the next fiscal year of the Company (as further described below, a "PROPOSED PLAN"). The Proposed Plan shall cover the Company, each Property and each LSL Loan and shall include: a proposed Annual Budget covering the Company, each Property and each LSL Loan and a brief narrative description of the material portions thereof; a plan of operations for each Property, including anticipated repairs and improvements; estimated financing needs and estimated financing costs; estimated cash flow projections; a description of tenants then in occupancy in each Property; a schedule of Properties, any leases which are expiring during such fiscal year and the plans for the re-leasing of such Properties and any lease restructures (such as subleasing or expansion by a tenant) of which the Manager is aware; projected capital improvements and capital repairs; a description of any Proposed Properties to the extent identified, including the terms of acquisition, provided that nothing in the Proposed Plan shall affect or limit the provisions of Section 3.6 hereof; a statement as to the status of any LSL Loans made to the date of such Proposed Plan, including whether such LSL Loans are current and the status of the net leases on the related LSL Property, and a description of any LSL Loans to be made in the next year; and any other information relative to the management of the Properties or the LSL Loans or the Company reasonably requested by either of the Members. The Manager shall prepare and submit a Proposed Plan to the Members and the Advisor on or before September 15th of the year prior to such fiscal year. Each Member shall provide the Manager with any comments or requested changes such Member may have to such Proposed Plan within fifteen (15) days after its receipt thereof. The Manager shall submit a revised Proposed Plan to the Members and the Advisor incorporating or otherwise addressing the Member's requested changes no later than October 15th of the year prior to the fiscal year covered by such revised Proposed Plan; provided that if a Member provides comments on a Proposed Plan to the Manager on any date after October 1st, then the Manager's deadline for submitting a revised Proposed Plan as described in this sentence shall be extended one day for each day after October 1st that such Member shall have delayed providing comments to the Manager. Each Member shall approve or disapprove such revised Proposed Plan within fifteen (15) days after its receipt thereof. Any Proposed Plan approved by the Members in accordance with this Section 3.5(a) shall become the annual plan for the next fiscal year of the Company (any Proposed Plan approved by the Members for any fiscal year of the Company, and as may be amended from time to time by a Plan Amendment in accordance with Section 3.5(c) hereof, an "ANNUAL PLAN"). A model of an Annual Plan is attached as
         Schedule 3.5 and made a part hereof.

                  (b) Dispute Concerning an Annual Budget. If, prior to the commencement of any fiscal year, the Manager and the Members have not reached an agreement as to the amount to be allocated to any budget line item set forth in the Annual Budget portion of the Proposed Plan for such fiscal year, then (i) as to any such disputed budget line item, the Annual Budget portion of the Annual Plan for the immediately preceding fiscal year (exclusive of any non-recurring capital expenditures) shall be controlling but only with respect to such disputed budget line item (in each case adjusted to reflect the increases in the CPI for September of such fiscal year over the CPI for September of such immediately preceding fiscal year) and only until such time as the Manager and the Members reach an agreement on the amount to be allocated to such budget line item, and (ii) as to any budget line item or items that are not in dispute, the Annual Budget portion of the Proposed Plan shall control.

                  (c) Amendments to Annual Plans. If in any Member's judgment an Annual Plan requires amendment, such Member (the "AMENDING MEMBER") shall deliver to the other Member (and, if the Amending Member is LXP, to the Advisor) and to the Manager a written notice setting forth the proposed amendment to the Annual Plan and the basis therefor. The Non-Amending Member shall approve or disapprove such proposed amendment within ten (10) Business Days after receipt thereof, and, upon approval by such non-Amending Member (any such amendment, a "PLAN AMENDMENT"), the Annual Plan (including, without limitation any amendments to the Annual Budget portion thereof) shall be amended by the Plan Amendment as set forth in the written notice described in the preceding sentence.

                  SECTION 3.6       PROPERTY ACQUISITIONS.

                  (a) Generally; Approval by the Fund. The Manager shall originate net-leased properties as candidates for acquisition by the Company or as candidates for LSL Loans to be made by the Company to LXP LLCs in connection with the acquisition of LSL Properties (any such property, a "PROPOSED PROPERTY") and shall consult regularly with the Advisor regarding each Proposed Property. The Manager or Asset Manager may, with the consent of the Advisor, enter into a non-binding letter of intent concerning the acquisition of a Proposed Property. After entering into a good faith non-binding letter of intent with respect to a Proposed Property and performing such underwriting and other property analysis as the Manager deems appropriate with respect thereto, the Manager or Asset Manager shall submit to the Advisor and the LXP Board any Proposed Property that the Manager recommends for acquisition by the Company or a Special Purpose LLC. Upon approval of the Proposed Property by the LXP Board, the Manager shall provide or cause the Asset Manager to provide to the Advisor and the Fund notice of such approval, the Acquisition Memorandum described in Section 3.6(b) hereof and the Acquisition Parameters Checklist described in Section 3.6(c) hereof; provided however that the Manager shall not recommend to the Members the acquisition of any Proposed Property that does not satisfy or comply with the Acquisition Parameters set forth in Parts 2 and 3 of the Acquisition Parameters Checklist. The Fund shall have fifteen (15) Business Days after its receipt of the documents described in the preceding sentence to approve or disapprove, in its sole and absolute discretion, a Proposed Property. If the Fund fails to respond to the Manager's recommendation within such fifteen (15) Business Days, the Manager may send to the Fund and the Advisor a second notice requesting a response within ten (10) Business Days after actual receipt by the Fund and the Advisor. Any failure by the Fund to approve a Proposed Property within such ten (10) Business Day period shall be deemed to be a disapproval of such Proposed Property.

                  (b) Acquisition Memorandum. For each Proposed Property, the Manager or Asset Manager shall deliver to the Fund and the Advisor an Acquisition Memorandum stating that such Proposed Property is a net-leased facility and describing such Proposed Property in reasonable detail, including without limitation: the size and location thereof, the improvements thereon, the operating history and financial status thereof and the material findings of all due diligence undertaken to date with respect thereto, including the material findings to date of any Environmental Assessment and/or Physical Inspection Report; the structure of the contemplated transaction, including whether an SP Subsidiary will take title to the Proposed Property or whether an LSL Loan will be made by the Company in connection with the acquisition of such Proposed Property by a Special Purpose LLC in accordance with
         Section 3.6(i) hereof, the cost to the Company, including the purchase price, the amount and material terms of any mortgage indebtedness to be assumed, incurred or taken subject to or the amount and terms of the LSL Loan; the terms of the Disposition Fee; and the material provisions of the net lease or leases thereon and copies of such leases (or in the case of proposed leases, drafts or reasonably detailed abstracts of proposed leases), the identification of each tenant thereon and financial information relating to each such tenant and setting forth such other information as the Advisor may reasonably request. The Acquisition Memorandum shall include a credit analysis of any tenant net-leasing such property, including the credit rating of any such tenant by Standard & Poor's, Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, or, if a credit rating of any such tenant is not available from the foregoing credit-rating companies, a credit analysis thereof by KDP or any other credit rating entity agreed to by the Members.

                  (c) Acquisition Checklist. With respect to any Proposed Property that complies in all respects with the Acquisition Parameters, the Manager or Asset Manager shall deliver to the Fund and to the Advisor the Acquisition Parameters Checklist indicating that such Proposed Property complies in all respects therewith. With respect to any Proposed Property that does not comply in all respects with the Acquisition Parameters set forth in Part 1 of the Acquisition Parameters Checklist and that the Manager elects to submit to the Fund for approval pursuant to Section 3.6(a) hereof, the Manager or Asset Manager shall deliver to the Fund and the Advisor, (x)the Acquisition Parameters Checklist indicating the items in Part 1 with which such Proposed Property either complies or fails to comply and (y) a reasonably detailed description of the ways in which such Proposed Property does not comply with said Part 1. Any Proposed Property that does not comply with the Acquisition Parameters set forth in Part 4 of the Acquisition Parameters may only be acquired by a Special Purpose LLC in accordance with Section 3.6(i).

                  (d) Acquisition of Approved Properties. Upon receipt of the written approval of the Fund as provided in Section 3.6(a) above of the acquisition by the Company of a Proposed Property or the making of an LSL Loan by the Company to a LXP LLC to finance the acquisition of a Proposed Property (any Proposed Property so approved, an "APPROVED PROPERTY"), the Manager or Asset Manager shall take all commercially reasonable efforts on behalf of the Company to negotiate and execute all documents necessary to acquire the Approved Property pursuant to and in accordance with the terms approved by the Members (including formation of an SP Subsidiary, if applicable) or to make the LSL Loan and to complete due diligence that the Manager deems reasonably necessary, including (to the extent not already completed) obtaining an Environmental Assessment and a Physical Inspection Report. The Manager or Asset Manager shall keep LXP and the Advisor reasonably informed of the progress of the Company's acquisition of any Approved Property or making of any LSL Loan, including the material findings of all due diligence and of any material matters that arise during the course thereof. Upon completion of all due diligence undertaken as specified above with respect to an Approved Property and as a condition to completing the acquisition of the Approved Property or making of any LSL Loan, the Manager or Asset Manager shall deliver to LXP and the Advisor a memorandum summarizing the material findings of the completed due diligence and any changes in the status of such Approved Property since the date of the Acquisition Memorandum described in Section 3.6(b) above. Upon request, the Manager or Asset Manager will provide to LXP, the Fund or the Advisor copies of the Environmental Assessment, the Physical Inspection Report and the survey after completion thereof. Notwithstanding such deliveries, the Manager and Asset Manager shall remain solely responsible for such due diligence, and neither the Fund nor the Advisor shall be obligated to read or review such memorandum, Environmental Assessment, Physical Inspection Report or Survey. The Fund shall have the right to withdraw its approval of any Approved Property at any time if the terms of the acquisition change in any material respect from the terms described in the Acquisition Memorandum. Within five (5) Business Days after the closing of an Approved Property or LSL Loan, the Manager shall deliver to LXP and the Advisor (x) a closing statement acknowledging the receipt of and setting forth the application of the Members' Capital Contributions and any other funds of the Company used to acquire such Approved Property or to make such LSL Loan or to pay closing costs (including an estimate of costs not finalized at closing, including legal fees and costs) associated therewith and (y) copies of all certificates of insurance delivered in connection with such closing as requested by the Fund or the Advisor.

                  (e) Disapproved Properties. If the Fund disapproves (or is deemed to have disapproved as provided in Section 3.6(a) hereof) any Proposed Property or withdraws its approval of an Approved Property as provided in Section 3.6(d) above, the Manager shall not cause or permit the Company to acquire such Proposed Property or Approved Property or cause or permit the Company to make an LSL Loan, and LXP shall have the right to acquire such Proposed Property or Approved Property for its own account or with or in connection with any other Person.

                  (f) Acquisition Costs. Except as provided in the following sentence and in Section 3.6(g) hereof, LXP or the Asset Manager (as the case may be) shall be liable for all costs and expenses arising in connection with the identification or evaluation of, the bidding on and the structuring and negotiation of the acquisition or attempted acquisition of, any Proposed Property or Approved Property or the making of any LSL Loan (such activities, the "ACQUISITION ACTIVITIES"). The Company shall be liable for all reasonable and customary costs and expenses of Third Parties retained in connection with the Acquisition Activities; provided that if for any reason other than pursuant to
         Section 3.6(i) or Section 3.7(b) or Section 11.1 hereof LXP or the Asset Manager, or any Affiliate of LXP or of the Asset Manager (instead of the Company or an SP Subsidiary or a Special Purpose LLC) acquires title to any Proposed Property or Approved Property, LXP shall pay all of the costs and expenses incurred or to be incurred in connection with the Acquisition Activities relating to such Proposed Property or Approved Property (it being understood that the proviso in this sentence applies only in those circumstances in which LXP or the Asset Manager or any Affiliate of LXP or the Asset Manager (rather than the Company or an SP Subsidiary) acquires a Proposed Property or an Approved Property and therefore LXP would not pay such costs and expenses in the case of LXP's exercise of the Right of First Refusal or a buy/sell under this Agreement).

                  (g) The Acquisition Fee. Upon the acquisition of any Approved Property by the Company or by an SP Subsidiary (including any Approved Property contributed in whole or in part by LXP to the Company) or upon the making by the Company of an LSL Loan to an LXP LLC, pursuant to this Section 3.6 (including any LSL Loan related to an LSL Property acquired by a Special Purpose LLC from LXP), the Company shall pay the Manager or the Asset Manager an acquisition fee (the "ACQUISITION FEE") equal to (x) the purchase price of such acquired Approved Property multiplied by (y) three quarters of one percent (0.75%).

                  (h) Further Restrictions on Acquisitions. Under no circumstances whatsoever shall the Company acquire (other than indirectly through the exercise of a Warrant pursuant to Section 3.6(i)) any property (i) that does not satisfy or comply with the Acquisition Parameters set forth in Parts 2 and 3 of the Acquisition Parameters Checklist, (ii) that the Fund would be prohibited by applicable law or public policy from acquiring if the Fund were to make such acquisition directly in its own name or (iii) that would give rise to UBTI, including any property that will fail to qualify as real property of a qualified organization within the meaning of Section 514(c)(9) of the Code (and any Regulations promulgated thereunder) by virtue of the application of any of the exceptions contained in subparagraph (B) thereof, including, but not limited to, (x) the acquisition price of such property not being a fixed amount determined as of the date of the acquisition, (y) the amount or time for paying any indebtedness on or related to such property being dependent upon any revenue derived from such property, or (z) such property being leased back to the seller (or any related person) of such property, or
         (iv) except as otherwise expressly authorized in this Agreement, the acquisition of which would be prohibited under Section 406(b) of the Employee Retirement Income Security Act of 1974, as amended (assuming that the Fund and its investments were subject thereto), or (v) that is or will be subject to any leases that would not be treated at "true leases" for federal income tax purposes.

                           (i) LSL Loans. The Company shall not directly acquire or own any LSL Property, but shall, if the Members elect, make LSL Loans in accordance with Schedule 3.6(i) hereto. If the Members elect to make an LSL Loan, the related LSL Property shall be acquired by a Special Purpose LLC in accordance with the provisions of this Section
         3.6 and Schedule 3.6(i) hereto. Unless and until the Company exercises a Warrant to acquire, and does acquire, an equity interest in a Special Purpose LLC, the Company shall not be liable for any costs and expenses relating to the holding for investment, preservation, management, operation, improvement, leasing, selling, exchange or transfer of, the financing or refinancing of the First Mortgage Loan with respect to, or any other use of, any LSL Property, except as expressly set forth in this Agreement. If the Company makes one or more LSL Loans, the Members agree that, with respect to each LSL Loan made by the Company, in the event of default on an LSL Note, the Members will agree to vote in favor of the Company's exercise of its right to foreclose on the security securing such LSL Note unless there is clearly demonstrable good cause for not doing so based on reasonable commercial standards of a real estate investment creditor.

                  SECTION 3.7       SALE OF PROPERTIES; RIGHT OF FIRST REFUSAL.

                  (a) Authority to Sell. The Manager shall have no authority to and shall not initiate the sale of any Property without approval by the Fund except as provided in Section 3.7(b) and Section 11.1 hereof and shall not exercise any Warrant to acquire membership interests in any Special Purpose LLC without approval by the Fund. From and after the Rights Trigger Date, the Fund may require the sale of any or all of the Properties as provided in Section 3.7(b) below or may require the Company to call for prepayment of any one or more LSL Loans as provided in Paragraph 7(e)(i) of Schedule 3.6(i) or may require the exercise of any Warrant or Put Option (in accordance with its terms). Additionally, in the event that any Put Option becomes exercisable prior to the Rights Trigger Date, the Manager shall immediately notify the Members, and the Fund shall have the right to require the Company to exercise such Put Option.

                  (b) Required Sales; Right of First Refusal. The Fund shall have the right, at any time after the Rights Trigger Date and from time to time thereafter, to require the Company to sell any or all of the Properties to a third party or parties, in each instance by written notice (a "SALE NOTICE") to LXP and to the Manager; provided, however, that the Fund's right to require a sale under this Section 3.7(b) is subject to and limited by LXP's ability to exercise its Right of First Refusal set forth below or its rights under Section 11.1 at any time after the Rights Trigger Date. Upon receipt of any Sale Notice, the Manager shall commence promptly to market and sell to third parties on behalf of the Company such Property or Properties specified in the Sale Notice. If the Company receives a Bona Fide Offer, as defined below, the Manager shall inform the Fund and LXP in writing of the terms and conditions thereof and the Fund shall respond in writing as to whether it will accept or reject such Bona Fide Offer within fifteen (15) days of receipt of such notification from the Manager. If the Fund fails to respond in writing within the above-referenced fifteen day period, the Fund shall be deemed to have accepted such Bona Fide Offer. If the Fund has accepted or has been deemed to have accepted such Bona Fide Offer, LXP or an Affiliate of LXP shall have the absolute right to purchase such Property or Properties upon the same terms and conditions as set forth in such Bona Fide Offer for cash or its equivalent (such right, the "RIGHT OF FIRST REFUSAL"). LXP shall, within fifteen (15) days after the Fund's decision to accept such Bona Fide Offer, indicate in writing to the Fund whether or not LXP has elected to exercise its Right of First Refusal. Failure to send such notification within fifteen (15) days shall constitute an election by LXP to waive its Right of First Refusal and the Company may sell the Property to the third party making the Bona Fide Offer, but only (x) upon substantially the same terms and conditions contained in such Bona Fide Offer and (y) within one hundred fifty (150) days after LXP waived its Right of First Refusal. If LXP exercises its Right of First Refusal, the Fund shall consent to the sale of the Property or Properties to LXP on substantially the same terms and conditions contained in the Bona Fide Offer. A "BONA FIDE OFFER" shall mean, with respect to the Property or Properties described in the Sale Notice, an offer made in good faith by a financially responsible, stable party having adequate financial worth, not having a reputation in the community for criminal, immoral or unconscionable behavior, and having substantial experience in the ownership or operation of real property.

                  (c) Properties in Foreclosure. In the event a lender to the Company has initiated or threatens to initiate a foreclosure proceeding with respect to any Property securing such lender's loan to the Company (it being understood that any such loan shall be non-recourse to the Company and the Members), and the Members disagree as to whether such Property shall be transferred to the lender in satisfaction of such loan, the Member not in favor of such transfer shall have the right to purchase such Property from the Company for One Dollar ($1.00) provided such Member assumes such loan in full and such lender releases the Company therefrom. No adjustments to the Capital Contributions or Capital Account shall be made on account of a transfer made in accordance with this Section 3.7(c).

                  (d) LSL Properties. Notwithstanding anything in the foregoing to the contrary, the disposition of LSL Properties shall be governed by the provisions contained in Schedule 3.6(i) hereto.

                  (e) Time of the Essence. The parties agree that time is of the essence with respect to the rights and obligations described in this
         Section 3.7.

                  SECTION 3.8       LIMITATION ON COMPANY INDEBTEDNESS.

                  (a) Maximum Debt. The total debt of the Company at any time shall not exceed sixty-five percent (65%) of the Company's capitalization which, when all Capital Commitments have been fully contributed, shall be $278,300,000 of maximum debt.

                  (b) Non-Recourse to the Members. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not incur debt that is recourse to the Members, and the Members shall not be liable for any debts or other obligations or liabilities incurred by the Company.

                  SECTION 3.9       BUSINESS OPPORTUNITY.

                  (a) LXP. LXP, any Affiliate of LXP and the Asset Manager may each engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of net-leased real property, except as provided herein. Until such time as each Member's Capital Commitment has been fully invested in the Properties and LSL Loans, LXP shall make available for purchase by the Company, and the Company shall have the right to purchase (or make LSL Loans in respect of) pursuant to Section 3.6 hereof, (s) all properties satisfying or complying with the Acquisition Parameters set out on the Acquisition Parameters Checklist net-leased to Investment Grade Tenants that LXP or its Affiliates would be willing to purchase or the LXP Board has approved for acquisition by LXP or its Affiliates and (t) one half (as measured by the amount of the proposed purchase price) of all properties satisfying or complying with the Acquisition Parameters set out on the Acquisition Parameters Checklist net-leased to Non-Investment Grade Tenants that LXP or its Affiliates would be willing to purchase or the LXP Board has approved for acquisition by LXP or its Affiliates, provided, that LXP shall make available for purchase, or for the making of LSL Loans, by the Company all of the properties meeting the Acquisition Parameters net leased to Non-Investment Grade Tenants until LXP has offered the Company at least six (6) such properties and thereafter need offer only one-half of all such properties (including the first six such properties). LXP may acquire (u) the properties it is required to offer to the Company in accordance with this Section 3.9(a) only after the Fund or the Advisor has disapproved such acquisitions or LSL Loans as provided in Section 3.6 hereof and (v) properties that it is not required to offer to the Company under this
         Section 3.9. Notwithstanding anything to the contrary contained in this
         Section 3.9(a), LXP or any Affiliate of LXP may acquire any property
         (w) the seller of which will accept only O.P. Units in exchange therefor and (x) the purchase price of which (as agreed to by LXP and the seller of such property) is less than Ten Million Dollars ($10,000,000). Additionally, if the Company elects not to acquire any property (y) the seller of which will accept only O.P. Units in exchange therefor and (z) the purchase price of which is Ten Million Dollars ($10,000,000) or greater, LXP or an Affiliate of LXP may acquire the property, provided the purchase price is paid in O.P. Units.

                  (b) The Fund. The Fund and any of its Affiliates may engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of net-leased real property.

                  (c) Duties and Conflicts. Subject to the Manager's obligation to present net-leased properties to the Company pursuant to Section 3.6 and Section 3.9(a) hereof, each Member recognizes that the other Member and its Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company, and that such Persons are entitled to carry on such other business interests, activities and investments. The Members and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such Persons may engage in any activities, whether or not competitive with the Company, without any obligation (except as expressed in Sections 3.6 and 3.9(a)) to offer any interest in such activities to the Company or to any Member. Neither the Company nor any Member shall have any right, by virtue of this Agreement, in such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

                  SECTION 3.10      PAYMENTS TO LXP OR THE ASSET MANAGER.

                  (a) Manager Expenses. The Manager shall pay (i) the salaries of all of its officers and regular employees and all employment expenses related thereto, (ii) general overhead expenses, (iii) record-keeping expenses, (iv) the costs of the office space and facilities which it requires, (v) the costs of such office space and facilities as the Company reasonably requires, (vi) all out of pocket costs and expenses incurred in connection with the management of the Properties, the LSL Loans and the Company (other than Operating Expenses) and (vii) costs and expenses relating to Acquisition Activities as set forth in and limited by Section 3.6(f).

                  (b) Company Expenses. The Company shall pay all Permitted Expenses. The Manager is authorized, in the name and on behalf of the Company, to reimburse itself for Permitted Expenses paid by the Manager or to reimburse the Asset Manager for Permitted Expenses paid by the Asset Manager; provided, that if for any reason LXP or the Asset Manager, or any Affiliate of LXP or of the Asset Manager (instead of the Company or an SP Subsidiary or a Special Purpose LLC, which (for the purpose of this sentence) shall not be deemed to be an Affiliate of LXP or of the Asset Manager) acquires title to any Proposed Property or Approved Property, LXP shall pay all of the costs and expenses incurred or to be incurred in connection with the Acquisition Activities relating to such Proposed Property or Approved Property.

                  (c) Management Fee. The Manager shall cause the Company to pay to the Asset Manager (or to the Manager in the event the Management Agreement is terminated) an annual management fee equal to two percent (2%) of Net Rents, payable monthly. Such fee shall be calculated monthly, based on Net Rents received by the Company for such month, and adjusted as provided herein. Within thirty (30) days of the Company's receipt of the annual reports described in Section 4.3 hereof for a fiscal year, the Asset Manager shall provide to the Advisor and the Fund a written statement of reconciliation setting forth (a) the Net Rents for such fiscal year and the management fee payable to the Asset Manager in connection therewith, pursuant to this Agreement, (b) the management fee already paid by the Company to the Asset Manager during such fiscal year, and (c) either the amount owed to the Asset Manager by the Company (which shall be the excess, if any, of the management fee payable to the Asset Manager for such fiscal year pursuant to this Agreement over the management fee actually paid by the Company to the Asset Manager for such fiscal year) or the amount owed to the Company by the Asset Manager (which shall be the excess, if any, of the management fee actually paid by the Company to the Asset Manager for such fiscal year over the management fee payable to the Asset Manager for such fiscal year pursuant to this Agreement). The Asset Manager or the Company, as the case may be, shall pay to the other the amount owed pursuant to clause (c) above within five (5) Business Days of the receipt by the Advisor and the Fund of the written statement of reconciliation described in this Section 3.10(c).

                  SECTION 3.11      OTHER DUTIES AND OBLIGATIONS OF THE MANAGER.

                  (a) Company's Continued Existence. The Manager shall take all reasonable actions which may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged.

                  (b) Personal Liability. The Manager shall at all times use its best efforts to conduct its affairs and the affairs of the Company in such a manner that the Members shall not have any personal liability with respect to any Company liability or obligation in excess of that portion of their respective Capital Commitments actually called by the Manager pursuant to Section 5.1(a) and Section 5.1(b) hereof.

                  (c) "Unrelated Business Taxable Income". The Manager shall prevent the Company from recognizing "unrelated business taxable income" within the meaning of Sections 511 through and including 514 of the Code ("UBTI"); provided, that the Manager's obligations to avoid UBTI shall be deemed to have been met with respect to an LSL Property so long as the transaction involving an LSL Property meets the requirements of Section 3.6(i) of this Agreement; and provided further, that if the Manager determines at any time after the making of an LSL Loan that the Company must report interest payments received in respect of any LSL Loan as UBTI, then the Manager shall comply with the following provisions of this Section 3.11(c) with regard to such LSL Loan. The Fund shall have the right, at the Company's expense, to consult legal counsel in order to determine if the Company or the Fund would recognize UBTI as a result of any property, business venture or activity. If the Asset Manager, the Manager, LXP or the Fund anticipates the recognition by the Company or the Fund of any UBTI, then the Manager shall cause the Company to avoid the recognition of such UBTI, including without limitation disposing of the Property or Properties (or LSL Loan) expected to generate the UBTI. Notwithstanding any provision in this Agreement to the contrary, the fees of the Company's and the Fund's legal counsel and the costs incurred by the Company in connection with any action taken pursuant to this Section 3.11(c) shall be borne by the Company.

                  (d) Partnership for Tax Purposes. The Manager shall take all actions necessary to assure that the Company will be treated as a partnership for federal and state income tax purposes and be governed by the applicable provisions of Subchapter K of Chapter 1 of the Code. In addition, the Members can elect that any LSL Loan shall be treated as a separate partnership for U.S. federal income tax purposes, directly entered into by the Members, with separate Capital Accounts, allocations, distributions, elections, and reporting, all to be conducted in accordance with the principles set forth in this Agreement; provided, however, that such separate partnership treatment shall not require the Members to enter into a separate formal partnership or limited liability company agreement or to hold any assets outside of the Company.

                  (e) Reasonable Reserves. The Manager shall establish and maintain out of Company funds reasonable reserves for working capital, capital expenditures and to pay other costs and expenses incident to ownership of the Properties and for such other Company purposes as the Manager deems appropriate, all as provided for and in accordance with the Annual Plan.

                  (f) Deviations from the Annual Budget. The Manager shall verbally inform the Advisor as soon as practicable of any actual or potential variance from any budget line item of the Annual Budget portion of the Annual Plan for any fiscal year of the Company which (x) exceeds the greater of Twenty Thousand Dollars ($20,000) or five percent (5%) of the amount allocated to such budget line item or, (y) when added to all other costs and expenses already exceeding their applicable budget line items for such fiscal year, exceeds One Hundred Thousand Dollars ($100,000) for a particular Property or an average (taking into account all Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Property.

                  (g) Time Devoted to the Company. The Manager and its officers and key employees shall devote such time and attention to the Company business as shall be necessary to supervise the Company's business and affairs in accordance with the provisions of this Agreement.

         SECTION 3.12 EXCULPATION.

         (a) LXP. None of LXP, the Asset Manager, any officer, director or employee of LXP or the Asset Manager or any Affiliate of LXP shall be liable, responsible or accountable in damages or otherwise to the Company or any other Member for any act or omission on behalf of the Company, in good faith and within the scope of the authority conferred on LXP as Manager under this Agreement or otherwise under this Agreement or the Asset Manager, as the case may be, or by law unless such act or failure to act
     (a) is or results in a breach of any representation, warranty or covenant of LXP contained in this Agreement, which breach had or has a material adverse effect on the Company or the Fund and, if capable of cure, is not cured within fifteen (15) days after notice thereof is delivered to LXP by the Fund, (b) was fraudulent or committed in bad faith or (c) constituted gross negligence or willful misconduct.

         (b) Securities Exception. Notwithstanding the exculpation contained in
     Section 3.12(a) above, LXP, and the Asset Manager, and all Affiliates of LXP shall be liable, responsible and accountable in damages or otherwise to the Company and the Fund for any act or omission on behalf of the Company and within the scope of authority conferred on LXP as Manager or the Asset Manager (i) which act or omission was negligent (including any negligent misrepresentation) and violated any law, statute, regulation or rule relating to Shares or any other security of LXP or (ii) to the extent the Company or the Fund is charged with liability for, or suffers or incurs loss, liability, cost or expense (including reasonable attorneys' fees) as a result of, such act or omission and such act or omission was negligent and related to Shares or such other security of LXP.

         (c) The Fund. None of the Fund, any officer, director or employee of the Fund, or any Affiliate of the Fund shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Member for any act or omission in the conduct of its duties as a Member, in good faith and within the scope of authority conferred on the Fund under this Agreement or by law unless such act or failure to act (a) is or results in a breach of any representation, warranty or covenant of the Fund contained in this Agreement, which breach had or has a material adverse effect on the Company or LXP and, if capable of cure, is not cured within fifteen (15) days after notice thereof is delivered to the Fund by LXP, (b) was fraudulent or committed in bad faith or (c) constituted gross negligence or willful misconduct.

         (d) Survival. The provisions of this Section 3.12 shall survive any termination of the Company or this Agreement.

         SECTION 3.13 INDEMNIFICATION.

         (a) By the Company. The Company shall indemnify, defend and hold harmless any Person (an "INDEMNIFIED Party") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any act or omission or alleged act or omission arising out of such Indemnified Party's activities as (i) a Member or an officer, director, employee or agent of the Member or (ii) the Manager or the Asset Manager or an officer, director, employee or agent of the Manager or the Asset Manager on behalf of the Company or in furtherance of the interest of the Company, against personal liability, claims, losses, damages and expenses for which such Indemnified Party has not been reimbursed by insurance proceeds or otherwise (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnified Party in connection with such action, suit or proceeding and any appeal therefrom, unless such Indemnified Party (A) acted fraudulently, in bad faith or with gross negligence or willful misconduct or (B) by such act or failure to act breached any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Company or either Member and, if capable of cure, is not cured within fifteen (15) days after notice thereof from the other Member. Any indemnity by the Company under this Agreement shall be provided out of, and to the extent of, Company revenues and assets only, and no Member shall have any personal liability on account thereof. The indemnification provided under this Section 3.13 shall (x) be in addition to, and shall not limit or diminish, the coverage of the Members or any Affiliates under any insurance maintained by the Company and
     (y) apply to any legal action, suit or proceeding commenced by a Member or in the right of a Member or the Company. The indemnification provided under this Section 3.13 shall be a contract right and shall include the right to be reimbursed for reasonable expenses incurred by any such Indemnified Party within thirty (30) days after such expenses are incurred.

         (b) By LXP. LXP shall indemnify and hold harmless the Fund from and against any liabilities, claims, losses, damages and expenses incurred by the Fund (including attorneys' fees, judgments, fines and amounts paid in settlement) as a result of any act or omission by LXP or the Asset Manager which (i) constitutes or results in a breach of any representation, warranty or covenant of LXP contained in this Agreement, which breach had or has a material adverse effect on the Company or the Fund and, if capable of cure, is not cured within fifteen (15) days after notice thereof from the Fund, (ii) was performed or omitted fraudulently or in bad faith or
     (iii) constituted gross negligence or willful misconduct.

         SECTION 3.14 FIDUCIARY RESPONSIBILITY. Subject to the provisions set forth in Section 3.9 and Section 3.12(a) hereof, the Manager acknowledges that it is under a common law fiduciary duty to conduct the affairs of the Company in the best interests of the Company and the Fund and consequently must exercise good faith and integrity in handling Company affairs.

                                   ARTICLE IV
                     BOOKS AND RECORDS; REPORTS TO MEMBERS.

         SECTION 4.1 BOOKS. The Manager shall maintain or cause to be maintained separate, full and accurate books and records of the Company, and any Member or any authorized representative of any Member, including the Advisor, shall have the right to inspect, examine and copy the same and to meet with employees of the Manager responsible for preparing the same at reasonable times during business hours and upon reasonable notice. All policies of the Company with respect to the maintenance of such books and records shall be subject to approval by all of the Members.

         SECTION 4.2 MONTHLY AND QUARTERLY REPORTS.

         (a) Monthly Reports. The Manager shall prepare and distribute to LXP and the Advisor within thirty-five (35) days after the last day of each month a report with respect to the Company and each Property and each LSL Loan (as applicable), including without limitation (i) an operating statement for the monthly period and year-to-date showing variances from the Annual Budget portion of the Annual Plan, (ii) a schedule of aged accounts receivable and accounts payable, (iii) an occupancy and leasing status report, (iv) a rent roll and (v) a bank statement reconciliation report.

         (b) Quarterly Reports. The Manager shall, within forty (40) days after the last day of each fiscal quarter,

             (i) prepare and distribute to LXP and the Advisor a year-to-date consolidated report with respect to the Company, prepared in accordance with generally accepted accounting principles, consistently applied, including (a) a balance sheet, (b) a profit and loss statement, (c) a statement of changes in the Members' Capital Accounts, (d) a cash flow statement, (e) a report briefly describing each variance from the applicable budget line item in the consolidated Annual Budget portion of the Annual Plan exceeding the greater of Twenty Thousand Dollars ($20,000) and five percent (5%) of the amount allocated to such budget line item, (f) a statement as to whether the total of all actual variances from all budget line items in the consolidated Annual Budget portion of the Annual Plan exceeds One Hundred Thousand Dollars ($100,000) for any particular Property or an average (taking into account all Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Property, (g) calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Asset Manager under the Management Agreement and (h) such other reports as any Member may reasonably request;

             (ii) calculate and report to LXP and the Advisor the AIMR Returns as set out on Schedule 6 hereto for such fiscal quarter and distribute to LXP and the Advisor any and all financial materials and reports necessary for such calculations to the extent such materials and reports have not already been provided under this Section 4.2(b);

             (iii) prepare and distribute to LXP and the Advisor simultaneously with each quarterly report a report with respect to each Property and LSL Loan, including an operating statement for the quarter and year-to-date showing each variance from the budget line items in the Annual Budget portion of the Annual Plan, and a narrative describing material market changes (as determined in good faith by the Manager or Asset Manager), and material changes in property operations, physical condition, capital expenditures and leasing and occupancy; and

             (iv) complete and distribute to the Advisor the form of IPC Questionnaire attached hereto as Exhibit C.

         SECTION 4.3 ANNUAL REPORTS. The Manager shall prepare and distribute to LXP and the Advisor within ninety (90) days after the end of each fiscal year financial statements with respect to the Company, which include the items set forth in clauses (i) through (iv) of Section 4.2(b) above with respect to such fiscal year. The ninety (90) day period referred to in the immediately preceding sentence shall be extended by one (1) day for each day after February 15th that the Advisor fails to deliver to the Manager fair market value information necessary for the preparation of such financial statements for the previous fiscal year with respect to each Property. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be audited at the Company's expense by such nationally recognized firm of independent certified public accountants selected by the Manager with the consent of the Members as provided in Section 4.9 hereof. All reports delivered pursuant to this Section 4.3 shall also include unaudited calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Asset Manager pursuant to the terms of this Agreement and such other reports as any Member may reasonably request.

         SECTION 4.4 APPRAISALS; ADDITIONAL REPORTS.

         (a) Appraisals. The Manager shall cause each Property to be appraised (and shall cause each borrower under an LSL Loan to appraise each LSL Property) by a nationally recognized independent real estate appraiser selected by the Manager and reasonably acceptable to the Members as follows: (x) at calendar year end of the year in which the third (3rd) anniversary of the date such Property was acquired occurs and (y) every third (3rd) calendar year end thereafter. The Manager shall fully cooperate with such appraiser in connection with any such appraisal, shall provide such information to the appraiser as is reasonably requested by the appraiser and shall cause its employees to be reasonably available to meet with and answer questions of the appraiser so as to enable the appraiser to compete its appraisals in a timely manner. The Manager shall have no liability with respect to any acts or actions taken by an appraiser, including but not limited to appraisals, provided that the Manager shall not have breached its duties in connection with its management responsibilities.

         (b) Additional Reports. The Manager shall prepare and distribute to the Members such additional financial, property, investment and other reports regarding the Company, the Properties, the LSL Loans or any related matter as any Member may reasonably request, including without limitation information necessary to enable the Advisor to provide to the Fund a valuation of the Fund's Percentage Interest. To the extent any Member deems it appropriate or necessary, the Manager agrees to reasonably cooperate in any audit or examination conducted by such Member or its consultants of any of the information contained in any report delivered pursuant to this
     Article IV.

         SECTION 4.5 ACCOUNTANTS; TAX RETURNS. The Manager shall also engage such nationally recognized firm of independent certified public accountants approved by the Members as provided in Section 4.9 hereof to review, or to sign as preparer, all federal, state and local tax returns which the Company is required to file. The Manager will furnish to each Member within one hundred
(100) days after the end of each calendar year, or as soon thereafter as is practicable, a Schedule K-1 or such other statement as is required by the Internal Revenue Service which sets forth such Member's share of the profits or losses and other relevant fiscal items of the Company for such fiscal year. The Manager shall deliver to the Members copies of all federal, state and local income tax returns and information returns, if any, which the Company is required to file.

         SECTION 4.6 ACCOUNTING AND FISCAL YEAR. The Manager shall keep the Company books and records on the accrual basis. The fiscal year of the Company shall end on December 31.

         SECTION 4.7 COMPANY FUNDS.

         (a) Generally. The funds of the Company shall be deposited into such account or accounts as are designated by the Manager and reasonably approved by the Members. All withdrawals from or charges against such accounts shall be made by the Manager or by those Persons designated from time to time by the Manager.

         (b) Restrictions on Deposits. Pending distribution or expenditure in accordance with the terms of this Agreement, funds of the Company may be invested, in the reasonable discretion of the Manager, in United States government obligations, insured obligations which are rated not lower than AA by Standard & Poor's or have a comparable rating from a nationally recognized rating agency, collateralized bank time deposits, repurchase agreements, money market funds, commercial paper which is rated not lower than P-1, certificates of deposit which are rated not lower than AA by Standard & Poor's or have a comparable rating from a nationally recognized rating agency, banker's acceptances eligible for purchase by the Federal Reserve and bonds and other evidences of indebtedness and preferred stock which are rated not lower than AA by Standard & Poor's or are of a comparable credit quality.

         SECTION 4.8 INSURANCE. The Manager shall cause the tenant or tenants of each Property to maintain insurance thereon of such types and in such amounts that at a minimum are consistent with the standards approved by the Members, a copy of which standards is attached hereto as Schedule 4.8. The Fund may amend such standards from time to time upon written notice to the Manager, and the Manager shall have sixty (60) days after receipt of such written notice to cause the tenants of the Properties to obtain, if necessary, insurance that conforms with such revised standards, provided that such revised standards are reasonable and based on industry standards. The Manager shall cause the Company to obtain, at the Company's expense, such types and amounts of insurance that the tenant or tenants of any Property have failed to maintain and that are included within the insurance standards listed on Schedule 4.8 hereto, as may be revised from time to time pursuant hereto.

         SECTION 4.9 ATTORNEYS AND ACCOUNTANTS. The attorneys and accountants for the Company shall be selected by the Manager and approved by the Members, provided that (a) the Manager may engage local counsel as necessary in connection with the business of the Company without the approval of the Members provided such counsel's fees and the other terms and conditions of its engagement are comparable to those of other law firms providing similar services in such local area and no Member has previously notified the Manager that such law firm is unacceptable and (b) the accounting firm shall be among the five (5) largest accounting firms in the United States when chosen and shall provide accounting services at market cost.

                                   ARTICLE V
                                  CONTRIBUTIONS

         SECTION 5.1 CAPITAL CONTRIBUTIONS.

         (a) Generally; Percentage Interests. Each Member shall make an Initial Capital Contribution to the Company in an amount and at such time as the Members have agreed. Except as provided in this Section 5.1, (i) no Member shall be obligated to make any Additional Capital Contribution or Extraordinary Funding to the Company, (ii) any Additional Capital Contribution or Extraordinary Funding shall be made by the Members in proportion to their respective Percentage Interests as determined at the time of the Capital Call or Extraordinary Call, (iii) no Additional Capital Contribution or Extraordinary Funding made by the Members in proportion to their respective Percentage Interests as determined at that time shall change the Percentage Interests of the Members and (iv) each Member's share of an LSL Capital Contribution shall be determined in accordance with
     Schedule 3.6(i) hereto. The Members shall have the Percentage Interests in the Company set forth opposite each Member's name on Schedule 1 hereto, as may be adjusted from time to time pursuant to Section 5.1(e) hereof.

         (b) Additional Capital Contributions. In the event the Company requires capital to acquire an Approved Property, the Manager shall be entitled to require an additional capital contribution (an "ADDITIONAL CAPITAL CONTRIBUTION") from the Members in an amount not in excess of the amount necessary to acquire such Approved Property plus all reasonable and customary costs and expenses incurred by the Company for Third Parties retained in connection with the Acquisition Activities; provided that (x) no Member shall be required to contribute more than the amount determined by multiplying such Member's Percentage Interest by such Additional Capital Contribution and (y) no Member shall be required to contribute the amount described in clause (x) above if such amount, when added to the total of all of such Member's prior Capital Contributions, exceeds such Member's Capital Commitment. If the Manager shall provide to the Members a written notice calling for an Additional Capital Contribution (any such notice, a "CAPITAL CALL") setting forth the total amount of such Additional Capital Contribution, the amount of each Member's share of such Additional Capital Contribution as determined pursuant to clause (x) above, and the due date on which the Manager is requiring that such Additional Capital Contribution be contributed to the Company, which due date shall be at least ten (10) Business Days after the date on which the Members actually received the Capital Call and not more than one (1) Business Day prior to the scheduled closing of the acquisition of such Approved Property, each Member shall contribute its share of such Additional Capital Contribution in immediately available funds on or before such due date. If the acquisition of an Approved Property fails to close and the Manager determines there will not be a closing with fifteen (15) days of the date of the originally scheduled closing, the Manager (x) shall inform the Members of such failure and return each Member's share of the Additional Capital Contribution made with respect thereto and (y) each Member's Capital Contribution shall be restored to the level thereof immediately prior to such Additional Capital Contribution. If, at any time after the Members have each contributed their entire Capital Commitment, the Members elect to contribute additional capital, the Fund shall contribute two-thirds (2/3rds) and LXP shall contribute one-third (1/3rd) of such additional capital. A member may contribute to the Company an equity interest in any Approved Property and satisfy such Member's obligation to make an Additional Capital Contribution with respect thereto, provided that the Fair Market Value of such equity contribution determined at the time of such Member's contribution thereof shall be equal to such Member's share of the Additional Capital Contribution required hereunder. If a Member decides to satisfy its obligations hereunder by contributing an equity share in the Approved Property, (x) the other Member shall contribute to the Company its share of the Additional Capital Contribution relating to such Approved Property as provided in this Section 5.1(b), which amount shall be applied to the purchase of such Approved Property, and (y) the equity-contributing member shall convey fee title to such Approved Property at the scheduled closing of the acquisition thereof.

         (c) Extraordinary Fundings. In the event the Company requires additional funds to cover any costs and expenses for which the Company has insufficient funds, the Manager may make a written request therefor (any such request, an "EXTRAORDINARY CALL") setting forth the amount requested and the due date therefor, which due date shall be at least ten (10) Business Days after the date on which the Members actually received the Extraordinary Call. The Members shall have the right to approve or disapprove any Extraordinary Call. If the Members elect to approve an Extraordinary Call, then each Member shall be required to fund an amount equal to the amount determined by multiplying such Member's Percentage Interest by the amount set forth in such approved Extraordinary Call (each such Extraordinary Call required to be funded hereunder, an "EXTRAORDINARY FUNDING"). If the Members elect not to approve an Extraordinary Call, then no Member shall have any obligation to fund such disapproved Extraordinary Call, and the Manager shall cover such shortfall in funds by Company borrowings. An Extraordinary Funding may be made by agreement of the Members either as a loan by the Members to the Company (any such loan, an "EXTRAORDINARY LOAN") or a supplementary capital contribution by the Members to the Company (any such contribution, an "EXTRAORDINARY CAPITAL CONTRIBUTION"). Each Member shall contribute its share of such Extraordinary Capital Contribution or Extraordinary Loan, as the case may be, in immediately available funds on or before the due date to which the Members agreed in the Extraordinary Call. If the Members agree to make an Extraordinary Loan, (x) each Member shall loan to the Company the amount of such Member's share as determined above with interest equal to either a rate agreed to by the Members or, if there is no such agreement, then the 10-year treasury rate plus two percent (2%) per annum as of the date the Extraordinary Loan is made, (y) the Annual Budget portion of the Annual Plan shall be amended to reflect such loan, and (z) such loan (including interest accrued thereon) shall be repaid from Net Cash Flow from Operations or Net Cash from Sales or Refinancings. Any Net Cash Flow from Operations or any Net Cash from Sales or Refinancings shall be applied to each Member's unpaid Extraordinary Loan in proportion to each Member's Percentage Interest.

         (d) LSL Loans. In the event the Company requires capital to make an LSL Loan, the Manager shall be entitled to require an additional capital contribution with respect thereto (an "LSL CAPITAL CONTRIBUTION") from the Members in an amount not in excess of the amount of the LSL Loan (determined in accordance with Paragraph 3(c)(i) of Schedule 3.6(i)) hereto plus costs attributable to the closing thereof in an amount not exceeding the Company's proportionate share of such costs; provided that no Member shall be required to contribute its share of the amount described above if such amount, when added to the total of all of such Member's prior Capital Contributions, exceeds such Member's Capital Commitment. (The Members acknowledge that LXP's Capital Commitment shall be reduced on a dollar for dollar basis by all amounts contributed by LXP to any LXP LLCs and applied to the costs of acquiring LSL Properties as required by Paragraph 4 of Schedule 3.6(i) hereto.) If the Manager shall provide to the Members a written notice calling for an LSL Capital Contribution (any such notice, a "LSL CAPITAL CALL") setting forth the total amount of such LSL Capital Contribution, the amount of each Member's share of such LSL Capital Contribution as determined in accordance with Paragraph 3(d) of Schedule 3.6(i) hereto, and the due date on which the Manager is requiring that such LSL Capital Contribution be contributed to the Company, which due date shall be at least ten (10) Business Days after the date on which the Members actually received the LSL Capital Call and not more than one (1) Business Day prior to the scheduled closing of the acquisition of the related Approved Property by the Special Purpose LLC, each Member shall contribute its share of such LSL Capital Contribution in immediately available funds on or before such due date. If the acquisition of an Approved Property by such Special Purpose LLC fails to close and the Manager determines there will not be a closing within fifteen (15) days of the date of the originally scheduled closing, the Manager (x) shall inform the Members of such failure and return each Member's share of the LSL Capital Contribution made with respect thereto and (y) each Member's Capital Contribution shall be restored to the level thereof immediately prior to such LSL Capital Contribution.

         (e) Failure to Fund an Additional Capital Contribution or Extraordinary Funding. If any Member (a "DEFAULTING MEMBER") fails to make any Additional Capital Contribution, Extraordinary Funding or LSL Capital Contribution which it is required to make under this Section 5.1 by the due date therefor, then any non-defaulting Member may, at its election, make an Additional Capital Contribution, Extraordinary Funding or LSL Capital Contribution to the Company in an amount equal to the amount ("DEFAULT AMOUNT") that the Defaulting Member failed to contribute. The Defaulting Member shall be liable for interest equal to the 10-year treasury rate plus two percent (2%) per annum as of the date the non-defaulting member makes the Additional Capital Contribution or Extraordinary Funding or LSL Capital Contribution of the Default Amount, payable on the first Business Day of each month, on such Default Amount to (x) the Company, if the non-defaulting Member fails to make an Additional Capital Contribution, Extraordinary Funding or LSL Capital Contribution equal to the Default Amount or (y) the non-defaulting Member, if such Member makes an Additional Capital Contribution, Extraordinary Funding or LSL Capital Contribution equal to the Default Amount. If for ninety (90) days a Defaulting Member shall fail to make an Additional Capital Contribution, Extraordinary Funding or LSL Capital Contribution or to pay to the Company or the non-defaulting Member (as applicable) any interest that has accrued on such Default Amount, the Percentage Interest of the Defaulting Member shall be adjusted, effective the day after the conclusion of such ninety (90) day period, to equal: the Percentage Interest of such Defaulting Member (prior to adjustment hereunder) multiplied by a fraction, the numerator of which is the Defaulting Member's total Capital

     Contribution, and the denominator of which is the product of 120% multiplied by the sum of the Defaulting Member's total Capital Contribution, plus the amount of the Default Amount and any accrued and unpaid interest on the Default Amount during such ninety (90) day period. The adjustment of the Defaulting Member's Percentage Interest hereunder may also be expressed by the following formula:

                a =    b   x      c
                               --------------
                               (c+d+e) x 120%

         Where a = new Percentage Interest of Defaulting Member after adjustment hereunder

                b = old Percentage Interest of Defaulting Member prior to adjustment hereunder

                c = Defaulting Member's total Capital Contribution

                d = amount of Default Amount

                e = accrued interest on Default Amount during ninety (90) day period

The adjustment of the Percentage Interest of the Defaulting Member hereunder shall constitute satisfaction of the Default Amount including interest thereon and shall cure the Defaulting Member's default hereunder and the Default Amount, excluding accrued interest, shall constitute a Capital Contribution made by the non-defaulting Member and shall be credited to the Capital Account of the non-defaulting Member. In addition, the Percentage Interest of the non-defaulting Member shall be increased by the amount by which the Percentage Interest of the Defaulting Member is decreased. Notwithstanding the foregoing, the provisions of this Section 5.1(e) shall not be applied against the Fund, as the Defaulting Member, during the occurrence and continuance of any material default by LXP, in its capacity as Manager, of its obligations under this Agreement, or by the Asset Manager, of its obligations under the Management Agreement, and the Fund shall not be obligated to make an Additional Capital Contribution, Extraordinary Funding or LSL Capital Contribution to the Company pursuant hereto unless and until any such material default by LXP, in its capacity as Manager, or the Asset Manager, has been cured to the reasonable satisfaction of the Fund. In addition, if LXP fails to make an Additional Capital Contribution, Extraordinary Funding or LSL Capital Contribution for a period exceeding ninety (90) days, LXP shall lose its right to be the Manager and the Fund shall have the right in its sole and absolute discretion to replace LXP as Manager in accordance with the provisions of Section 8.3 hereof.

         SECTION 5.2 RETURN OF CAPITAL CONTRIBUTION. Except as otherwise expressly provided in this Agreement, (a) the Capital Contribution of a Member will be returned to that Member only in the manner and to the extent provided in
Article VII and Article IX hereof and (b) no Member shall have any right to demand or receive the return of its Capital Contribution. In the event the Company is required or compelled to return any Capital Contribution, no Member shall have the right to receive property other than cash. No Member shall be entitled to interest on its Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Members.

         SECTION 5.3 LIABILITY OF THE MEMBERS. No Member shall have any personal liability to the Company, to any Member, to the creditors of the Company or to any other Person for any debt, liability or obligation of the Company. No Member shall be required to contribute funds or capital to the Company in excess of its Capital Commitment although Members may at their option contribute funds in excess of their respective Capital Commitments pursuant to Section 5.1(c) and
Section 5.1(d) hereof.

         SECTION 5.4 NO THIRD PARTY BENEFICIARIES. The foregoing provisions of this Article V are not intended to be for the benefit of any creditor of the Company or any other Person, and no creditor of the Company or any other Person may rely on the commitment of any Member to make any Capital Contribution. Additional Capital Contributions and Extraordinary Fundings are not payable unless and until the conditions set forth in Section 5.1 hereof have been satisfied, and no creditor of the Company or any other Person shall have, or be given, any right to cause a Capital Call or Extraordinary Call to be given by the Manager.

                                   ARTICLE VI
                        MAINTENANCE OF CAPITAL ACCOUNTS;
                        ALLOCATION OF PROFITS AND LOSSES
                            FOR BOOK AND TAX PURPOSES

         SECTION 6.1 CAPITAL ACCOUNTS.

         (a) Generally: Credits to Capital Accounts. A Capital Account shall be established and maintained for each Member. Initially, the Capital Account of each Member shall be credited with each Member's respective Initial Capital Contribution. Thereafter, each Member's Capital Account shall be credited with any Additional Capital Contributions, Extraordinary Capital Contributions or LSL Capital Contributions made or contributed by such Member and such Member's allocable share of Profits, any individual items of income and gain allocated to such Member pursuant to the provisions of this Article VI, and the amount ---------- of additional cash, or the Fair Market Value of any Company asset (net of any liabilities assumed by the Company and liabilities to which the asset is subject), contributed to the Company by such Member or deemed contributed to the Company by such Member in accordance with Regulations Section 1.704-1(b)(2)(iv)(c).

         (b) Debits to Capital Account. The Capital Account of each Member shall be debited with the Member's allocable share of Losses, any individual items of expenses and loss allocated to such Member pursuant to the provisions of this Article VI, the amount of any cash distributed to such Member and the Fair Market Value of any Company asset (net of any liabilities assumed by the Member and liabilities to which the asset is subject) distributed to such Member or deemed distributed to such Member in accordance with Regulations Section 1.704-1(b)(2)(iv)(c).

         (c) Capital Account of Transferee. In the event that any Percentage Interest of a Member is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Percentage Interest in such Member.

         (d) Adjustments of Book Value. In the event that the Book Value of any Company asset is adjusted as described in the definition of "Book Value", the Capital Accounts of all Members shall be adjusted in accordance with Regulation Section 1.704-1(b)(2)(iv)(f) or Regulation Section 1.704-1(b)(2)(iv)(m), as applicable, to reflect such adjustment.

         (e) Compliance with Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In the event that the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Manager may make such modification; provided, however, that if such modification constitutes a Material Modification, it shall become effective only upon the consent of any Member to whom such modification would constitute a Material Modification. The Manager also shall make any appropriate modifications (A) necessary to comply with Regulation Section 1.704-1(b)(2)(iv)(g) and (B) in the event unanticipated events might otherwise cause this Agreement not to comply with Regulation Section 1.704-1(b).

         SECTION 6.2 PROFITS AND LOSSES.

         (a) Allocation. With respect to the Profits or Losses attributable to any Property, such Profits or Losses for each fiscal year of the Company shall be allocated to the Members in accordance with their respective Percentage Interests. With respect to the Profits or Losses attributable to an LSL Loan (and any corresponding Put Option, Warrant or LSL Property underlying the Warrant), such Profits or Losses for each fiscal year of the Company shall be allocated to the Members in accordance with their respective LSL Capital Contributions for such LSL Loan.

         (b) Adjustments to "Profits" and "Losses". When used in this Agreement, "PROFITS" and "LOSSES" shall mean , for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), and otherwise in accordance with the methods of accounting followed by the Company for federal income tax purposes, with the following adjustments:

             (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

             (ii) any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses;

             (iii) any expenditure of the Company described in Section 705
     (a)(2)(B) of the Code (or treated as such under Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this Definition shall be deducted from such taxable income or loss;

             (iv) any depreciation, amortization and/or cost recovery deductions with respect to any asset shall be deemed to be equal to the Book Depreciation available with respect to such asset;

             (v) the computation of all items of income, gain, loss and deduction shall be made without regard to any basis adjustment under
     Section 743 of the Code;

             (vi) in the event the Book Value of any Company asset is adjusted pursuant to the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

             (vii) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

         (c) Changes in Percentage Interests. If any Member's Percentage Interest changes during any taxable year of the Company in accordance with
     Section 5.1(e) hereof, then for that taxable year the Company will effect a deemed closing of the books as of the date of such change, and the Profits and Losses of the Company (and all items of income, gain, loss, deduction or credit for federal income tax purposes) for the period in such year ending on and including such date (the "pre-change period") shall be allocated among the Members in proportion to their Percentage Interests as of the first day of such pre-change period, and each Member's share of Profits and Losses (and all items of income, gain, loss, deduction or credit for federal income tax purposes) for the period following such date of change (the "post-change period") shall be allocated among the Members in proportion to their Percentage Interests as of the first date of such post-change period.

         SECTION 6.3 REGULATORY ALLOCATIONS.

         (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2).

     This Section 6.3(a) is intended to comply with the "minimum gain chargeback" requirements of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         (b) Chargeback Attributable to Partner Nonrecourse Debt. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year attributable to a Partner Nonrecourse Debt, each Member with a share of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt at the beginning of such year shall be specially allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4) and (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(b) is intended to comply with the "minimum gain chargeback" requirements of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (c) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in or increases an Adjusted Capital Account Deficit for the Member, such Member shall be allocated items of income and book gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit or increase therein as quickly as possible; provided, that an allocation pursuant to this Section 6.3(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.3(c) were not in the Agreement. This Section 6.3(c) is intended to constitute a "qualified income offset" as provided by Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         (d) Partner Nonrecourse Deductions. Items of Company loss, deduction or
     Section 705(a)(2)(B) expenditures that are attributable to a Partner Nonrecourse Debt ("PARTNER NONRECOURSE DEDUCTIONS") shall be allocated among the Members who bear the Economic Risk of Loss for such Partner Nonrecourse Debt in the ratio in which they share Economic Risk of Loss for such Partner Nonrecourse Debt. This provision is to be interpreted in a manner consistent with the requirements of Regulations Section 1.704-2(b)(4) and (i)(1).

         (e) Limitation on Allocation of Net Loss. To the extent any allocation of Losses or other items of loss or deduction would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation shall be reallocated among the other Members in accordance with their respective Percentage Interests, subject to the limitations hereof.

         (f) Curative Allocation. The allocations set forth in this Section 6.3 (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the applicable Regulations promulgated under Code Section 704(b). Notwithstanding any other provision of this Article VI, the Regulatory Allocations shall be taken into account in allocating other operating Profits, Losses and other items of income, gain, loss and deduction to the Members for Capital Account purposes so that, to the extent possible, the net amount of such allocations of Profits, Losses and other items shall be equal to the amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

         SECTION 6.4 ALLOCATION OF TAX ITEMS FOR TAX PURPOSES.

         (a) Generally. Subject to Sections 1.704-1(b)(4)(i) and 1.704-1(b)(2)(iv)(m) of the Regulations and Section 6.4(b), Section 6.4(c) and Section 6.4(e) hereof, allocations of income, gain, loss, deduction and credit for federal, state and local tax purposes shall be allocated to the Members in the same manner and amounts as the book items corresponding to such tax items are allocated for Capital Account purposes.

         (b) Recapture Income. Notwithstanding Section 6.4(a) hereof, if there is a gain on any sale, exchange or other disposition of Company property and all or a portion of such gain is characterized as ordinary income by virtue of the recapture rules of Code Section 1245 or 1250, or under the corresponding recapture rules of state or local income tax law, as the case may be, then, to the extent possible, such recapture income for United States and state and local tax purposes shall be allocated to the Members in the ratio that they were allocated Tax Depreciation previously taken and allowed with respect to the Company property being sold or otherwise disposed of.

         (c) Section 754 Adjustments. Notwithstanding Section 6.4(a) hereof, any increase or decrease in the amount of any items of income, gain, loss, deduction or credit for tax purposes attributable to an adjustment to the basis of Company assets made pursuant to a valid election or deemed election under Sections 732(d), 734, 743, and 754 of the Code, and any increase or decrease in the amount of any item of credit or tax preference attributable to any such adjustment, shall be allocated to those Members entitled thereto under such law. Such items shall be excluded in determining the Capital Accounts of the Members, except as otherwise provided by Section 1.704-1(b)(2)(iv)(m) of the Regulations.

         (d) Nonrecourse Deductions. Any "Nonrecourse Deductions" as defined in Treasury Regulations Section 1.704-2(c) for any fiscal year or other period shall be specially allocated as items of loss in the manner provided in Treasury Regulations Section 1.704-2(j)(1)(ii).

         (e) Sharing of Excess Nonrecourse Liabilities. For purposes of determination of the Members' shares of the excess Nonrecourse Liabilities of the Company for purposes of Section 1.752-3(a)(3) of the Regulations, the Members' interests in profits as determined pursuant to Section 1.752-3(a)(3) of the Regulations shall be in accordance with their Percentage Interests as adjusted from time to time.

         (f) Section 704(c). Notwithstanding Section 6.4 hereof, if the Company owns or acquires Section 704(c) Property, or if the Tax Matters Member makes an election referred to in the definition of "Book Value" herein, then, solely for tax purposes and not for Capital Account purposes, Tax Depreciation, and any gain or loss, attributable to such Section 704(c) Property shall be allocated between or among the Members in a manner that takes into account the variation between such Book Value and such adjusted tax basis, in accordance with the principles of Code Section 704(c) and the Regulations promulgated thereunder and such method set forth in Regulations
     Section 1.704-3(b). Any elections or other decisions relating to such allocations (including under Section 1.704-3 of the Regulations, whether to use the traditional method, the traditional method with curative allocations or the remedial method) shall be made by the Tax Matters Member (as defined below) in any manner that reasonably reflects the purpose and intention of this Agreement.

         SECTION 6.5 TAX MATTERS MEMBER. LXP is hereby designated as the "tax matters partner" for the Company as such term is defined in Section 6231(a)(7) of the Code (the "TAX MATTERS MEMBER"), and all federal, state and local tax audits and litigation shall be conducted under the direction of LXP. All expenses incurred with respect to any tax matter which does or may affect the Company, including but not limited to expenses incurred by LXP acting in its capacity as Tax Matters Member in connection with Company level administrative or judicial tax proceedings, shall be paid out of Company assets, whether or not included in an Annual Plan. If the Fund is permitted under the Code to participate in Company level administrative or judicial tax proceedings and the Fund chooses, in its sole discretion, to so participate, the Company shall be responsible for all expenses incurred by the Fund in connection with such participation, whether or not included in an Annual Plan. Without the consent of the Fund, the Tax Matters Member shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item or to settle any dispute with respect to any income, or any other material, tax. The Tax Matters Member shall, promptly upon receipt thereof, forward to each Member a copy of any correspondence relating to the Company received from the Internal Revenue Service or any other tax authority which relates to matters that are of material importance to the Company and/or the Members. The Tax Matters Member shall promptly advise each Member in writing of the substance of any material conversation held with any representative of the Internal Revenue Service which relates to an audit or administrative proceeding relating to a tax return of the Company.

         SECTION 6.6 ADJUSTMENTS.

         (a) Generally. Except as otherwise provided in this Agreement, all items of Company income, gain, loss and deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses, as the case may be, for the year.

         (b) Upon Transfer or Change in Percentage Interest. If any Percentage Interest is transferred in any fiscal year in accordance with this Agreement, or if a Member's Percentage Interest changes during any fiscal year, all Profits and Losses attributable to such Percentage Interest for such fiscal year shall be divided and allocated in accordance with an interim closing of the books as of the date of a transfer or change.

         (c) Amendments to this Article VI. The Manager is specifically authorized, with the consent of the Members and upon the advice of the accountants or legal counsel for the Company, to amend this Article VI to comply with any Regulations with respect to the distributions and allocations of the Company and any such amendment shall become effective (including any regulations or amendments thereto under Sections 514 of the Code (it being understood that it is the intention of the Members that the Company satisfy the requirements of Section 514(c)(9)(B)(vi)(I) or (II) of the Code) and 704 of the Code); provided, however, that if such amendment constitutes a Material Modification for any Member, then such amendment shall become effective only upon the express written consent of such Member.

         SECTION 6.7 SEGREGATION OF FUNDS. For purposes of determining Profits and Losses from each LSL Loan, Warrant and Put Option, the Company shall use reasonable efforts to treat each LSL Loan separately, as if each LSL Loan were made by an entity separate and distinct from any other entity. Payments of principal and interest and any other sums paid to Company in respect of a LSL Loan shall be segregated and handled separately from all other revenues of the Company, and such revenues in respect of any LSL Loan shall not be commingled with any other revenues or other funds of the Company.

                                  ARTICLE VII
                                  DISTRIBUTIONS

         SECTION 7.1 CASH AVAILABLE FOR DISTRIBUTIONS.

         (a) Generally. The Manager shall cause the Company to distribute all Distributable Cash attributable to any Property to the Members pro rata in accordance with their Percentage Interests not less frequently than quarterly. Except upon Liquidation, Net Cash from Sales or Refinancings attributable to any Property shall be distributed to the Members pro rata in accordance with their Percentage Interests at such times as the Fund and LXP may determine as soon as practicable after the receipt of such Net Cash from Sales or Refinancings. The Manager shall cause the Company to distribute all Distributable Cash attributable to each LSL Loan to the Members pro rata in accordance with their respective LSL Capital Contributions for such LSL Loan not less frequently than quarterly. Except upon Liquidation, Net Cash from Sales or Refinancings with respect to each LSL Loan, Put Option or Warrant (or property underlying the Warrant) shall be distributed to the Members pro rata in accordance with their respective LSL Capital Contributions for such LSL Loan at such times as the Fund and LXP may determine as soon as practicable after the receipt of such Net Cash from Sales or Refinancings. Distributable Cash shall not be used to acquire Properties, make LSL Loans or make capital improvements on Properties unless consented to in writing in advance by the Members.

         (b) Withholdings. The Manager is authorized to withhold from distributions or allocations to any Member and to pay over to any federal, state or local government any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law with respect to any payment, distribution or allocation to the Company or such Member and shall allocate any such amounts to such Member with respect to which such amount was withheld. All amounts so withheld shall be treated as amounts distributed to such Member, and will reduce the amount otherwise distributable to such Member, pursuant to this Article VII for all purposes under this Agreement.

         (c) Restrictions on Distributions. Notwithstanding anything to the contrary contained in this Section 7.1, the Company shall not make a distribution to the extent that, at the time of such distribution and after giving effect to such distribution, all liabilities of the Company (other than liabilities to the Members on account of their Capital Contributions or liabilities for which the recourse of creditors is limited to specific property of the Company) shall exceed the Fair Market Value of the Company assets, except that the Fair Market Value of Property that is subject to a liability for which the recourse of the creditors is limited shall be included in the Company assets only to the extent that the Fair Market Value of such Property exceeds that liability.

                                  ARTICLE VIII
                          TRANSFER; REMOVAL OF MANAGER

         SECTION 8.1 PROHIBITION ON TRANSFERS AND WITHDRAWALS BY MEMBERS. The Members shall be prohibited from transferring or assigning their respective interests (or any part of such interests) in the Company and any attempted transfer shall be void ab initio. Except as provided in Section 11.1 and Section
11.2 hereof, the Members shall be prohibited from withdrawing from the Company. If any Member voluntarily or involuntarily withdraws from the Company, it shall be and remain liable for all obligations and liabilities incurred by it as a Member, and shall be liable to the Company and the other Members for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) incurred by the Company as a result of any withdrawal in breach of this Agreement. Notwithstanding the foregoing, the Fund (but not LXP) may assign its right to allocations and distributions with respect to a Percentage Interest in accordance with this Agreement, but an assignee of a Percentage Interest shall not be admitted as a substitute for the Fund, shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

         SECTION 8.2 PROHIBITION ON TRANSFERS BY AND RESIGNATION OF MANAGER. LXP may not transfer or assign its rights and obligations (or any portion thereof) as the Manager and may not resign as Manager, except with the prior written consent of the Fund which consent may be given or withheld in the sole discretion of the Fund. If LXP voluntarily or involuntarily resigns as Manager without consent by the Fund, LXP shall be and remain liable for all obligations and liabilities incurred by it as Manager, and shall be liable to the Company and the Fund for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) incurred by the Company as a result of any resignation in breach of this Agreement. If the Fund approves a transfer or assignment by LXP of its rights and obligations as Manager, any transferee or assignee thereof shall execute a counterpart of this Agreement agreeing to be bound by all the provisions of this Agreement as if originally a party to this Agreement.

         SECTION 8.3 REMOVAL OF THE MANAGER.

         (a) Generally. In the event of (i) a default by the Manager of any of its obligations hereunder, or a default by the Asset Manager of any of its obligations under the Management Agreement, which default materially and adversely affects the Company or the Fund and which, if capable of cure, remains uncured for thirty (30) days after written notice thereof, (ii) gross negligence, willful misconduct or fraud in the performance by the Manager of its obligations hereunder or by the Asset Manager of its obligations under the Management Agreement, (iii) the commission of a felony or misdemeanor involving embezzlement, theft or acts of moral turpitude by the Manager or the Asset Manager or (iv) failure by the Manager to make an Additional Capital Contribution or Extraordinary Funding for a period exceeding ninety (90) days (any of the foregoing, "CAUSE"), the Fund shall have the right in its sole and absolute discretion to remove the Manager (and, except in the case of a failure to make an Additional Capital Contribution or Extraordinary Funding, to remove LXP as a Member if LXP or any Affiliate of LXP is the Manager) by written notice to the Manager (the "REMOVAL NOTICE") and to appoint a new Manager. The Removal Notice shall specifically set forth the act or failure to act of the Manager or the Asset Manager upon which the Cause is based. Such removal of the Manager shall be effective ten (10) Business Days after receipt of the Removal Notice by the Manager (unless such removal is enjoined as provided below). If LXP is the Manager, LXP shall have the right, in its discretion, to sue the Fund to enjoin such removal. In order to enable LXP to seek prompt injunctive relief in the event of a removal pursuant hereto, the parties agree to seek expedited resolution of any lawsuit brought with respect to such removal, and the Fund acknowledges that, for purposes hereof only, in the event the Fund violated Section 8.3 hereof by wrongfully removing LXP, the injury to LXP would be irreparable and one for which there is no adequate remedy at law. In the event that the Fund elects to remove the Manager (or LXP), any agreements between the Company and the Manager (or LXP, or any Affiliate of LXP or the Asset Manager) shall be terminated without cost or penalty as of the effective date of the Manager's removal.

         (b) Removal Amount Due LXP. Upon removal of LXP as a Member as provided in Section 8.3(a) above, LXP shall be entitled to be paid an amount (the "REMOVAL AMOUNT") equal to the difference between (i) the amount LXP would receive if the Company were dissolved, the Properties sold for their Fair Market Values (determined pursuant to Section 8.3(c) hereof) and the assets of the Company (including LSL Loans and Warrants (including Put Options)) were distributed in liquidation in accordance with Section 9.2 hereof, minus (ii) any liabilities, claims, losses, damages, costs or expenses incurred by the Company or the Fund as a result of the Cause which led to LXP's removal hereunder. The Company shall cause the Removal Amount to be paid out of proceeds from liquidation or sales of Properties and other assets resulting from a liquidation performed in accordance with the standards described in the first two sentences of Section 9.2(ii) hereof in cash no later than two (2) years after effectiveness of the removal; provided, that the Company may, but shall not be obligated to, pay the

     Removal Amount without liquidating some or all of the Properties and other assets not later than two (2) years after the effectiveness of the removal. Interest on the Removal Amount shall accrue at a rate equal to the 10-year treasury rate plus two percent (2%) per annum following the effectiveness of the removal, as provided in Section 8.3(a) hereof, and shall be payable in arrears out of proceeds from liquidation of Properties and other assets. The proceeds from the liquidation or sale of a Property shall be distributed to LXP and the Fund pro rata in accordance with Section 9.2 hereof. If, due to market conditions or the adverse effect of liquidation on the Fair Market Value of the Properties, liquidation cannot be completed within two (2) years, the date for paying the Removal Amount in full shall be extended for the length of time needed to accomplish liquidation in accordance with Section 9.2.

         (c) Determination of Fair Market Value. For purposes of calculating the Removal Amount described above in Section 8.3(b), the Fair Market Value of each Property shall be (i) the net amount obtained by liquidating such Property in accordance with Section 9.2 and applying the proceeds of sale to the payment of the debts and obligations of the Company secured by or relating to such Property (including a prorata portion of the Company's debts and obligations that are not secured by or do not relate to any particular Property) and to the expenses of liquidating such Property and to the setting up to any reserves in accordance with Section 9.2(iv)(B) hereof (but only with respect to such Property), or (ii) if the Company elects not to liquidate each such Property, determined by agreement between LXP and the Fund, or if agreement cannot be reached within thirty (30) days after determination that the Property will not be liquidated, by an independent, reputable and qualified real estate appraiser with at least ten (10) years experience selected by the Fund and LXP. If LXP and the Fund cannot agree on an appraiser, then each shall select an independent, qualified and reputable real estate appraiser with at least ten (10) years experience to determine the Fair Market Values of the Properties. If the appraisers agree on the Fair Market Values, then the Fair Market Values of the Properties shall be as determined by the appraisers. If the appraisers do not agree, then each appraiser shall set forth its determination of the Fair Market Value of each Property and, with respect to each Property, if the higher amount set forth in either appraisal is not more than 10% of the lower amount, then the Fair Market Value of such Property shall be the average of the amount set forth in the two appraisals. If the higher amount exceeds the lower amount of the appraisal of any Property by more than 10%, then the two appraisers shall designate a third appraiser to determine the Fair Market Value of such Property. If the two appraisers cannot agree upon the designation of the third appraiser, then the third appraiser shall be appointed by the American Arbitration Association in the City of New York. The third appraiser shall conduct such investigations as it shall deem appropriate and within 30 days after its date of designation shall choose, with respect to each Property as to which a Fair Market Value has not been determined pursuant to the second preceding sentence, the appraisal of the Fund's appraiser or the appraisal of LXP's appraiser and no other amount as the Fair Market Value of each Property. The decision of the third appraiser shall be in writing and shall be binding on LXP and the Fund. If LXP and the Fund agree on an appraiser, then the Company shall pay the fees and expenses of such appraiser. If LXP and the Fund each select an appraiser, then LXP and the Fund shall each pay the fees and expenses of the appraiser selected by it, and the Company shall pay the fees and expenses of any third appraiser designated by such appraisers or by the American Arbitration Association.

         (d) Removal not Wrongful. In addition to the foregoing, after removal of LXP as a Member and, if LXP sues to enjoin the removal, a final determination by a court of competent jurisdiction that such removal was not wrongful, the Fund shall have the right to cause the dissolution and liquidation of the Company in accordance with Article IX hereof.

                                   ARTICLE IX
                                   TERMINATION

         SECTION 9.1 DISSOLUTION. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, the "LIQUIDATING EVENTS"):

             (i) the reduction to cash or cash equivalents (other than purchase money notes obtained by the Company from the sale of Property) of the last remaining Property;

             (ii) the agreement in writing by LXP and the Fund to dissolve the Company;

             (iii) the termination of the term of the Company pursuant to
     Section 2.5 hereof;

             (iv) the entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Act;

             (v) the election of the Fund to dissolve the Company pursuant to
     Section 8.3(d) hereof;

             (vi) all of the Properties have been sold to one or the other Member pursuant to the exercise of the Buy/Sell as provided in Section 11.1 hereof;

             (vii) the Bankruptcy, insolvency, reorganization, dissolution or withdrawal from the Company of LXP or the Fund, provided that the bankruptcy of LXP shall not constitute a Liquidating Event if the Company is continued pursuant to this Section 9.1; or

             (viii) the election of any Member to dissolve the Company after the breach by any other Member of any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Company or such other Member, and, if capable of cure, is not cured within fifteen (15) days after notice thereof from such other Member.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of the events described in Section 9.1(v) or Section 9.1(vii) above (relating to the status of LXP), the Company shall not be dissolved or required to be wound up if within ninety (90) days after such event the Fund elects, in its sole and absolute discretion, to continue the business of the Company and to appoint, effective as of the date of such event, a successor Manager.

         SECTION 9.2 TERMINATION. In all cases of dissolution of the Company, the business of the Company shall be wound up and the Company terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

             (i) The Liquidator shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to all of the Members;

             (ii) The Properties and assets of the Company (including LSL Loans and Warrants (including Put Options)) shall be liquidated by the Liquidator as promptly as possible, but in an orderly and businesslike and commercially reasonable manner, consistent with maximizing the price to be received. The Liquidator in its reasonable discretion and with the consent of the Fund shall determine whether to sell any Property at a public or private sale, for what price and on what terms. The Liquidator may, in the exercise of its good faith business judgment and if commercially reasonable and if acceptable to the Fund, determine not to sell a portion of the Properties and assets of the Company, in which event such Properties and assets shall be distributed in kind pursuant to clause (iv) below;

             (iii) Any Profit or Loss realized by the Company upon the sale or other disposition of its property pursuant to Section 9.2(ii) above shall be allocated to the Members as required by Article VI hereof; and

             (iv) The proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority; provided, that if LXP has been removed as a Member and has received payment in full of the Removal Amount pursuant to Section 8.3 hereof, then LXP shall not be paid any portion of such proceeds of sale and other assets of the Company:

                  (A) To the payment of the debts and liabilities of the Company and the expenses of liquidation;

                  (B) To the setting up of any reserves which the Liquidator shall reasonably determine to be necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Members arising out of or in connection with the Company. Such reserves may, in the discretion of the Liquidator, be paid over to a national bank or national title company selected by it and authorized to conduct business as an escrowee to be held by such bank or title company as escrowee for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidator may reasonably deem advisable, distribute any remaining balance in the manner set forth below;

                  (C) To pay each Member the amount standing to such Member's credit in such Member's Capital Account; and

                  (D) The balance, if any, to the Members pari passu in accordance with their respective Percentage Interests.

     No payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full. If the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payment shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amount due them.

     Payments described in clause (iv) above must be made in cash. The Members shall continue to share profits, losses and other tax items during the period of liquidation in the same proportions as before dissolution.

         SECTION 9.3 CERTIFICATE OF CANCELLATION. Upon completion of the distribution of the Company's assets as provided in this Article IX and the completion of the winding-up of the affairs of the Company, the Company shall be terminated, and the Liquidator shall cause the filing of a Certificate of Cancellation of the Certificate of Formation in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall take all such other actions as may be necessary to terminate the Company in accordance with the Act and shall take such other actions as may be necessary to terminate the Company's registration in any other jurisdictions where the Company is registered or qualified to do business.

         SECTION 9.4 ACTS IN FURTHERANCE OF LIQUIDATION. Each Member or former Member, upon the request of the Liquidator, shall promptly execute, acknowledge and deliver all documents and other instruments as the Liquidator shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company.

                                   ARTICLE X
                         REPRESENTATIONS OF THE MEMBERS

         SECTION 10.1 REPRESENTATIONS OF THE FUND. The Fund hereby represents and warrants to LXP and the Company as follows:

             (i) This Agreement constitutes the valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, subject as to enforcement of bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

             (ii) The Fund has all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby and no further action by the Fund is necessary to authorize the execution or delivery of this Agreement;

         (iii) This Agreement has been duly and validly executed and delivered by the Fund and the execution, delivery and performance hereof by the Fund does not and will not (i) require the approval of any other Person, or (ii) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon the Fund's assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which the Fund is a party or by which the Fund or any of its properties is bound;

         (iv) To the Fund's knowledge, there has been no material adverse change in the economic condition of the Fund since the last public report thereof;

         (v) No finder's, broker's or similar fee or commission has been paid or shall be paid by the Fund to any individual or organization in connection with the formation of the Company except for fees payable to the Advisor;

         (vi) There is no action, suit or proceeding pending or, to its knowledge, threatened against the Fund that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability to the Fund to perform its obligations hereunder;

         (vii) The Fund is not the subject of any bankruptcy, insolvency or reorganization proceeding;

         (viii) To the Fund's knowledge, the Fund has not received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the Company; and

         (ix) To the Fund's knowledge, the Fund is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of the Company.

       SECTION 10.2 REPRESENTATIONS OF LXP. LXP represents and warrants to the Fund and the Company as follows:

         (i) This Agreement constitutes the valid and binding agreement of LXP enforceable against LXP in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

         (ii) LXP has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby. Except as set out on Schedule 10.2(ii) attached hereto, LXP is duly qualified as a foreign corporation in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Company or LXP;

         (iii) This Agreement has been duly and validly executed and delivered by LXP and the execution, delivery and performance hereof by LXP does not and will not (x) require the approval of any other Person or (y) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon LXP's assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which LXP or any of its Affiliates is a party or by which LXP or any of its properties is bound;

         (iv) To LXP's knowledge, LXP is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of LXP;

         (v) The formation of the Company did not and the consummation of the transactions contemplated herein does not and will not result in any violation of the declaration of trust or by-laws of LXP;

         (vi) No finder's, broker's or similar fee or commission has been paid or shall be paid to any individual or organization in connection with the formation of the Company except for fees payable to the Advisor;

         (vii) There is no action, suit or proceeding pending or, to its knowledge, threatened against LXP that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability to LXP to perform its obligations hereunder;

         (viii) Except as set forth in Schedule 10.2(viii) attached hereto and made a part hereof, there has been no material adverse change in the circumstances or condition, financial or otherwise, of LXP since the date of the last filing by LXP with the United States Securities and Exchange Commission;

         (ix) LXP is not the subject of any bankruptcy, insolvency or reorganization proceeding;

         (x) LXP is a "real estate investment trust" (a "REIT") within the meaning of Section 856 of the Code (and any Regulations promulgated thereunder);

         (xi) To LXP's knowledge, LXP has not received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the financial condition of either LXP or of the Company;

         (xii) The informational materials that have been publicly disseminated to the shareholders of the LXP are true, complete and correct in all material respects as of the date of such informational materials, provided that with respect to any forecasts or financial projections contained in such publicly-disseminated informational materials, LXP represents and warrants only that such forecasts and financial projections represent LXP's best estimates of future performance; and

              (xiii) Financial statements for LXP previously delivered to the Advisor or the Fund present fairly the financial position of LXP as of the date of such financial statements.

                                   ARTICLE XI
                      SPECIAL MEMBER RIGHTS AND OBLIGATIONS

         SECTION 11.1 BUY/SELL.

         (a) Generally. After the Rights Trigger Date, any Member, and, as provided in Section 11.1(e) and Section 11.1(f) below, the Member specified therein (the "OFFERING MEMBER") may provide the other Member (the "RESPONDING MEMBER") notice (the "OFFER NOTICE") of a price (the "OFFER PRICE") that the Offering Member is willing to pay to purchase (A) those Properties and/or LSL Loans and related Warrants (including Put Options) which the Offering Member desires to purchase if the Offering Member desires to purchase less than all of the Properties and/or LSL Loans and Warrants from the Company, or (B) all of the Properties and LSL Loans and Warrants (including Put Options) if the Offering Member desires to purchase all of the Properties and LSL Loans and Warrants, (provided that an offer to purchase all of the Properties and LSL Loans and Warrants shall be implemented as a purchase of the Percentage Interest of the other Member from the other Member) (such Properties and LSL Loans and Warrants (including Put Options), collectively, or such Percentage Interest, as the case may be, the "BUY/SELL PROPERTY"), such Offer Notice to include, as an attachment thereto, a bona fide proposed purchase and sale agreement on terms reasonably customary for the sale of real property or for the sale of notes secured by pledges of equity interests and of warrants or for the sale of membership interests in a limited liability company that owns primarily real property (the "OFFERED AGREEMENT"). Upon receipt of the Offer Notice, the Responding Member shall have thirty (30) days to provide to the Offering Member a notice (the "RESPONSE NOTICE") specifying the Responding Member's election either, (i) if the Buy/Sell Property comprises less than all of the Properties and/or LSL Loans and related Warrants, to cause the Company to sell the Buy/Sell Property to the Offering Member at the Offer Price pursuant to the Offered Agreement, (ii) if the Buy/Sell Property comprises less than all of the Properties and/or LSL Loans and related Warrants, to purchase the Buy/Sell Property from the Company for a purchase price equal to the Offer Price and on substantially the same terms and conditions as provided in the Offered Agreement, or, (iii) if the Buy/Sell Property comprises all of the Properties and LSL Loans and Warrants, purchase the Percentage Interest of the Offering Member or sell its Percentage Interest to the Offering Member for cash in an amount equal to the amount of cash the Offering Member would receive under Section 9.2 hereof if the Company assets were sold for cash at the Offer Price and the Company liquidated and dissolved (the "INTEREST PRICE"). In determining the amount of the Interest Price, it will be assumed that no reserves will be required under Section 9.2 hereof. Any Offer Notice made with respect to all of the Properties in connection with a dispute among the Members concerning more than fifty percent (50%) of the Properties and LSL Loans and Warrants or concerning the governance or management of the Company shall supersede and render of no further effect any Offer Notice
     (x) made with respect to less than all of the Properties and LSL Loans and Warrants and (y) to which no Response Notice has been provided to the Offering Member of such Offer Notice.

         (b) Responding Member's Election to Purchase. If the Responding Member timely delivers a Response Notice that specifies the Responding Member's election to purchase the Buy/Sell Property, as described in Section 11.1(a) above, then the Responding Member shall have up to one hundred and twenty
     (120) days to close the purchase of the Buy/Sell Property on substantially the same terms and conditions as contained in the Offered Agreement.

         (c) Responding Member's Election not to Purchase. If the Responding Member delivers a timely Response Notice that specifies the Responding Member's election not to purchase the Buy/Sell Property, as described in
     Section 11.1(a) above, then the Manager shall cause the Company to sell the Buy/Sell Property to the Offering Member, or if the Responding Member fails to deliver a timely Response Notice, then the Offering Member must elect either, (i) if the Buy/Sell Property comprises less than all of the Properties, to proceed to close the acquisition of the Buy/Sell Property at the Offer Price in accordance with the terms and conditions of the Offered Agreement, provided, however, that such closing must take place within the ninety (90) day period beginning on the earlier of (x) the date of delivery of the Response Notice, or (y) the expiration of the thirty (30) day period during which the Responding Member is required to deliver a Response Notice, or, (ii) if the Buy/Sell Property comprises all of the Properties and LSL Loans and Warrants, to purchase the Percentage Interest of the Responding Member, within the ninety (90) day period described in clause
     (i) above, for cash in an amount equal to the amount the Responding Member would receive under Section 9.2 hereof if the Company assets were sold at the Offer Price and the Company were liquidated and dissolved (the "RESPONDING INTEREST PRICE"). In determining the amount of the Responding Interest Price, it will be assumed that no reserves will be required pursuant to Section 9.2 hereof.

         (d) Challenge to Buy/Sell. If any Member (the "CHALLENGING MEMBER") initiates a legal action with respect to any exercise of the other Member's rights under this Section 11.1 and such legal action is not resolved in the Challenging Member's favor by a court of competent jurisdiction, the Challenging Member shall pay all attorneys' fees and court costs arising in connection with the Challenging Member's legal action.

         (e) Buy/Sell Upon Default or Dispute. Prior to the Rights Trigger Date, any Member may exercise as the Offering Member its buy/sell right as provided in Section 11.1(a) above in the event of a material default of this Agreement by any other Member, or a material dispute among the Members.

         (f) Buy/Sell Upon Change of Control in LXP. In the event there is any change in the control or management of LXP without the consent of the Fund while LXP is the Manager, the Fund may exercise the buy-sell provided in this Section
     11.1. For the purposes hereof, (x) a change in control shall be deemed to occur upon any Person (and its Affiliates) becoming the beneficial owner, directly or indirectly, of thirty-three percent (33%) or more of the outstanding shares of Common Stock of LXP on a fully diluted basis (including any outstanding interests in Leperq Corporate Income Fund, L.P. and Leperq Corporate Income Fund II, L.P. and any other entity, that can be converted into shares of Common Stock of LXP) and (y) a change in management shall be deemed to occur either upon the resignation or removal of both E. Robert Roskind and T. Wilson Eglin from the management of LXP or the replacement of a majority of the members of the Board of Trustees of LXP over a one-year period.

         (g) Due Diligence and Other Costs. Each Member shall bear its own costs, such as due diligence expenses and consultants' and attorneys' fees, incurred in connection with its exercise of, or response to, buy/sell rights.

         SECTION 11.2 CONVERTIBILITY.

         (a) Grant of Redemption Rights. The Fund will have the right (the "REDEMPTION RIGHT") to require LXP to acquire all or a portion of the Fund's Percentage Interest in the Company for either, at LXP's sole option,
     (i) a number of shares of the Common Stock of LXP equal to the Share Purchase Price or (ii) a cash amount equal to the Cash Purchase Price, both in accordance with the Redemption Rights Schedule attached hereto as
     Schedule 5 and made a part hereof. Any LXP Common Stock issued pursuant to this Section 11.2 will not be registered under any federal or state securities laws but shall be subject to the terms of the registration rights agreement attached hereto as Schedule 7 and made a part hereof to be entered into by LXP and the Fund at the time of issuance of such Common Stock. Notwithstanding anything in this Agreement to the contrary, in the event the shareholders of LXP are required by law, regulation or otherwise to approve the issuance of Common Stock to the Fund but do not approve the issuance of Common Stock to the Fund as provided in this Agreement, which failure to approve prevents the Fund from being able to receive the Share Purchase Price upon exercise of the Redemption Right, LXP shall satisfy the Fund's Redemption Right by paying the Cash Purchase Price to the Fund pursuant to Section 11.2(c) below.

         (b) Conditions to Exercise of Redemption Right. The Redemption Right shall be subject to the following conditions:

             (i) The Fund may exercise the Redemption Right at any time on and after the earlier to occur of (x) January 2, 2001 or (y) the date on which the Company has invested at least One Hundred Million Dollars ($100,000,000) of its equity capital through the purchase of Properties;

             (ii) The Fund may exercise the Redemption Right only if all of the Properties and the LSL Properties have a remaining lease maturity of at least the lesser of (x) 70% of the original lengths of the terms of the leases or (y) an average of seven years. If all of the Properties and the LSL Properties do not qualify under either (x) or (y) of the preceding sentence, then the Fund shall have the right to exclude Properties and the LSL

     Properties (the "RETAINED PROPERTIES") that it shall designate from the calculation of lease maturity so as to make the remaining Properties and remaining LSL Properties (the "PROPOSED TENDERED PROPERTIES") satisfy the minimum lease maturity standard; and

             (iii) LXP (x) may exclude (A) any Proposed Tendered Property leased in whole or in part to any Investment Grade Tenant that has experienced a downgrade of its credit rating since such Proposed Tendered Property was acquired by the Company or by a Special Purpose LLC or (B) any Proposed Tendered Property leased in whole or in part to any Non-Investment Grade Tenant that has experienced a material adverse change in its financial condition (including a downgrading of its credit rating since such Proposed Tendered Property was acquired by the Company or by a Special Purpose LLC) if (y) (i) the aggregate Fair Market Values of the Proposed Tendered Properties (plus the unpaid principal balance and accrued interest on each LSL Loan corresponding to a Proposed Tendered Property and the value of the Warrants (including Put Options) relating thereto) described above in clauses (A) and (B) is greater than an amount equal to seven and one-half percent (7-1/2%) of the Fair Market Values of all of the Proposed Tendered Properties (plus the unpaid principal balance and accrued interest on each LSL Loan corresponding to a Proposed Tendered Property and the value of the Warrants (including Put Options) relating thereto) and (ii) the aggregate Fair Market Values of all of the Proposed Tendered Properties (plus the unpaid principal balance and accrued interest on each LSL Loan corresponding to a Proposed Tendered Property and the value of the Warrants (including Put Options) relating thereto) equals or exceeds Twenty Million Dollars ($20,000,000). The Proposed Tendered Properties excluded by LXP as provided in this Section 11.2(b)(iii) shall be added to and become a part of the Retained Properties, and the Redemption Right shall apply only to the remaining Proposed Tendered Properties (the remaining Proposed Tendered Properties, together with the LSL Loans corresponding to a remaining Proposed Tendered Properties together with the Warrants (including Put Options) related thereto, are collectively referred to as the "TENDERED PROPERTIES").

         (c) Cash Purchase Price. LXP shall have a right in its sole and absolute discretion to satisfy the Fund's Redemption Right by paying the Cash Purchase Price to the Fund. The Cash Purchase Price (the "CASH PURCHASE PRICE") shall be a cash price equal to the Fund's Percentage Interest multiplied by One Hundred Ten Percent (110%) of the sum of (i) the Fair Market Values of all of the Tendered Properties that are not LSL Properties plus (ii) the unpaid principal balance and accrued interest of each LSL Loan that corresponds to a Tendered Property plus (iii) the fair market value of all outstanding Warrants (including the related Put Options) relating to the Tendered Properties.

         (d) The Fund's Retained Properties. If the Fund elects to exclude the Retained Properties in accordance with Section 11.2(b) above, the Fund shall identify the Retained Properties in its Exercise Notice, and the Retained Properties shall be dealt with as set forth in Paragraph 13 of
     Schedule 5.

         (e) LXP's Retained Properties. If LXP elects to exclude any of the Retained Properties in accordance with Section 11.2(b) above, LXP shall identify the Retained

     Properties in its Election Notice, and the Retained Properties shall be dealt with as set forth in Paragraph 13 of Schedule 5.

         SECTION 11.3 REMUNERATION TO MEMBERS. No Member is entitled to remuneration for acting on behalf of the Company. Except as otherwise authorized in this Agreement, including but not limited to Sections 3.6 and 3.10, no Member is entitled to remuneration for acting in the Company business.

         SECTION 11.4 EQUALITY OF SHARES. LXP covenants that: (x) the Shares issuable upon the Fund's exercise of the Redemption Right (the "REDEMPTION RIGHT SHARES") shall have rights, privileges, powers and immunities identical to the Shares then outstanding, including without limitation full voting rights and any rights (whether or not then exercisable) to purchase or subscribe for other securities; (y) LXP shall not issue securities of any class entitled to vote in the election of trustees of LXP unless fair consideration is transferred to LXP in exchange therefor and the proportionate voting power of such class does not exceed the proportion of the total capital of the Company represented by such consideration; and (z) LXP shall not amend its organic documents, adopt or amend any plan, or issue or suffer to remain outstanding any securities, the terms or effect of which is (or upon the occurrence of any event would become) inconsistent with the foregoing clauses (x) and (y) or would subject the Redemption Right Shares to any disability or deny the Redemption Right Shares any benefit not shared equally with all other Shares then outstanding. If LXP shall breach the covenants contained in this Section 11.4, then the Fund shall have all remedies hereunder or under applicable law, including without limitation if the Fund exercises the Redemption Right as provided Section 11.2 hereof the Fund shall have the option of requiring LXP either (x) to pay the Cash Purchase Price or (y) to pay the Share Purchase Price plus damages in an amount equal to the total of (i) one hundred and ten percent (110%) of the difference, if any, between the value that the Shares received by the Fund would have had had such dilution not occurred and the value of such Shares as diluted and (ii) any other damages suffered by the Fund as the result of such breach.

                                  ARTICLE XII
                               GENERAL PROVISIONS

         SECTION 12.1 NOTICES.

         (a) Generally. All notices, demands, approvals, consents or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

         (b) Manner of Notice. All notices, demands, approvals, consents and requests to be sent to the Company, LXP or the Fund pursuant to the terms hereof shall be deemed to have been properly given or served, if personally delivered, sent by recognized messenger or next day courier service, or sent by United States mail, telex or facsimile transmission to the addresses or facsimile numbers listed below, and will be deemed received, unless earlier received: (a) if sent by express, certified or registered mail, return receipt requested, when actually received or delivery refused;
     (b) if sent by messenger or courier, when actually received; (c) if sent by telex or facsimile transmission, on the date sent, so long as a confirming notice is sent by messenger or courier or by express, certified, registered, or first-class mail; (d) if delivered by hand, on the date of delivery;

     and (e) if sent by first-class mail, seven days after it was mailed. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

             If to the Company:       Lexington Acquiport Company, LLC
                                      c/o Lexington Corporate Properties Trust
                                      355 Lexington Avenue
                                      New York, New York  10017-6603
                                      Attention: Chief Executive Officer
                                      Telephone No.: (212) 692-7200
                                      Fax No. (212) 986-6972

                with a copy to:       The Comptroller of the State of
                                            New York, as Trustee of the
                                            Common Retirement Fund
                                      633 Third Avenue, 31st floor
                                      New York, New York  10017-6754
                                      Attention:  Assistant Counsel for
                                               Real Estate Investments
                                            and
                                               Assistant Deputy Comptroller
                                               for Real Estate Investments
                                      Telephone No.: (212) 681-4489
                                      Fax No.: (212) 681-4485

                 and a copy to:       Clarion Partners
                                      335 Madison Avenue
                                      New York, New York  10017
                                      Attention: Mr. Frank L. Sullivan, Jr.
                                      Telephone No.: (212) 883-2503
                                      Fax No.: (212) 883-2803

             If to LXP:               Lexington Corporate Properties Trust
                                      355 Lexington Avenue
                                      New York, New York  10017-6603
                                      Attention: Chief Executive Officer
                                      Telephone No.: (212) 692-7200
                                      Fax No.: (212) 986-6972

                 with a copy of
                 any notice specified
                 in Section 12.1(d)
                 below to:            Paul, Hastings, Janofsky & Walker LLP
                                      399 Park Avenue, 31st floor
                                      New York, New York  10022-4697
                                      Attention: Barry A. Brooks, Esq.
                                      Telephone No.: (212) 318-6000

                                  Fax No.: (212) 319-4090

     If to the Fund:              The Comptroller of the State of
                                        New York, as Trustee of the
                                        Common Retirement Fund
                                  633 Third Avenue, 31st floor
                                  New York, New York  10017-6754
                                  Attention: Assistant Counsel for
                                        Real Estate Investments
                                  and
                                        Assistant Deputy Comptroller for
                                        Real Estate Investments
                                  Telephone No.: (212) 681-4489
                                  Fax No. (212) 681-4485

            with a copy to:       Clarion Partners
                                  335 Madison Avenue
                                  New York, New York  10017
                                  Attention: Mr. Frank L. Sullivan, Jr.
                                  Telephone No.: (212) 883-2503
                                  Fax No.: (212) 883-2803

           and a copy of any
           notices of default to: O'Melveny & Myers LLP
                                  153 East 53rd Street
                                  New York, New York  10022
                                  Attention: Francis J. Burgweger, Jr., Esq.
                                  Telephone No.: (212) 326-2000
                                  Fax No.: (212) 326-2061

         (c) Right to Change Addresses. A Member shall have the right from time to time and at any time during the term of this Agreement to change its notice address or addresses by giving to the other Member at least ten (10) Business Days' prior written notice thereof in the manner provided by this
     Section 12.1. The Fund shall have the right from time to time and at any time during the term of this Agreement to designate a successor to Clarion Partners as Advisor by giving to the other Member at least ten (10) Business Days' prior written notice thereof in the manner provided by this
     Section 12.1.

         (d) Notices to Paul, Hastings, Janofsky & Walker LLP. Copies of the following notices shall be provided to Paul, Hastings, Janofsky and Walker LLP at the address listed in Section 12.1(b) above: notices made in connection with Section 11.1 and Section 11.2 hereof, notices of default and any notice made in connection with the exercise by a Member of any right hereunder not in the ordinary course of the Company's business.

         SECTION 12.2 GOVERNING LAWS. This Agreement and the obligations of the Members hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to its choice of law provisions. Except as otherwise provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

         SECTION 12.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties, supercedes any prior agreements or understandings between them and may not be modified or amended in any manner other than pursuant to Section 12.12 hereof.

         SECTION 12.4 WAIVER. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by the other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member hereunder. Failure on the part of any Member to complain of any act or failure to act of any of the other Members or to declare any of the other Members in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder. No custom, practice or course of dealings arising among the Members in the administration hereof shall be construed as a waiver or diminution of the right of any Member to insist upon the strict performance by any other Member of the terms, covenants, agreements and conditions herein contained.

         SECTION 12.5 VALIDITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 12.6 TERMINOLOGY; CAPTIONS. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa and shall refer solely to the parties signatory hereto except where otherwise specifically provided. Titles of Articles, Sections, Subsections, Schedules and Exhibits are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to Articles, Sections, Subsections, Schedules and Exhibits shall refer to the corresponding Articles, Sections, Subsections, Schedules and Exhibits of this Agreement unless specific reference is made to such Articles, Sections, Subsections, Schedules and Exhibits of another document or instrument. Any use of the word "including" herein shall, unless the context otherwise requires, be deemed to mean "including without limitation".

         SECTION 12.7 REMEDIES NOT EXCLUSIVE. Except as otherwise provided herein, the rights and remedies of the Company and of the Members hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Members confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy but nothing herein contained is intended to, nor shall it, limit or affect any rights or rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention by this section to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise.

         SECTION 12.8 ACTION BY THE MEMBERS. No approval, consent, designation or other action by a Member shall be binding upon such Member unless the same is in writing and executed on behalf of such Member by a duly authorized representative of such Member.

         SECTION 12.9 FURTHER ASSURANCES. Each of the Members shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

         SECTION 12.10 LIABILITY OF THE MEMBERS. Each Member's exposure to liabilities hereunder is limited to its interest in the Company. No Member shall be personally liable for the expenses, liabilities, debts, or obligations of the Company.

         SECTION 12.11 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

         SECTION 12.12 AMENDMENTS. Except as otherwise provided in this Agreement, this Agreement may not be amended without the written consent of all the Members.

         SECTION 12.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and delivery to each of the Members of a fully executed original counterpart of this Agreement.

         SECTION 12.14 WAIVER OF PARTITION. Each of the Members hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Properties to be acquired.

         SECTION 12.15 NO THIRD PARTY BENEFICIARIES. Supplementing Section 5.4 hereof, nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any Person, other than the Members and, subject to the restrictions on assignment contained herein, their respective successors and assigns.

         SECTION 12.16 AFFIRMATIVE ACTION POLICY. The Members recognize the need to take affirmative action to ensure that minority and women-owned business enterprises and minority and women employees and principals are given the opportunity to participate in the performance of contracts entered into by the Company. This opportunity for full participation in our free enterprise system by persons traditionally, socially and economically disadvantaged is essential to obtain social and economic equality. Accordingly, it is the policy of the Company to foster and promote the participation of such individuals and business enterprises in its contracts. It is the intention of the Members that the contractors selected for this undertaking shall seek to comply with the social policy herein stated and will be expected to exert a good faith effort to solicit the participation of such individuals and firms, partners, joint venturers, subcontractors, suppliers, and employees. In this regard, the Company expects such contractors to undertake programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.



                                 LXP, AS THE MANAGING MEMBER


                                 LEXINGTON CORPORATE PROPERTIES TRUST


                                 By: /s/ T. Wilson Eglin
                                     --------------------------------------
                                     Name: T. Wilson Eglin
                                     Title: President



                                 THE FUND, AS A NON-MANAGING MEMBER


                                 COMPTROLLER OF THE STATE OF NEW YORK, AS
                                 TRUSTEE OF THE COMMON RETIREMENT FUND


                                 By: /s/ John E. Hull
                                     --------------------------------------
                                     Name:  John E. Hull
                                     Title: Deputy Comptroller, Division of
                                            Investments and Cash Management

                             SCHEDULES AND EXHIBITS



Schedule 1:                Names and Capital Commitments of Members

Schedule 2:                Acquisition Parameters Checklist

Schedule 3:                Form of Acquisition Memorandum

Schedule 3.5:              Model of an Annual Plan

Schedule 3.6(i):           Leveraged Sale/Leaseback Transactions

Schedule 4.8:              Insurance Standards

Schedule 5:                Redemption Rights

Schedule 6:                AIMR Returns

Schedule 7:                Registration Rights Agreement

Schedule 10.2(ii):         LXP Non-qualified Jurisdictions

Schedule 10.2(viii):       Exceptions to No Material Adverse Change




Exhibit A:                 Form of Annual Budget

Exhibit B:                 Form of Agreement between Company and Asset Manager

Exhibit C:                 Form of IPC Questionnaire

                                   SCHEDULE 1

                    NAMES AND CAPITAL COMMITMENTS OF MEMBERS



                 Member Name                    Capital Commitment      Percentage Interest
                 -----------                    ------------------      -------------------
Lexington Corporate Properties Trust               $50,000,000                 339

Comptroller of the State of New York, as
Trustee of  the Common Retirement Fund             $100,000,000                66K



                                  Schedule 1-1

                                   SCHEDULE 2

                             ACQUISITION PARAMETERS


           (IDENTIFY PROPERTY)                          (DATE)

                                  PARAMETERS                                              YES       NO
                                  ----------                                              ---       --
1.   PROPOSED PROPERTIES AS TO WHICH THE ANSWERS TO ALL OF QUESTIONS 1.1 THROUGH
     1.9 ARE "YES" SATISFY OR COMPLY WITH THE ACQUISITION PARAMETERS OF THIS
     PART 1. PROPOSED PROPERTIES AS TO WHICH THE ANSWER TO ANY OF QUESTIONS 1.1
     THROUGH 1.9 IS "NO" MAY ALSO BE PROPOSED FOR ACQUISITION, BUT EACH "NO"
     ANSWER SHALL BE EXPLAINED ON A SEPARATE SHEET.

     1.1  Is the tenant of the Proposed Property an Investment Grade Tenant?

     1.2 Is the Proposed Property well located in a major metropolitan area or, in the case of bulk industrial, on a major interstate highway?

     1.3 Is the Proposed Property consistent with competitive properties in its market with respect to its floor plate, size, space configuration, layout or otherwise?

     1.4 Is the Proposed Property net leased to a single tenant? If no, how many tenants are there?

     1.5 Is the term of the net lease on the Proposed Property 10 years or more?

     1.6 Will the purchase of the Proposed Property result in an average tenant credit rating for all tenants in all Properties of at least "BBB" or higher?

     1.7 Has the seller of the Proposed Property agreed to accept cash (as opposed to O.P. Units)?

     1.8 Is it true that there are no operating issues or costs that are currently anticipated by the Manager to materially impair the long-term predictability of income attributable to the Proposed
          Property?

     1.9 Will each Member contribute cash to the Company in order to acquire the Proposed Property?

2.   THE FOLLOWING ACQUISITION PARAMETERS MUST ALL BE ANSWERED IN THE NEGATIVE
     FOR THE FUND TO CONSIDER THE ACQUISITION OF THE PROPOSED PROPERTY.

     2.1 Is the Proposed Property to be used primarily for agricultural, horticultural, ranch, mining, recreational, amusement or club purposes?

     2.2 Does the Proposed Property have any material "recognized environmental conditions" as such term is defined in Paragraph 1.1.1 of the current
          ASTM Standard Practice for Environmental Site Assessments, E1527?

     2.3 Will any capital repairs or improvements to the physical plant other than tenant improvements be required?

     2.4 If the Proposed Property is to be financed simultaneously with its acquisition, will such financing result in the total liabilities of the Company exceeding the lesser of (x) 65% of the Company's current total capitalization and (y) $278,300,000?

     2.5 Will the ownership or operation of the Proposed Property give rise to UBTI?

     2.6 Is the amount of time for paying any indebtedness on or related to the property dependent upon any revenue derived from the property?*


                           Schedule 2 (1 of 2 pages)

     2.7 Is the Proposed Property located somewhere other than in the United States?

     2.8 Is any component of the projected internal rate of return dependent on development of the property?

3. THE FOLLOWING ACQUISITION PARAMETERS MUST BE ANSWERED IN THE AFFIRMATIVE FOR THE FUND TO CONSIDER THE ACQUISITION OF THE PROPOSED PROPERTY.

     3.1 Will the acquisition price of the property be a fixed amount on the date of the acquisition?*

     3.2 Does the property qualify as real property of a qualified organization within the meaning of Section 514(c)(9) of the Internal Revenue Code (and any Regulations promulgated thereunder)? *

4. IF THE ANSWER TO EITHER OF THE FOLLOWING QUESTIONS IS "NO," THE PROPOSED PROPERTY COMPLIES WITH THE ACQUISITION PARAMETERS AND MAY BE ACQUIRED BY THE COMPANY. IF BOTH ANSWERS TO THE FOLLOWING QUESTIONS ARE "YES," THE PROPOSED PROPERTY DOES NOT COMPLY WITH THE ACQUISITION PARAMETERS AND THE COMPANY MAY NOT DIRECTLY ACQUIRE THE PROPOSED PROPERTY, BUT THE COMPANY MAY MAKE AN LSL LOAN TO FINANCE A PART OF THE COST OF ACQUIRING THE PROPOSED PROPERTY IN ACCORDANCE WITH SECTION 3.6(i) OF THE AGREEMENT.

     4.1 Is the Proposed Property to be acquired with "acquisition indebtedness" as such term is defined in Section 514(c)(9) of the Code?

     4.2 Is the Proposed Property being leased back to the seller thereof or to any person who bears a relationship to the seller described in Section 267(b) or Section 707(b) of the Code and the regulations promulgated thereunder?

5. IF THE COMPANY IS TO MAKE AN LSL LOAN TO FINANCE A PART OF THE COST OF ACQUIRING AN LSL PROPERTY IN ACCORDANCE WITH SECTION 3.6(i) OF THE AGREEMENT, THE ANSWERS TO EACH OF THE FOLLOWING QUESTIONS MUST BE "YES".

     5.1 Will the Company, the LXP LLC and LXP each treat the LSL Note as a debt obligation owed to the Company, and not as equity, for all corporate, business, regulatory, financial, accounting, reporting, tax and any other purposes based on the requirements of GAAP or applicable tax laws in effect at the time of the completion of this Schedule 2?

     5.2 Will the payment of the LSL Note be superior to all other corporate creditors of the LXP LLC, and will the rights of the other corporate creditors of the member of the LXP LLC be structurally subordinated to the payment of the LSL Note?

     5.3 Will the Disposition Fee to be paid by the Special Purpose LLC to the Asset Manager in the event of the disposition of the LSL Property not exceed an amount that could be charged as an arm's length fee for the services to be rendered to the Special Purpose LLC by the Asset Manager in connection with such disposition?

     5.4 Based on a market analysis of the LSL Property, will it be reasonable to expect that repayment when due of the full principal amount of the LSL Loan will be possible from either a refinancing of the LSL Property or a sale of the LSL Property?

     5.5 Based on a cash flow analysis of the LSL Property, will it be reasonable to expect that the Net Cash Flow from Operations from the LSL Property will be sufficient to pay the interest on the LSL Note when due?



----------
* The acquisition parameters set out in Item 2.6, Item 3.1 and Item 3.2 of this
Schedule 2 apply only to Proposed Properties that are to be acquired with "acquisition indebtedness" as such term is defined in Section 514(c)(9) of the Code.


                           Schedule 2 (2 of 2 pages)

                                   SCHEDULE 3

                         FORM OF ACQUISITION MEMORANDUM









                           ACQUISITION MEMORANDUM FOR

                        LEXINGTON ACQUIPORT COMPANY, LLC



                   ------------------------------------------
                                 [PROPERTY NAME]

             -------------------------------------------------------

                               [PROPERTY ADDRESS]



                           ---------------------------

                                     [DATE]


                                   Sched. 3-1

                                TABLE OF CONTENTS


SECTION                                                                     PAGE

I.       INVESTMENT SUMMARY...................................................1
II.      INVESTMENT STRUCTURE & RETURNS.......................................2
III.     PROPERTY PROFILE.....................................................3
IV.      TENANCY..............................................................4
V.       MARKET ANALYSIS......................................................5
VI.      COMPETITION.........................................................11
VII.     FINANCIAL ANALYSIS..................................................12
         -    RETURN SUMMARY.................................................12
         -    ASSUMPTIONS TO FINANCIAL PROJECTIONS...........................13
         -    REPLACEMENT COST ANALYSIS......................................14
VIII.    EXHIBITS............................................................16
A.       LOCATION MAPS.......................................................16
B.       FLOOR PLANS.........................................................16
C.       LEASE ABSTRACT......................................................16
D.       ACQUISITION PARAMETERS CHECKLIST....................................16


                                   Sched. 3-2

                             I. INVESTMENT SUMMARY

[General description of property, location, tenancy, metropolitan market and competitive submarket]


                                   Sched. 3-3

                       II. INVESTMENT STRUCTURE & RETURNS

[Description of deal structure, purchase price, closing costs, financing considerations, relationship of acquisition cost/sf to replacement cost, etc.]


RETURNS


INVESTMENT YIELDS                   UNLEVERAGED                 LEVERAGED
-----------------                   -----------                 ---------
Investment Amount

Per Square Foot

Initial Return

5-Year Average Return

10-Year Average Return

IRR (X-year hold) - Nominal

IRR (X-year hold) - Real


                                   Sched. 3-4

                             III. PROPERTY PROFILE

Location & Access


Project History and Ownership


Site and Land Area


Building Description and Size


Parking


Foundations/Flooring


Exterior Walls


Vertical Transportation Systems


HVAC Systems


Electrical


Life Safety


Roofs


Compliance with Americans with Disabilities Act (ADA)


Environmental Inspection


Physical Conditions Report


Five-year Capital Improvements and Major Repairs Budget


                                   Sched. 3-5

                                  IV. TENANCY

Corporate Overview


Tenant Improvement Allowance

Financial Highlights

Description of Divisions


                                   Sched. 3-6

                               V. MARKET ANALYSIS

MARKET OVERVIEW

[Analysis, supported by statistical data (see tables) of metropolitan, county and city historical population, projections for future absorption, employment growth, construction and occupancy]

                                     TABLE 1
              METROPOLITAN CITY OFFICE MARKET TRENDS, 1980-MID 1997
                                (000 SQUARE FEET)

                                  TOTAL                                         VACANCY                  NET
        YEAR-END                INVENTORY            OCCUPIED AREA              RATE %               ABSORPTION






       1986-1990

    AVG. ABSORPTION







       1991-1998

    AVG. ABSORPTION
       1980-1998

    AVG. ABSORPTION


                                   Sched. 3-7

                                     TABLE 5
      METROPOLITAN CITY EMPLOYMENT TRENDS AND PROJECTIONS, 1980-2005 (000)

                                                                                       COMPOUNDED ANNUAL
                                                                                             GROWTH
                                                                                     -----------------------
                                BUSINESS &                                                           FIRE &
                               PROFESSIONAL                       ALL                  TOTAL        BUSINESS
    YEAR          FIRE           SERVICES         SUBTOTAL       OTHER     TOTAL     EMPLOYMENT     SERVICES
    ----          ----         ------------       --------       -----     -----     ----------     --------
1980
1985
1990
1998
2000
2005

Source: DRI/McGraw-Hill


                                     TABLE 6
                  MAJOR PRIVATE EMPLOYERS IN METROPOLITAN CITY

                                                        NUMBER OF EMPLOYEES IN
COMPANY                                                    METROPOLITAN CITY



                                   Sched. 3-8

                                     TABLE 7
       HISTORICAL AND PROJECTED METROPOLITAN CITY OFFICE DEMAND, 1980-2000
                                (000 SQUARE FEET)


                                                                   FIRE AND                                 OCCUPIED SQUARE
                                                                   BUSINESS           SQUARE FOOTAGE          FOOTAGE PER
                                        OCCUPIED SQUARE            SERVICES            PER EMPLOYEE           INCREMENTAL
     YEAR-END                               FOOTAGE               EMPLOYMENT             (AVERAGE)              EMPLOYEE
     --------                           ---------------           ----------          --------------        ---------------
1980

1985

1990

1998

2000

AVERAGE ANNUAL ABSORPTION 1980-1998

AVERAGE ANNUAL ABSORPTION 1999-2000

1999-2000 / 1980-1998
AVERAGE ANNUAL ABSORPTION


Source:

                                     TABLE 8
    ESTIMATED AND PROJECTED METROPOLITAN CITY OFFICE MARKET TRENDS, 1998-2000
                                (000 SQUARE FEET)


                                                                       OCCUPANCY            PROJECTED            PROJECTED
    YEAR-END                 TOTAL SF           OCCUPIED SF              RATE              ABSORPTION           CONSTRUCTION
    --------                 --------           -----------            ---------           ----------           ------------




AVERAGE ANNUAL 1998-2000

Source:


                                     TABLE 9
 NEW AND PLANNED MULTI-TENANT OFFICE BUILDINGS FOR METROPOLITAN CITY, 1999-2001


    PROJECT            ADDRESS            SUBMARKET            OWNER/DEVELOPER          SF         YEAR
    -------            -------            ---------            ---------------          --         ----



TOTAL:


Source:


                                   Sched. 3-9

                                    TABLE 10
    EXPECTED MULTI-TENANT OFFICE BUILDING CONSTRUCTION FOR METROPOLITAN CITY,
                             BY SUBMARKET, 1999-2002


        SUBMARKET                 1999         2000       2001        2002            TOTAL
        ---------                 ----         ----       ----        ----            -----
CBD

Submarket:



TOTAL METROPOLITAN CITY


Source:

                                    TABLE 11
                   HISTORICAL COUNTY MARKET TRENDS, 1980-1998
                                (000 SQUARE FEET)


                    TOTAL SQUARE        OCCUPIED SQUARE               OCCUPANCY           AVERAGE ANNUAL
    YEAR-END            FEET                  FEET                       RATE               ABSORPTION
    --------        ------------        ---------------               ---------           --------------
1980

1990

1998

AVERAGE ANNUAL ABSORPTION 1980-1998


Source:

                                    TABLE 12
             COUNTY SHARE OF METROPOLITAN CITY ABSORPTION, 1980-1998
                                (000 SQUARE FEET)


                                                                              COUNTY SHARE
                                                                 -------------------------------------
                           METROPOLITAN CITY AVG. ANNUAL         AVERAGE ANNUAL NET
      TIME PERIOD                    ABSORPTION                      ABSORPTION                PERCENT
      -----------          -----------------------------         ------------------            -------
1980-1990

1990-1996

1980-1998


Source:


                                  Sched. 3-10

                                    TABLE 13
                     COUNTY OFFICE SPACE BY CLASS, JUNE 1998
                                (000 SQUARE FEET)


                       CLASS A                                               CLASS B & C
-----------------------------------------------------   ----------------------------------------------------
                    OCCUPIED SQUARE                                        OCCUPIED SQUARE
TOTAL SQUARE FEET         FEET         OCCUPANCY RATE   TOTAL SQUARE FEET        FEET         OCCUPANCY RATE
-----------------   ---------------    --------------   -----------------  ---------------    --------------




Source:

                                    TABLE 14
      HISTORICAL AND PROJECTED OFFICE USING EMPLOYMENT IN COUNTY, 1980-2005
                                 (000 EMPLOYEES)


                                                                               COMPOUNDED ANNUAL GROWTH
                                                                        -------------------------------------
                      BUSINESS &                                                            FIRE & BUSINESS &
                     PROFESSIONAL                                                             PROFESSIONAL
  YEAR      FIRE       SERVICES       SUBTOTAL    ALL OTHER    TOTAL    TOTAL EMPLOYMENT        SERVICES
  ----      ----     ------------     --------    ---------    -----    ----------------    -----------------




Source:  DRI/McGraw-Hill



                                    TABLE 15
       HISTORICAL AND PROJECTED COUNTY OFFICE EMPLOYMENT TRENDS 1980-2000
                                (000 SQUARE FEET)


                                           FIRE AND BUSINESS &                             OCCUPIED SQUARE
                                               PROFESSIONAL       SQUARE FOOTAGE PER         FOOTAGE PER
   YEAR-END      OCCUPIED SQUARE FOOTAGE   SERVICES EMPLOYMENT     EMPLOYEE AVERAGE     INCREMENTAL EMPLOYEE
   --------      -----------------------   -------------------    ------------------    --------------------




AVERAGE ANNUAL ABSORPTION 1980-1996

AVERAGE ANNUAL ABSORPTION 1996-2000

1980-1996/1996-2000


Source:


                                  Sched. 3-11

                                    TABLE 16
         ESTIMATED AND PROJECTED COUNTY OFFICE MARKET TRENDS, 1998-2000
                                (000 SQUARE FEET)


                    TOTAL     OCCUPIED SQUARE                           PROJECTED            PROJECTED
   YEAR-END      SQUARE FEET        FEET         OCCUPANCY RATE        ABSORPTION          CONSTRUCTION
   --------      -----------  ---------------    --------------        ----------          ------------





AVERAGE ANNUAL 1998-2000


Source:


                                  Sched. 3-12

                                 VI. COMPETITION

MARKET SYNOPSIS


NEW CONSTRUCTION


INVESTMENT SALES



                                                     SQUARE
             NAME                 PURCHASE DATE     FOOTAGE     PRICE ($ IN MM)    PRICE/SF    BUYER
             ----                 -------------     -------     ---------------    --------    -----




COMPETITIVE POSITION



COMPETITIVE PROJECT ANALYSIS


                                                              CURRENT
                                           TOTAL SQUARE      OCCUPANCY    NUMBER OF                 CURRENT ASKING
       BUILDING              CLASS             FEET            RATE         FLOORS    YEAR BUILT     RENTS - 1999
       --------              -----         ------------      ---------    ---------   ----------    --------------




Source:


                                  Sched. 3-13

                             VII. FINANCIAL ANALYSIS

[RETURN SUMMARY]



                                  Sched. 3-14

ASSUMPTIONS TO FINANCIAL PROJECTIONS

Projection Period:

Residual Cap rate:

Residual Calculation:

Sales Cost:

Market Rents:

Tenant Option:

Expense Recoveries:

Expense Growth:

Operating Expenses:

Real Estate Taxes:

Management Fee:

Vacancy Allowance:

Renewal Probability:

Downtime:

Tenant Improvements:

Leasing Commissions:

Capital Improvements:           Year:          Item             Estimated Amount
                                -----          ----             ----------------
                                2000
                                2001
                                2002
                                2003
                                2004

                                Total

Capital Reserve:

                                   Sched. 3-15

REPLACEMENT COST ANALYSIS:
--------------------------------------------------------------------------------
                                                                 $/SF
--------------------------------------------------------------------------------
Land Acquisition Cost

Building Shell & Core

Site Improvements/Parking

Tenant Improvements

Contingencies (5%)

Total Hard Costs

Architectural & Engineering

Legal/Permits

Real Estate Taxes

Marketing/Advertising

Leasing Commissions

Constr. Period Taxes & Insurance

Financing Fees (1%)

Developer's Fee & Overhead (6%)

Interest Carry

Total Soft Costs
--------------------------------------------------------------------------------
TOTAL DEVELOPMENT COST

Operating Profit/Loss

NET DEVELOPMENT COST
--------------------------------------------------------------------------------



                                   Sched. 3-16

ESTIMATED REQUIRED GROSS EFFECTIVE RENT

--------------------------------------------------------------------------------
                               Assumption                            $/SF
--------------------------------------------------------------------------------
Required Return/Net Rent

Operating Expenses/Taxes

Less Parking Income

Gross Effective Rent

Vacancy Factor
--------------------------------------------------------------------------------
Required Gross Effective Rent
--------------------------------------------------------------------------------



                                   Sched. 3-17

VIII.    EXHIBITS

                  A.       LOCATION MAPS

                  B.       FLOOR PLANS

                  C.       LEASE ABSTRACT

                  D.       ACQUISITION PARAMETERS CHECKLIST









                                   Sched. 3-18

                                  SCHEDULE 3.5

                             MODEL OF AN ANNUAL PLAN

                    [SCHEDULE BEGINS ON THE FOLLOWING PAGE.]



















                                  Sched. 3.5-1

                                 SCHEDULE 3.6(i)

                      LEVERAGED SALE/LEASEBACK TRANSACTIONS

         If the Members elect to utilize leverage in the acquisition of an Approved Property that could be purchased by the Company and leased back to the seller (a "LSL PROPERTY"), such transaction will be accomplished in accordance with the requirements of this Schedule 3.6(i). Any Acquisition Fee earned in connection with such transaction shall be paid by the Company pursuant to the terms of the Agreement.

         1. Formation of LXP LLC and Special Purpose LLC. For each LSL Property, LXP will form a separate, bankruptcy remote, special purpose Delaware limited liability company of which LXP shall be the sole member (each, a "LXP LLC"). Also, for each LSL Property, the LXP LLC will form a separate bankruptcy remote, special purpose Delaware limited liability company, of which the LXP LLC shall be the sole member (each a "SPECIAL PURPOSE LLC"), to acquire that LSL Property and to lease it back to the seller pursuant to a net lease (a "LSL LEASE"). Each LXP LLC shall be authorized under the terms of its limited liability company operating agreement to receive from the Company the LSL Loan applicable to that LSL Property and to hold only the membership interests in the Special Purpose LLC formed for that LSL Property. Each Special Purpose LLC shall be authorized under the terms of its limited liability company operating agreement to acquire and leaseback only that LSL Property.

         2. Acquisition of LSL Property. Such Special Purpose LLC shall acquire such LSL Property in accordance with the acquisition agreement applicable thereto.

         3. Structure of Financing. The acquisition of LSL Properties by the Special Purpose LLCs shall be financed as follows:

         (a) LXP will contribute to the LXP LLC an amount equal to at least five percent (5%) of the cost of acquiring the LSL Property (the "LXP LSL CONTRIBUTION"), and the LXP LLC will contribute an amount equal to the LXP LSL Contribution to the Special Purpose LLC as a capital contribution. That amount will be applied to acquire the LSL Property.

         (b) A portion of the acquisition cost of each LSL Property acquired by a Special Purpose LLC shall be financed (and may be refinanced) by a nonrecourse (excepting customary non-recourse carveouts), first mortgage loan (such loan, and any extension, renewal and refinancings thereof, a "FIRST MORTGAGE LOAN") made to such Special Purpose LLC by an unrelated third party mortgage lender in an amount not to exceed an amount that, when added to the aggregate principal amount of all first mortgage loans made to the other Special Purpose LLCs plus the aggregate outstanding principal amount of all financings of Approved Properties by the Company, is equal to the lesser of (x) 65% of the sum of the Company's current total capitalization (assuming for the purposes of this calculation only that all of the Special Purpose LLCs then in existence have been consolidated with the Company), and (y) $278,300,000.

         (c) If the terms of the first mortgage loan for a particular LSL Property are acceptable to the Members, then the Company will make a recourse loan (a "LSL LOAN") to the LXP LLC to finance a portion of the cost of acquiring that particular LSL Property (i) in an





                                 Sched. 3.6(i)-1
amount equal to the acquisition cost less the amount of the First Mortgage Loan and less the LXP LSL Contribution and (ii) upon the terms set forth in Paragraph 7 below. Each LSL Loan will be evidenced by a separate promissory note (an "LSL NOTE"). The LXP LLC shall contribute the amount of the LSL Loan to the Special Purpose LLC to pay the balance of the purchase price for that particular LSL Property.

         (d) The Fund's share of any LSL Capital Contribution required by the Company to fund an LSL Loan approved by the Members shall be equal to the product of two-thirds (2/3) multiplied by the sum total of (A) the LSL Loan Amount and (B) the LXP LSL Contribution. LXP's share of such LSL Capital Contribution shall be equal to (x) the product of one-third (1/3) multiplied by the sum total of (A) the LSL Loan Amount and (B) the LXP LSL Contribution, less
(y) the LXP LSL Contribution.

         (e) The loan to value ratio for each LSL Property may not exceed 95%.

         4. Reduction in Capital Commitment. All amounts contributed by LXP to any LXP LLCs pursuant to Paragraph 3(a) above and applied to the costs of acquiring a LSL Property shall be deducted on a dollar for dollar basis from LXP's Capital Commitment.

         5. Disposition of LSL Properties; Disposition Fee. Upon the closing of any sale of an LSL Property to an unrelated and unaffiliated third party (or to Net 1 L.P. and Net 2 L.P.), the Asset Manager shall be paid by the Special Purpose LLC a fee (the "DISPOSITION FEE") equal to a percentage of the gross sale price. The Disposition Fee in each case shall be agreed upon by the Members at the time the decision to make an LSL Loan is made by the Company and shall not in any case exceed two and one-half percent (2.5%) of the gross sales price. No Disposition Fee will be paid in the event of foreclosure on the LSL Note by the Company or termination of the services of the Asset Manager.

         6. Application of Net Cash Flow After Payment of First Mortgage Loan. Each Special Purpose LLC will distribute Net Cash Flow (defined below in Paragraph 11) available after the Special Purpose LLC makes payments of principal and interest on the First Mortgage Loan to the LXP LLC as equity distributions and/or loan repayments.

         7. Terms of LSL Loans. Each LSL Loan will be made upon the following terms and conditions:

         (a) The LSL Loan will be evidenced by an LSL Note which shall be substantially in the form attached hereto as Appendix A and made a part hereof.

         (b) The term of each LSL Loan will be as agreed upon by the Members. If the Members cannot agree, then such term shall be the greater of (i) the term of the corresponding LSL Lease plus two years, and (ii) the term of the applicable First Mortgage Loan.

         (c) Each LSL Loan shall be recourse to the LXP LLC and shall be secured by a pledge of all of the membership interests of the LXP LLC in the Special Purpose LLC. Each pledge (a "PLEDGE") shall be substantially in the form attached hereto as Appendix B and made a part hereof.




                                 Sched. 3.6(i)-2

         (d) The principal amount of each LSL Loan shall be paid in a single balloon payment at the end of the term of such LSL Loan.

         (e) The principal amount of each LSL Loan shall be prepaid upon the earliest to occur of the following events:

                  (i) a call by the Company for prepayment of the LSL Loan which call may be made on at least six months' prior written notice;

                  (ii) the sale, exchange or other disposition of the LSL Property applicable to such LSL Loan;

                  (iii) the dissolution of either the LXP LLC or the applicable Special Purpose LLC and the liquidation of its assets, in which case prepayment shall occur not later than concurrently with distribution of Net Sale Proceeds (defined below in Paragraph 11) to the members of the LXP LLC or the applicable Special Purpose LLC;

                  (iv) the default by the Special Purpose LLC in the performance of its obligations in respect of the First Mortgage Loan, and the exercise of remedies by the lender thereof.

         (f) In the event of an event of default under any LSL Loan, the Manager shall notify the Members and the Members shall determine whether or not to have the Company declare that LSL Loan in default and to accelerate the indebtedness evidenced thereby.

         (g) Each LXP LLC shall pay interest on the applicable LSL Loan in installments and at rates to be determined in accordance with the following principles:

                  (i) Interest only shall be paid in periodic installments. The length of the period shall be agreed upon by the Members. If the Members cannot agree, the interest payments shall be made quarterly. Principal shall be paid in a balloon payment at the end of the term of the LSL Loan or at mandatory prepayment.

                  (ii) Each periodic payment of interest payable on each LSL Note will consist of (A) an installment calculated by multiplying the principal amount of the LSL Loan by an interest rate ("BASE INTEREST"), and (B) an installment ("CASH FLOW INTEREST") calculated by subtracting from the Net Cash Flow the amount of the Base Interest and then multiplying the result of such subtraction by fifty percent (50%). If the projected Net Cash Flow increases or decreases from one period to another due to increases or decreases in rental income or for any other reason, installments of Base Interest and Cash Flow Interest will be separately calculated for each periodic increase or decrease in projected Net Cash Flow.

                  (iii) The total projected amount (the "TOTAL INTEREST AMOUNT" or "TIA") of each periodic installment of Base Interest (the "BASE INTEREST AMOUNT" or "BIA") and Cash Flow Interest (the "CASH FLOW INTEREST AMOUNT" or "CFIA") on each LSL Loan will be equal to a percentage of projected Net Cash Flow for such period; such percentage (the "PARTICIPATION PERCENTAGE" or "PP%") to equal the percentage derived
                                 Sched. 3.6(i)-3
         by dividing (A) the principal amount of the LSL Loan by (B) the sum of the principal amount of the LSL Loan plus the amount of the LXP LSL Contribution. If the projected Net Cash Flow will increase or decrease from one period to another due to increases or decreases in rental income under the terms of the corresponding LSL Lease, such changes shall be taken into account on a present value basis in determining the Total Interest Amount or TIA, the Base Interest Amount or BIA, the Cash Flow Interest Amount or CFIA, and the Participation Percentage or PP% at the time the LSL Loan is made.

                  (iv) The Base Interest Amount will be that amount that, when added to the Cash Flow Interest Amount, will equal the projected Total Interest Amount. The calculation is demonstrated on Appendix 3.6(i)-A attached to this Schedule 3.6(i) and made a part hereof.

                  (v) The total of Base Interest and Cash Flow Interest will be capped at 17% per annum.

                  (vi) Installments of Cash Flow Interest for any period for which there is no positive Net Cash Flow shall be excused, and, during the last twenty-four (24) months of the term of the LSL Loan, periodic payments of Base Interest for each payment period within such 24-month period shall be deferred to the Maturity Date (or the date of any earlier prepayment) to the extent that the amount of Net Cash Flow for any period is insufficient to pay the full amount of Base Interest due for such Period. The amount of deferred Base Interest shall be paid in full on the Maturity Date or on the date of any earlier prepayment of the LSL Loan. Deferred Base Interest shall not bear interest.

         (h) Net Cash Flow received by a LXP LLC from a Special Purpose LLC in respect of any LSL Property in excess of the amount of the periodic payment of Base Interest and Cash Flow Interest for the corresponding LSL Note shall be available for distribution to the member of the LXP LLC.

         (i) The Company shall have the right as lender under the terms of the LSL Loan to approve the property or asset manager and the property or asset management agreement with respect to the related LSL Property. The Members hereby agree that (x) Lexington Realty Advisors, Inc. is acceptable to the Company as a property or asset manager with respect to any LSL Property, (y) the form of management agreement attached as Exhibit B to the Agreement (including the management fee payable thereunder) is acceptable to the Company as a property or asset management agreement with respect to any LSL Property, and (z) a management fee in an amount equal to the fee paid by the Company to the Manager or Asset Manager for property management services is acceptable to the Company.

         (j) Under the terms of each LSL Loan, the applicable LXP LLC shall cause its subsidiary Special Purpose LLC to obtain the approval by the Company, as lender, of the construction by such Special Purpose LLC of any capital improvements and capital alterations at any LSL Property, other than such work required by any lease of the LSL Property.

         8. Application by the Special Purpose LLC of Net Sale Proceeds. Net Sale Proceeds from the sale of any LSL Property shall be applied as follows:


                                 Sched. 3.6(i)-4

         (a) First, proceeds shall be applied to pay any closing, transaction and other costs incurred by the Special Purpose LLC in connection with such sale.

         (b) Second, proceeds shall be applied to pay the First Mortgage Loan applicable to such LSL Property.

         (c) Third, proceeds shall be applied to pay the Disposition Fee for such LSL Property.

         (d) Fourth, proceeds shall be distributed to the member(s) of the Special Purpose LLC.

         9. Application by the LXP LLC of Net Sale Proceeds. Proceeds distributed by the Special Purpose LLC to the LXP LLC from the Net Sale Proceeds of the corresponding LSL Property shall be applied as follows:

         (a) First, proceeds shall be applied to pay all principal and all accrued but unpaid interest on the LSL Note applicable to that LSL Property.

         (b) The remainder is available for distribution to the member(s) of the LXP LLC.

         10. Warrant.

         (a) Concurrently with the making of a LSL Loan by the Company in respect of a LXP LLC, the Company will purchase from such LXP LLC a warrant (a "WARRANT") to purchase a percentage of the membership interests in the Special Purpose LLC. The percentage interest shall be agreed upon by the Members. If the Members are unable to agree, the percentage interest shall be determined as follows:

                  The percentage interest (the "SPECIAL PURPOSE LLC PERCENTAGE INTEREST") shall equal the percentage derived by dividing (a) the principal amount of the corresponding LSL Loan by (b) the sum of the principal amount of the LSL Loan plus the amount of the LXP LSL Contribution.

The price of the Warrant will be a percentage of the principal amount of the LSL Loan, but the principal amount of the LSL Loan will not be reduced by the amount of the funds transferred by the Company to the LXP LLC that are allocable to the Warrant. The price for the Warrant shall be agreed upon by the Members. If the Members are unable to agree, the price shall be not more than 0.2% of the principal amount of the LSL Loan. The Warrant shall be substantially in the form attached hereto as Appendix C and made a part hereof.

         (b) The Warrant will be exercisable at any of the following times ("WARRANT EXERCISE PERIOD"):

                  (i) Within thirty (30) days after a Transfer of the LSL Property, (provided, that the LXP LLC or the Special Purpose LLC shall have notified the Company of the sale or other Transfer pursuant to the Warrant);
                                 Sched. 3.6(i)-5

                  (ii) Within three (3) years after the date (through and including the third anniversary of such date) of any refinancing, prepayment or payment of the LSL Note, except a prepayment in conjunction with a Transfer pursuant to Clause 10(b)(i) above (provided that nothing in this Clause 10(b)(ii) shall be construed to allow any prepayment of the LSL Note other than in accordance with the terms of the LSL Note).

         Upon exercise of the Warrant, the LXP LLC will sell the Special Purpose LLC Percentage Interest to the Company, and the Company will pay the Exercise Price (defined below) to the LXP LLC.

         (c) The price payable by the Company to the LXP LLC for the Special Purpose LLC Percentage Interest in such Special Purpose LLC (the "EXERCISE PRICE") shall be agreed upon by the Company and the LXP LLC. If the Company and the LXP LLC are unable to agree upon the Exercise Price, the Exercise Price will be determined as follows:

                  The Exercise Price will be fixed, equal to the value of the Special Purpose LLC upon formation, multiplied by the Special Purpose LLC Percentage Interest. The value of the Special Purpose LLC upon formation shall be (i) the purchase price of the LSL Property held by the Special Purpose LLC, minus (ii) any First Mortgage Loan indebtedness of the Special Purpose LLC incurred at the time of the purchase of the LSL Property.

         (d) The warrant will contain a put option (the "PUT OPTION") exercisable at any of the following times ("PUT EXERCISE PERIOD"):

                  (i) Within thirty (30) days after a Transfer of the LSL Property, (provided, that the LXP LLC or the Special Purpose LLC shall have notified the Company of the Transfer pursuant to the Warrant);

                  (ii) Within three (3) years after the date (through and including the third anniversary of such date) of any refinancing, prepayment or payment of the LSL Note, except a prepayment in conjunction with a Transfer pursuant to Clause 10(d)(i) above (provided that nothing in this Clause 10(d)(ii) shall be construed to allow any prepayment of the LSL Note other than in accordance with the terms of the LSL Note).

         The Put Option will allow the Company to require the LXP LLC to purchase the warrant in the event of a Transfer of the LSL Property or in the event of a refinancing, prepayment or payment of the LSL Loan at a price (the "PUT PRICE") equal to the value of the Special Purpose LLC immediately prior to a sale of the LSL Property (or refinancing, prepayment or payment of the LSL
Loan), times the Special Purpose LLC Percentage Interest minus the Exercise Price for the Warrant. The value of the Special Purpose LLC shall be determined based on the (i) sale price (in the case of a sale) or Fair Market Value (in the case of a refinancing, prepayment or payment) of the LSL Property held by the Special Purpose LLC (excluding, for the purpose of determining the Fair Market Value, the First Mortgage Loan) minus (ii) closing costs and the Disposition Fee (in the case of a sale), minus (iii) any remaining unpaid First Mortgage Loan indebtedness of the Special Purpose LLC.


                                 Sched. 3.6(i)-6

         11. Definitions. Terms and phrases not defined in this Schedule 3.6(i) shall have the meanings set forth in the Agreement. The following terms and phrases shall, for purposes of this Schedule and the Agreement, have the meanings set forth below:

                           "NET CASH FLOW" means the gross proceeds from the operations of the Special Purpose LLC (excluding sales or other dispositions or refinancings of the LSL Property) less any portion thereof used to pay Special Purpose Operating Expenses, capital improvements or replacements or payments of interest and principal in respect of the First Mortgage Loan, any management fees or acquisition fees payable to a member of the Special Purpose LLC or to the Asset Manager or to the Manager or to establish reasonable reserves for Special Purpose Operating Expenses, capital improvements, replacements, payments of interest and principal in respect of the First Mortgage Loan and contingencies, as such reserves are calculated by the member of the Special Purpose LLC or the Asset Manager. "Net Cash Flow" shall not be reduced by real estate depreciation or by cost amortization, cost recovery deductions or similar allowances, but shall be increased by any reduction of reserves previously deducted in the calculation of Net Cash Flow.

                           "NET SALE PROCEEDS" means the gross cash proceeds from the sale or other disposition of a LSL Property, less (a) any closing, transaction and other costs incurred by the Special Purpose LLC in connection with such sale or other disposition or refinancing;
         (b) the amount required to retire the First Mortgage Loan outstanding against such LSL Property; and (c) any amounts required to fund any related reserves up to the levels required by the Annual Plan, as calculated by the Manager. Net Sale Proceeds shall be increased by reductions of reserves originally funded from Net Sale Proceeds. "Net Sale Proceeds" shall include all principal and interest payments made with respect to any note or other obligation received by the Special Purpose LLC in connection with the sale or other disposition of any LSL Property.

                           "SPECIAL PURPOSE OPERATING EXPENSES" means (x) all reasonable and customary costs and expenses of Third Parties retained in connection with the ownership, leasing, operation, repair, maintenance and management of the LSL Property and (y) real estate taxes, insurance premiums, utility charges, rent collection and lease enforcement costs, brokerage commissions to the extent applicable to the period in question (but excluding any Acquisition Fee payable to the Manager or the Asset Manager under the Agreement), maintenance expenses, costs of repairs and replacements (which, under generally accepted accounting principles consistently applied, may be expensed during the period when made) (but excluding any management fees payable to a member of the Special Purpose LLC or to the Asset Manager) in connection with the ownership, leasing, operation, repair, maintenance and management of the LSL Property. Special Purpose Operating Expenses shall not include general and administrative costs and overhead of the Special Purpose LLC and debt payments.

                           "TRANSFER" shall mean any sale or exchange or other transfer by any Special Purpose LLC of the corresponding LSL Property or any substantial part thereof or any interest therein in any manner whatsoever, in one transaction or a series of transactions, whether directly or indirectly or voluntarily or involuntarily, excluding a net


                                 Sched. 3.6(i)-7
         lease of the LSL Property, but including (i) any merger, consolidation, dissolution or syndication involving or affecting the Special Purpose LLC, or (ii) any transfer of 10% or more of the membership interests in the Special Purpose LLC in one transaction or a series of transactions, or (iii) the sale or other transfer of all or substantially all of the assets of the LXP LLC which is the member of the Special Purpose LLC; or (iv) the sale or other transfer of any membership interests in such LXP LLC.

         12. LXP's Representations. With respect to each LSL Loan that the Company makes and the corresponding LSL Property, LXP shall represent to the Company and the Fund as follows:

         (a) Reporting. The Company, the LXP LLC and LXP will each treat the LSL Note as a debt obligation owed to the Company, and not as equity, for all corporate, business, regulatory, financial, accounting, reporting, tax and any other purposes, except to the extent a change in GAAP requires the Company, the LXP LLC or LXP to do otherwise.

         (b) Priority of LSL Note. The payment of the LSL Note will be superior to all other corporate creditors of the LXP LLC, and the rights of the corporate creditors of the member of the LXP LLC shall be structurally subordinated to the payment of the LSL Note. Further, the payment of the LSL Note will be superior to all claims of LXP against the LXP LLC.

         13. Memorandum of Understanding. After the Members have determined the terms of each LSL Loan, the Manager shall prepare a memorandum of understanding setting forth such terms (including the percentage of the gross sale price constituting the Disposition Fee) which shall be signed by the Members or their designees.




                                 Sched. 3.6(i)-8

                                APPENDIX 3.6(I)-A

                                  HYPOTHETICAL

Assume that the purchase price for the LSL Property is $2,000,000, the amount of the First Mortgage Loan is $1,200,000, the amount of the LSL Loan is $700,000, the amount of the LXP LSL Contribution is $100,000 and the projected annual Net Cash Flow is $96,000 or $8,000 monthly (there are no increases or decreases in projected Net Cash Flow).

With the amount of the LSL Loan at $700,000 and the LXP LSL Contribution at $100,000, the lenders of the LSL Loan have provided 7/8ths or 87.5% of the non-mortgage capitalization and the LXP LLC has provided 1/8ths or 12.5% of the non-mortgage capitalization.

The total amount of each installment of interest for a month (the "TOTAL INTEREST AMOUNT" or "TIA") will be equal to a percentage (the "PARTICIPATION PERCENTAGE" or "PP%") of projected Net Cash Flow ("NCF") for that month. The Participation Percentage is derived by dividing (A) the principal amount of the LSL Loan by (B) the sum of the principal amount of the LSL Loan plus the amount of the LXP LSL Contribution.

The Total Interest Amount or TIA will have two components: (1) an amount of Base Interest (the "BASE INTEREST AMOUNT" or "BIA") calculated by multiplying the Net Cash Flow by the Base Interest Rate (the "BASE INTEREST RATE" or "BI%"); and (2) an amount of Cash Flow Interest (the "CASH FLOW INTEREST AMOUNT" or "CFI AMOUNT") calculated by subtracting the Base Interest Amount from the Net Cash Flow and then multiplying that result by 50%. The Base Interest Rate or BI% is determined by first calculating the percentage of Net Cash Flow that is attributable to Base Interest (the "BASE INTEREST AMOUNT PERCENTAGE" or "BIA%") and then solving for the Base Interest Rate. The TIA can be expressed by the following formula:

         Total Interest Amount equals the sum of the Base Interest Amount plus the Cash Flow Interest Amount.

                  NCF x PP% = (NCF x BIA%) + (0.5 x (NCF  - [NCF x BIA%])

                  8,000 x .875 =(8,000 x BIA%) + (0.5 x (8,000 - [8,000 x BIA%])

                  7,000 = 8,000BIA% + 4,000  - 4,000BIA%

                  3,000 = 4,000BIA%

                  BIA% = 75%

                  BI% = (BIA% x NCF x 12) / LSL Loan Amount

                  BI% = (0.75 x 8,000 x 12) / 700,000

                  BI% = 72,000 / 700,000




                                  App 3.6(i)-A

                  BI% = 10.286%

To check the calculations  -

-        The Base Interest Rate is 10.286%.

- The Annual Base Interest Amount is [$700,000 x 10.286] = $72,002 (rounded to $72,000).

-        The Monthly Base Interest Amount is $6,000.

- The Cash Flow Interest Amount is 50% of the result of Net Cash Flow minus the Base Interest Amount or

         -        0.5 x (8,000 - $6,000) or 0.5 x $2,000 = $1,000.

-        Total Interest Amount is $6,000 + $1,000 = $7,000.

The Total Interest Amount should equal 87.5% of Net Cash Flow, or $7,000. The Cash Flow Interest Amount of $1,000 plus the Base Interest Amount of $6,000 together equal $7,000.






                                  App 3.6(i)-A

                                   APPENDIX A
                               TO SCHEDULE 3.6(i)


                              [* NAME OF LXP LLC *]

                           FORM OF LSL PROMISSORY NOTE

$_____________                                            NEW YORK, NEW YORK
                                                   ___________ __, 1999/20__



FOR VALUE RECEIVED, [* NAME OF LXP LLC *], a Delaware limited liability company ("MAKER"), unconditionally promises to pay to the order of LEXINGTON ACQUIPORT COMPANY, LLC ("PAYEE"), in the manner and at the place hereinafter provided, on the Maturity Date (capitalized terms used herein and not otherwise defined herein shall have the meanings provided in Section 10 below), the sum of _____ MILLION AND ____/100 DOLLARS ($____________) (the "LOAN AMOUNT"), together with all accrued but unpaid interest thereon.

Maker also promises to pay, on the unpaid principal amount, the following interest: (i) Base Interest; and (ii) Cash Flow Interest, pursuant to the terms hereof. In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

         1. MATURITY DATE. The Maturity Date shall be ______________, 20__ [*the later of (i) the term of the First Mortgage Loan (excluding any extension, renewal and refinancing thereof), and (ii) two years following the expiration date of the net lease *]. Additionally, Payee may accelerate the Maturity Date by giving Maker at least six (6) months' prior written notice specifying an accelerated Maturity Date, and the entire unpaid principal balance and accrued but unpaid interest shall become due and payable on such accelerated Maturity Date.

         2. INTEREST.

         (a) Base Interest and Cash Flow Interest are calculated on the basis of a 365-day year. Base Interest and Cash Flow Interest are due and payable in arrears on each Interest Payment Date, beginning with the first Business Day of the calendar quarter following the date of this Note and upon either the prepayment of the Loan Amount pursuant to Section 4 hereof or at the Maturity Date.

         (b) It is understood that the installments of Cash Flow Interest for any Interest Period are measured by the amount of Cash Flow for such Interest Period. Accordingly, Maker shall not be liable for Cash Flow Interest for any Interest Period for which there is no Cash Flow. Additionally, during the last twenty-four (24) months of the term of this Promissory Note, Maker shall have the right to defer the payment of Base Interest on the following terms: Base Interest shall be deferred for each Interest Period within such

                                    App. A-1

24-month period to the extent that the amount of Property Revenues for such Interest Period are insufficient to pay the full amount of Base Interest due for such Interest Period. The amount of deferred Base Interest shall be paid in full on the Maturity Date or on the date of any earlier prepayment of the Loan Amount. Deferred Base Interest shall not bear interest.

         3. PAYMENTS. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America to the order of Payee at its office at:

                  c/o Lexington Corporate Properties Trust
                  355 Lexington Avenue
                  New York, New York  10017-6603
                  Attention:.............................;


or at such other place as Payee may direct. Whenever any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on this Note.

         4. PREPAYMENTS.

         (a) Maker shall have no right to prepay the Loan Amount, in whole or in part, except pursuant to Section 4(b) below.

         (b) Maker shall prepay the outstanding principal balance hereof and all interest accrued thereon (including all deferred interest), upon the earliest to occur of the following events:

                  (i) the sale, exchange or other disposition of the Property;

                  (ii) the dissolution of Maker and the liquidation of its assets, in which case prepayment shall occur not later than concurrently with the first distribution of the proceeds of the liquidation to the member(s) of Maker;

                  (iii) the dissolution of the Special Purpose LLC and the liquidation of its assets, in which case prepayment shall occur not later than concurrently with the first distribution of the proceeds of the liquidation to the member of Special Purpose LLC;

                  (iv) the default of the Special Purpose LLC in the performance of its obligations in respect of the First Mortgage Loan, and the exercise of remedies by the lender thereof.

         5. COVENANTS. Maker covenants and agrees that until this Note is paid in full it will:

                                    App. A-2

         (a) promptly provide or cause to be provided to Payee all financial and operational information with respect to Maker, the Special Purpose LLC and the Property as Payee may reasonably request, including without limitation all such information Maker is required to deliver or cause to be delivered pursuant to the terms of the Pledge;

         (b) promptly after the occurrence of an Event of Default or an event, act or condition that, with notice or lapse of time or both, would constitute an Event of Default, advise Payee in writing specifying the nature thereof and Maker's proposed response thereto;

         (c) if an Event of Default specified in Section 7(h) shall have occurred, take such actions as Payee may request from time to time (including, without limitation, the execution and delivery of security agreements, pledge agreements, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of collateral with respect to which perfection is obtained by possession) to ensure that the obligations of Maker under this Note are secured by a security interest in the Collateral.

         6. REPRESENTATIONS AND WARRANTIES. Maker hereby represents and warrants to Payee on the date hereof that:

         (a) it is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and has the power and authority to own all of the membership interests in Special Purpose LLC, to transact the business in which it is now engaged and to execute and deliver this Note;

         (b) Maker is the sole member of Special Purpose LLC;

         (c) this Note constitutes the duly authorized, legally valid and binding obligation of Maker, enforceable against Maker in accordance with its terms.

         7. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

         (a) failure of Maker to pay any principal or interest due under this Note when due, whether at stated maturity, by required prepayment, acceleration or otherwise; or

         (b) the acceleration of the First Mortgage Loan by reason of the failure of Special Purpose LLC to pay, or the default in the payment of, any amount due under or in respect of the First Mortgage Loan beyond any grace period provided, or the occurrence of any other event or circumstance that, with notice or lapse of time or both, has permitted acceleration of such indebtedness; or

         (c) failure of Maker to perform or observe any other term, covenant or agreement to be performed or observed by it pursuant to this Note, which, if capable of cure, remains uncured for thirty (30) days after written notice thereof by Payee to Maker; or

         (d) failure of Maker or Special Purpose LLC to perform or observe any term, covenant or agreement to be performed or observed by it pursuant to the Pledge or

                                    App. A-3
pursuant to the Warrant, which, if capable of cure, remains uncured for thirty
(30) days after written notice thereof by Payee to Maker; or

         (e) (i) a court having jurisdiction shall enter a decree or order for relief in respect of Maker or Special Purpose LLC, in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto, the "BANKRUPTCY CODE") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Maker or Special Purpose LLC under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator or trustee over Maker or Special Purpose LLC or over all or a substantial part of the property of Maker or of Special Purpose LLC shall have been entered; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Maker or Special Purpose LLC, and, in the case of any event described in this clause (e)(ii), such event shall have continued for 60 days unless dismissed, bonded or discharged; or

         (f) Maker or Special Purpose LLC shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator or trustee for all or a substantial part of Maker's or Special Purpose LLC's property; or Maker or Special Purpose LLC shall make an assignment for the benefit of creditors; or Maker or Special Purpose LLC shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or any member of Maker or of Special Purpose LLC shall adopt any resolution or otherwise authorize action to approve any of the foregoing; or

         (g) Maker shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Note or the Pledge or the Warrant; or

         (h) the Pledge or the Warrant or any provision thereof shall cease to be in full force or effect or shall be declared to be null or void or otherwise unenforceable in whole or in part; or Maker shall deny or disaffirm Maker's obligations under the Pledge or the Warrant; or Maker shall default (beyond any applicable grace period) in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Pledge or the Warrant; or

         (i) any Transfer of the Property made in contravention of Section 11 below.

         8. REMEDIES. Upon the occurrence of any Event of Default specified in
Section 7(e) or (f) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker). Upon the occurrence and during the continuance of any other Event of Default

                                    App. A-4

Payee may, by written notice to Maker, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker). It is expressly hereby understood and agreed that upon the occurrence of any Event of Default specified in Section 7(h) above, Payee can require Maker to take any or all of the actions described in Section 5(c).

         9. PRIORITIES OF PAYMENT. In the event of a Transfer by Special Purpose LLC of the Property and acceleration of the indebtedness evidenced by this Promissory Note, payment of the unpaid principal balance of the First Mortgage Loan and accrued and unpaid interest thereon and of the Disposition Fee payable in connection with such Transfer shall have priority over payment of the unpaid principal balance of this Promissory Note and accrued and unpaid interest thereon.

         10. DEFINITIONS. The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

                  "AFFILIATE" when used with respect to any particular Person, means (a) any Person or group of Persons acting in concert that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such particular Person, (b) any Person that is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, such particular Person or of which such particular Person is an officer, partner, member or trustee or with respect to which such particular Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has an equivalent beneficial interest in, such particular Person or of which such particular Person is directly or indirectly the owner of 10% or more of any class of voting securities or in which such particular Person has an equivalent beneficial interest or (d) any relative or spouse of such particular Person. Notwithstanding the foregoing, neither Lexington Corporate Properties Trust nor The Comptroller of the State of New York as Trustee of the Common Retirement Fund shall be deemed to be an Affiliate of the other. The definition of "Affiliate" as used in this Promissory Note shall not be affected by the Regulations under Internal Revenue Code Section 752 describing certain "related" parties.

                  "ASSET MANAGER" means Lexington Realty Advisors, Inc.

                  "BASE INTEREST" means interest on the Loan Amount, accruing from the date of this Note, at the Base Interest Rate.

                  "BASE INTEREST RATE" means an interest rate per annum equal to [* Insert Base Interest Rate *].

                                    App. A-5

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                  "COLLATERAL" means one hundred percent (100%) of the membership interests in Special Purpose LLC.

                  "CASH FLOW" means, for any Interest Period, the amount of Property Revenues for such Interest Period, less the amount of Base Interest paid for such Interest Period.

                  "CASH FLOW INTEREST" means, for any Interest Period, the amount of variable interest payable by Maker to Payee for such Interest Period, which amount shall be an amount equal to fifty percent (50%) times the Cash Flow for such Interest Period; provided, that the sum of Cash Flow Interest and Base Interest payable for any annual period shall not exceed an amount equal to the Loan Amount multiplied by seventeen percent (17%) for such annual period.

                  "DISPOSITION FEE" means the fee payable to the Asset Manager pursuant to Paragraph 5 of Schedule 3.6(i) of the Operating Agreement of Lexington Acquiport Company, LLC, dated as of July 14, 1999, as amended, modified or supplemented from time to time.

                  "EVENT OF DEFAULT" means any of the events set forth in
                  Section 7.

                  "FIRST MORTGAGE LOAN" means a non-recourse loan obtained by Special Purpose LLC to finance a part of the purchase price of the Property, which loan may be secured by a first priority mortgage, deed of trust or deed to secure debt on the Property and by a first priority security interest in Special Purpose LLC's personal property.

                  "INTEREST PAYMENT DATE" means the first Business Day of the first month of each calendar quarter, (i.e., January, April, July and October).

                  "INTEREST PERIOD" means a calendar quarter.

                  "LOAN AMOUNT" is defined in the recitals of this Promissory Note.

                  "MATURITY DATE" is defined in Section 1 of this Note.

                  "NOTE" means this LSL Promissory Note.

                  "PERSON" means any individual, partnership, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

                                    App. A-6

                  "PLEDGE" means that certain LSL Pledge, dated as of even date herewith, made by and between Payee and Maker to secure Maker's obligations hereunder.

                  "PROPERTY" means that certain real property owned by Special Purpose LLC, more particularly described in Annex A attached hereto and made a part hereof.

                  "PROPERTY REVENUES" means (i) the gross proceeds from Special Purpose LLC's operation of the Property (excluding sale or other disposition or refinancings of the Property) less (ii) any portion thereof used to pay (a) all reasonable and customary costs and expenses of unrelated third party accountants, attorneys, brokers, consultants, engineers, environmental consultants, contractors, subcontractors or managers (including third party management fees) retained by on or behalf of Special Purpose LLC in connection with Special Purpose LLC's ownership, leasing, operating, repairing, maintaining and managing of the Property, (b) real estate taxes, insurance premiums, utility charges, costs of lease enforcement and rent collection, brokerage commissions applicable to the period in question, maintenance expenses, costs of repairs (including replacement costs that may be expensed under generally accepted accounting principles during the period when made), (c) capital improvements and replacements, (d) payments of interest and principal made in respect of the First Mortgage Loan, (e) reasonable reserves for the expenses contemplated by clauses (a) through (d) above and for contingencies, as such reserves are calculated by the member of Special Purpose LLC or the Asset Manager, (f) any management fees or acquisition fees paid by Special Purpose LLC to its managing member or to the Manager or to the Asset Manager, and (g) indemnities and other extraordinary payments made pursuant to the Special Purpose LLC's Operating Agreement.

                  "SPECIAL PURPOSE LLC" means [** Name Of Special Purpose LLC **], a Delaware limited liability company, the sole member of which, on the date of this Note, is Maker.

                  "SPECIAL PURPOSE LLC'S OPERATING AGREEMENT" means the operating agreement creating Special Purpose LLC, as amended, modified or supplemented from time to time.

                  "TRANSFER" means any sale or exchange or other transfer by Special Purpose LLC of the Property or any substantial part thereof or any interest therein in any manner whatsoever, in one transaction or a series of transactions, whether directly or indirectly or voluntarily or involuntarily, excluding a net lease of the Property, but including (i) any merger, consolidation, dissolution or syndication involving or affecting Special Purpose LLC, or (ii) any transfer of 10% or more of the membership interests in Special Purpose LLC in one transaction or a series of transactions, or (iii) the sale or other transfer of all or

                                    App. A-7
                  substantially all of the assets of Maker, or (iv) the sale or other transfer of any membership interests in Maker.

                  "WARRANT" means that certain Warrant, dated as of even date herewith, made by Maker for the benefit of Payee, to which Special Purpose LLC is also a party, as amended, modified or supplemented from time to time.

         11. TRANSFER OF PROPERTY. Maker agrees that, except as expressly permitted hereunder, it will not cause or suffer Special Purpose LLC to Transfer the Property, or any substantial part thereof or any interest therein (excluding a net lease of the Property), without the prior written consent of Payee. In the event of any Transfer without the prior written consent of Payee, Payee shall have the absolute right at its option, without prior demand or notice, to declare all of the unpaid principal balance and all accrued but unpaid interest thereon immediately due and payable. Consent to one such Transfer shall not be deemed to be a waiver of the right to require consent to future or successive Transfers. Payee may grant or deny such consent in its sole and absolute discretion.

         12. MISCELLANEOUS.

         (a) All notices and other communications provided for or permitted to be given pursuant to this Note must be in writing. All notices and other communications to be sent to Maker or Payee pursuant to the terms hereof shall be deemed to have been properly given or served, if personally delivered, sent by recognized messenger or next day courier service, or sent by United States mail, telex or facsimile transmission to the addresses or facsimile numbers listed below, and will be deemed received, unless earlier received: (i) if sent by express, certified or registered mail, return receipt requested, when actually received or delivery refused; (ii) if sent by messenger or courier, when actually received; (iii) if sent by telex or facsimile transmission, on the date sent, so long as a confirming notice is sent by messenger or courier or by express, certified, registered, or first-class mail; (iv) if delivered by hand, on the date of delivery; and (v) if sent by first-class mail, seven days after it was mailed. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

If to Maker:                        [* Name of LXP LLC *]
                                    c/o Lexington Corporate Properties Trust
                                    355 Lexington Avenue
                                    New York, New York  10017-6603
                                    Attention: Chief Executive Officer
                                    Telephone No.: (212) 692-7200
                                    Fax No. (212) 986-6972

          with a copy of
          any notice specified
          below to:                 Paul, Hastings, Janofsky & Walker LLP
                                    399 Park Avenue, 31st floor
                                    New York, New York  10022-4697

                                    App. A-8

                                    Attention: Barry A. Brooks, Esq.
                                    Telephone No.: (212) 318-6000
                                    Fax No.: (212) 319-4090

If to Payee:                        Lexington Acquiport Company LLC
                                    c/o Lexington Corporate Properties Trust
                                    355 Lexington Avenue
                                    New York, New York  10017-6603
                                    Attention: Chief Executive Officer
                                    Telephone No.: (212) 692-7200
                                    Fax No. (212) 986-6972

      with a copy to:               Clarion Partners
                                    335 Madison Avenue
                                    New York, New York 10017
                                    Attention: Mr. Frank L. Sullivan, Jr.
                                    Telephone No.: (212) 883-2503
                                    Fax No.: (212) 883-2803
Maker and Payee each shall have the right from time to time and at any time during the term of this Agreement to change its notice address or addresses by giving to the other at least ten (10) Business Days' prior written notice thereof in the manner provided by this Section 12(a). Payee shall have the right from time to time and at any time during the term of this Agreement to designate a successor to Clarion Partners by giving to Maker at least ten (10) Business Days' prior written notice thereof in the manner provided by this Section 12(a). Copies of the following notices shall be provided to Paul, Hastings, Janofsky and Walker LLP at the address listed in this Section 12(a): notices of default and any notice made in connection with the exercise by Maker of any right hereunder.

         (b) Maker and Payee agree to pay in equal portions all reasonable out-of-pocket expenses of Payee incurred in connection with the preparation, execution, delivery, enforcement and administration of this Note, the documents and instruments referred to herein and any amendments, waivers or consents relating hereto or thereto including, without limitation, the reasonable fees and expenses of counsel for Payee, and any stamp or other documentary taxes which may be payable in connection with Maker's execution or delivery of this Note.

         (c) No failure or delay on the part of Payee to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

                                    App. A-9

         (d) Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         (e) If any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         (f) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         (g) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST MAKER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE MAKER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. Maker hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Maker at its address set forth in Section 11(a) above, such service being hereby acknowledged by Maker to be sufficient for personal jurisdiction in any action against Maker in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Payee to bring proceedings against Maker in the courts of any other jurisdiction.

         (h) MAKER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE. In the event of litigation, this Note may be filed as a written consent to a trial by the court.

         (i) Maker hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

                                   App. A-10

         (j) Maker is a limited liability company and the agreement herein contained shall remain in full force and effect notwithstanding any changes in the entities composing such limited liability company.

         13. RELATIONSHIP OF MAKER AND PAYEE; WAIVER OF FIDUCIARY DUTIES. Maker and Payee acknowledge that, although one of the members of Payee is a member of Maker, the relationship between Maker and Payee in respect to this Note shall be solely that of debtor and creditor, and that the Cash Flow Interest shall constitute interest on the Loan Amount rather than a sharing in the profits of Maker's business. The provisions contained in this Note relating to the payment of the Cash Flow Interest are intended as mechanisms for determining the amount of the Cash Flow Interest to be paid on the Loan Amount, and the terms and conditions under which such Cash Flow Interest will be paid. Insofar as this
Note is concerned, Maker and Payee do not intend to form a limited liability company, partnership, joint venture, tenancy-in-common, joint tenancy or other form of co-ownership relationship. Maker and Payee do not intend for Payee to be responsible or liable for the obligations of Maker hereunder. Maker acknowledges that Payee shall have all the rights and remedies of a lender or creditor hereunder, and Maker waives, releases and relinquishes any claim or defense that one of the members of Payee is a member of Maker and therefore Payee has a fiduciary duty to Maker in respect of this Note.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   App. A-11

                     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its Managing Member thereunto duly authorized as of the day and year and at the place first above written.

                                  [** NAME OF LXP LLC **]
                                  By:  Lexington Corporate Properties Trust,
                                       its managing member


                                  By: _________________________________________
                                      Name:
                                      Title:


                                  Notice Address: c/o Lexington Corporate
                                                  Properties Trust
                                                  355 Lexington Avenue
                                                  New York, New York  10017-6603
                                                  Attention: Chief Executive
                                                              Officer
                                                  Telephone No.: (212) 692-7200
                                                  Fax No.:  (212) 986-6972

                                   App. A-12

                                     ANNEX A



                           Description of the Property


                  That certain real property located at _______________ in the City of _______________, County of _____________, State of ________________.

                                   App. A-13

                                   APPENDIX B
                               TO SCHEDULE 3.6(i)



                               FORM OF LSL PLEDGE


                  This LSL PLEDGE (this "PLEDGE") is dated as of _________ __, 1999/20___ and entered into by and between [* NAME OF LXP LLC *], a Delaware limited liability company ("PLEDGOR"), and LEXINGTON ACQUIPORT COMPANY, LLC ("SECURED PARTY").

PRELIMINARY STATEMENTS


                  A. Pledgor is the legal and beneficial owner of the membership interests (the "PLEDGED INTERESTS") described in Schedule I annexed hereto, issued by [* NAME OF SPECIAL PURPOSE LLC *], a Delaware limited liability company ("COMPANY"). [*NOTE: OPERATING AGREEMENT MUST PROVIDE FOR A CERTIFICATE OR OTHER WRITTEN INSTRUMENT EVIDENCING PLEDGOR'S MEMBERSHIP INTEREST. OPERATING AGREEMENT AND CERTIFICATE OR OTHER INSTRUMENT EACH MUST STATE THAT THE INTEREST IS A SECURITY GOVERNED BY ARTICLE 8 OF THE UCC. UCC SECTION 8-103(c)*]

                  B. Pledgor has issued to Secured Party a promissory note dated as of even date herewith (said promissory note, as it may hereafter be extended, renewed, amended, supplemented or otherwise modified or replaced from time to time, being the "LSL NOTE", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  C. It is a condition precedent to the making of a loan by Secured Party the repayment of which is evidenced by the LSL Note that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Pledge.

                  NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to make a loan the repayment of which is evidenced by the LSL Note and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                  SECTION 1. CERTAIN DEFINITIONS. The following terms used in this Pledge shall have the following meanings:

                  "AFFILIATE" when used with respect to any particular Person, means (a) any Person or group of Persons acting in concert that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such particular Person, (b) any Person that is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, such particular Person or of which such particular Person is an officer, partner, member or trustee or with respect to which such particular Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of 10% or




                                    App. B-1
more of any class of voting securities of, or otherwise has an equivalent beneficial interest in, such particular Person or of which such particular Person is directly or indirectly the owner of 10% or more of any class of voting securities or in which such particular Person has an equivalent beneficial interest or (d) any relative or spouse of such particular Person. Notwithstanding the foregoing, neither Lexington Corporate Properties Trust nor The Comptroller of the State of New York as Trustee of the Common Retirement Fund shall be deemed to be an Affiliate of the other. The definition of "Affiliate" as used in this Agreement shall not be affected by the Regulations under Internal Revenue Code Section 752 describing certain "related" parties.

                  "ANNUAL BUDGET" means the annual budget for Company and the Property for any fiscal year, including without limitation a reasonable description of the amount, source and character of each item of gross income, expense and services to be rendered, in the form attached to Secured Party's Operating Agreement as Exhibit A.

                  "ASSET MANAGER" means Lexington Realty Advisors, Inc., or any successor acceptable to Secured Party.

                  "DISPOSITION FEE" means the disposition fee payable by Company to Asset Manager in connection with a sale or other disposition of the Property by Company.

                  "EVENT OF DEFAULT" has the meaning assigned to that term in the LSL Note.

                  "GOVERNMENTAL AUTHORITY" means any court, agency, authority, board, bureau, commission, department, regulatory or administrative body, office or instrumentality of any nature whatsoever of any government or quasi-governmental unit, whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case whether now or hereinafter in existence.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "OBLIGATIONS" means any and all obligations of Pledgor hereunder or under the LSL Note or under the Warrant and any and all obligations of Company under the Warrant, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with this Pledge, the LSL Note or the Warrant, including without limitation all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party as a preference, fraudulent transfer or otherwise.

                  "PERSON" means and includes natural persons, corporations, real estate investment trusts, limited partnerships, limited liability companies, general partnerships, joint


                                    App. B-2
stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "PROPERTY" means that certain real property owned by Company, more particularly described in Annex A attached hereto and made a part hereof.

                  "SECURED PARTY'S OPERATING AGREEMENT" means that certain Operating Agreement for Lexington Acquiport Company, LLC, dated as of July 14, 1999, made by and between Lexington Corporate Properties Trust and The Comptroller of the State of New York as Trustee of the Common Retirement Fund.

                  "WARRANT" means that certain Warrant, dated as of even date herewith, issued by Pledgor to Secured Party, to which Company is also a party, and all extensions, renewals, amendments, modifications, supplements and replacements thereof and therefor.

                  SECTION 2. PLEDGE OF SECURITY. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

                           (i) Pledged Interests -- the Pledged Interests and
                  any certificates or other instruments representing the Pledged Interests and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Interests, and all warrants, rights and instruments from time to time distributed in respect of or in exchange for any or all of the Pledged Interests;

                           (ii) Distributions In Respect Of Pledged Interests
                  During An Event Of Default -- cash and other property or proceeds received, receivable or otherwise distributed following an Event of Default in respect of, or in exchange for, any or all of the Pledged Interests;

                           (iii) Additional Interests -- all additional
                  membership interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, membership interests in Company from time to time acquired by Pledgor in any manner (which membership interests shall be deemed to be part of the Pledged Interests), any certificates or other instruments representing such additional membership interests, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional membership interests, and all warrants, rights and instruments from time to time distributed in respect of or in exchange for any or all of such additional membership interests, securities, warrants, options or other rights;

                           (iv) Distributions In Respect Of Additional Interests
                  During An Event Of Default -- cash and other property or proceeds received, receivable or otherwise distributed following an Event of Default in respect of, or in exchange for, any or all of such additional membership interests, securities, warrants, options or other rights; and


                                    App. B-3

                           (v) Proceeds -- to the extent not covered by clauses
                  (i), (ii), (iii) and (iv), above, all proceeds of any or all of the foregoing Pledged Collateral.

                  SECTION 3. SECURITY FOR OBLIGATIONS. This Pledge secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, acceleration or otherwise, of the Obligations.

                  SECTION 4. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                           (i) Organization and Powers. Pledgor is a limited
                  liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Pledge and carry out the transactions contemplated hereby.

                           (ii) Authorization. The execution, delivery and
                  performance of this Pledge have been duly authorized by all necessary action by Pledgor.

                           (iii) Binding Obligation. This Pledge is the legally
                  valid and binding obligation of Pledgor, enforceable against it and all creditors of and purchasers from the Pledgor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

                           (iv) Perfection. The pledge of the Pledged Collateral
                  pursuant to this Pledge and the delivery of the certificate representing such Pledged Collateral to Pledgor in New York City creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

                  SECTION 6. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Pledgor shall:

                           (i) Disposition: not (i) sell, assign (by operation
                  of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge, or (iii) permit Company to merge or consolidate;


                                    App. B-4

                           (ii) Pledge Additional Interests: pledge hereunder,
                  immediately upon its acquisition (directly or indirectly) thereof, any and all additional membership interests or other securities of Company;

                           (iii) Notices: promptly deliver to Secured Party all
                  written notices received by it with respect to the Pledged Collateral; and

                           (iv) Taxes: pay promptly when due all taxes,
                  assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

                  SECTION 7. FURTHER ASSURANCES; PLEDGE AMENDMENTS.

                  (a) Further Assurances. Pledgor from time to time will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  (b) Pledge Amendments. Pledgor further agrees that it will, upon obtaining any additional membership interests or other securities required to be pledged hereunder as provided in Section 6(ii), promptly deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Interests to be pledged pursuant to this Pledge. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Pledge and agrees that all Pledged Interests listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Interests pledged pursuant to this Pledge shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

                  SECTION 8. DISTRIBUTIONS; ETC.

                  (a) Distributions Prior To An Event Of Default. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Pledge, any and all distributions of cash and other tangible property in respect of the Pledged Collateral; provided, however, that any and


                                    App. B-5
all distributions of instruments or membership interests in Company in respect of, or in exchange for, any Pledged Collateral, shall be added to and become Pledged Collateral.

                  (b) Distributions During An Event Of Default. Upon the occurrence and during the continuation of an Event of Default, all distributions of cash or property in respect of the Pledged Collateral shall be applied to the payment of Company's obligations, including without limitation the Obligations. Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge or the LSL Note until foreclosure of this Pledge and sale of the Pledged Collateral.

                  SECTION 9. PLEDGOR'S COVENANTS. Pledgor covenants and agrees that for so long as any Obligations remain outstanding it shall perform or cause Company to perform the covenants in this Section 9. The following covenants may be performed by the Asset Manager, where applicable.

                  (a) Financial Statements. Pledgor shall maintain and shall cause Company to maintain separate, full and accurate books and records of Pledgor and Company. Pledgor shall keep and cause Company to keep books and records on the accrual basis, and the fiscal year of Pledgor and Company shall end on December 31. The first financial statements delivered by Pledgor to Secured Party pursuant to Subsections 9(a)(i) and 9(a)(ii) below shall be subject to Secured Party's approval with respect to scope, format, methodologies and, if applicable, assumptions, which approval shall not be unreasonably withheld. Secured Party shall, within 15 days of delivery of such financial statements to it, either approve such financial statements or communicate any concerns regarding such financial statements to Pledgor. If Secured Party has not communicated any concerns prior to the end of such 15-day period, such financial statements shall be deemed approved by Secured Party. If Secured Party expresses concerns regarding any financial statements, Pledgor and Secured Party shall negotiate in good faith to resolve any differences of opinion regarding the substance of such financial statements. The financial statements approved in accordance with this Section 9(a) constitute the "FINANCIAL STATEMENTS." Pledgor shall deliver to Secured Party:

                           (i) Monthly Financials: as soon as available and in
                  any event within 35 days after the end of each month, a report with respect to Company and the Property, including without limitation (A) an operating statement for the monthly period and year-to-date showing variances from the Annual Budget,
                  (ii) a schedule of aged accounts receivable and accounts payable, (iii) an occupancy and leasing status report, (iv) a rent roll and (v) a bank statement reconciliation report.

                           (ii) Quarterly Reports: as soon as available and in
                  any event within forty (40) days after the last day of each fiscal quarter,

                                    (A) a year-to-date consolidated report with
                           respect to the Company, prepared in accordance with generally accepted accounting principles, consistently applied, including (1) a balance sheet,
                           (2) a profit and loss statement, (3) a cash flow statement, (4) a report briefly describing each variance from the applicable budget line item in the Annual Budget exceeding


                                    App. B-6
                           the greater of Twenty Thousand Dollars ($20,000) and five percent (5%) of the amount allocated to such budget line item, (5) a statement as to whether the total of all actual variances from all budget line items in the Annual Budget exceeds One Hundred Thousand Dollars ($100,000) for the Property, (6) calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Asset Manager and (7) such other reports as Secured Party may reasonably request;

                                    (B) the AIMR Returns substantially in the
                           form as set out on Schedule 6 to the Secured Party's Operating Agreement for such fiscal quarter and distribute to Secured Party any and all financial materials and reports necessary for such calculations to the extent such materials and reports have not already been provided under this Subsection 9(a);

                                    (C) simultaneously with each quarterly
                           report a report with respect to the Property, including an operating statement for the quarter and year-to-date showing each variance from the budget line items in the Annual Budget, and a narrative describing material market changes (as determined in good faith by Pledgor or the Company), and material changes in property operations, physical condition, capital expenditures and leasing and occupancy; and

                                    (D) an IPC Questionnaire substantially in
                           the form attached to the Secured Party's Operating Agreement as Exhibit C;

          (iii) Annual Reports: as soon as available and in any event within ninety (90) days after the last day of each fiscal year, financial statements with respect to Company, which include the items set forth in clauses (A) through (D) of Subsection 9(a)(ii) above with respect to such fiscal year. The ninety (90) day period referred to in the immediately preceding sentence shall be extended by one (1) day for each day after February 15th that the Advisor (as defined in Secured Party's Operating Agreement) fails to deliver to the Asset Manager or to Lexington Corporate Properties Trust fair market value information necessary for the preparation of such financial statements for the previous fiscal year with respect to each Property. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All reports delivered pursuant to this Subsection 9(a)(iii) shall include unaudited calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Asset Manager and such other reports as Secured Party may reasonably request.

          (iv) Annual Plan and Annual Budget: no later than September 15th of each fiscal year, a proposed annual plan and annual budget for the next fiscal year of Pledgor and Company (as further described below, a "PROPOSED PLAN"). The Proposed Plan shall cover Pledgor and Company and the Property and shall include: a proposed Annual Budget covering Company and the Property and a brief narrative description of the material portions thereof; a plan of operations for the Property, including anticipated repairs and improvements; estimated financing needs and



                                    App. B-7
     estimated financing costs; estimated cash flow projections; a description of tenants then in occupancy in the Property; any leases which are expiring during such fiscal year and the plans for the re-leasing of the Property and any lease restructures (such as subleasing or expansion by a tenant) of which Pledgor is aware; projected capital improvements and capital repairs; and any other information reasonably requested by Secured Party. Secured Party may provide Pledgor with any comments that Secured Party may have to such Proposed Plan within fifteen (15) days after its receipt thereof. If Pledgor elects to adopt any of Secured Party's comments, Pledgor shall submit a revised Proposed Plan to Secured Party incorporating or otherwise addressing Secured Party's comments no later than October 15th of the year prior to the fiscal year covered by such revised Proposed Plan; provided that if Secured Party provides comments on a Proposed Plan to Pledgor on any date after October 1st, then Pledgor's deadline for submitting a revised Proposed Plan as described in this sentence shall be extended one day for each day after October 1st that Secured Party shall have delayed providing comments to Pledgor. Any Proposed Plan (including any revisions made by Pledgor in accordance with this Subsection 9(a)(iv)) shall become the annual plan for the next fiscal year of Pledgor and Company. If in Pledgor's judgment an Annual Plan requires amendment, Pledgor shall deliver to Secured Party a written notice setting forth the proposed amendment to the Annual Plan and the basis therefor. Secured Party shall comment on such proposed amendment within ten (10) Business Days after receipt thereof, and, upon adoption the Annual Plan shall be amended by the plan amendment (any Proposed Plan reviewed by Secured Party for any fiscal year of Pledgor and Company, and as may be amended from time to time by a plan amendment, an "ANNUAL PLAN"). A model of an Annual Plan is attached as Schedule 3.5 to the Secured Party's Operating Agreement.

          (v) Events of Default, Etc.: promptly upon Pledgor becoming aware of
     (A) any material breach of any covenant or agreement contained in this Pledge or in the LSL Note or Warrant, or (B) the occurrence of any Event of Default, written notice specifying in reasonable detail the nature and date, if applicable, of such breach or occurrence and Pledgor's intended actions with respect thereto;

          (vi) Proceedings: promptly upon Pledgor becoming aware of the institution of or threat of any action, suit, proceeding, governmental investigation or arbitration against or affecting Pledgor, Company or the Property, written notice thereof together with such other information as may be reasonably available to Pledgor to enable Secured Party to evaluate such matters including a description of such event in reasonable detail and a description of the action that Pledgor has taken and proposes to take with respect thereto;

          (vii) Notices Under Leases: promptly upon receipt thereof, copies of all material notices and other documents (A) received by Pledgor or Company under or pursuant to any lease of the Property and (B) provided by Pledgor to any tenant under any lease of the Property; and from time to time (1) furnish to Secured Party such information and reports regarding any lease of the Property as Secured Party may reasonably request and (2) upon the reasonable request of Secured Party make


                                    App. B-8
     such requests for information and reports as Company is entitled to make under any lease of the Property.

                  (b) Appraisals. Pledgor shall cause the Property to be appraised by a nationally recognized independent real estate appraiser selected by Pledgor and reasonably acceptable to Secured Party, as follows: (x) at calendar year end of the year in which the third (3rd) anniversary of the date the Property was acquired occurs and (y) every third (3rd) calendar year end thereafter. Pledgor shall provide originals of each such appraisal to Secured Party.

                  (c) Additional Reports. Pledgor shall cause Company to prepare and distribute to Secured Party such additional financial, property, investment and other reports regarding Pledgor, Company, the Property or any related matter as Secured Party may reasonably request. Pledgor agrees to reasonably cooperate in any audit or examination conducted by Secured Party or its consultants of any of the information contained in any report delivered pursuant to this Section 9.

                  (d) Existence. Pledgor shall, at all times (i) preserve and keep in full force and effect its and Company's existence as a limited liability company, its and Company's good standing and authorization to transact business in all applicable jurisdictions and (ii) comply with all the terms of its Certificate of Formation and Limited Liability Company Agreement.

                  (e) Payment Of Taxes And Claims. Pledgor shall pay, or cause Company to pay, all taxes, assessments and other governmental charges imposed upon it, Company or the Property before any penalty or interest accrues thereon, and all claims for sums that have become due and payable and that by law have or may become a Lien on any of its or Company's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted. In the event Pledgor or Company fails to pay all such taxes, assessments and other governmental charges, and all such claims as required by this Section 9(e) (subject to Pledgor's and Company's right to contest), Secured Party, upon fifteen (15) days' prior notice to Pledgor of any such failure, may (but shall not be obligated to) pay such taxes, assessments, other governmental charges and claims. All amounts so advanced by Secured Party shall become an additional obligation of Pledgor to Secured Party hereunder, and Pledgor shall forthwith pay such amounts to Secured Party, together with interest thereon at the rate set forth in the LSL Note from the date so advanced.

                  (f) Maintenance of Property. Pledgor shall cause Company to maintain the Property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time shall cause Company to make all appropriate repairs, renewals, replacements and other improvements thereof. Pledgor shall not permit all or any material portion of the Property to be removed, demolished or materially altered or modified, except in accordance with the requirements of any lease covering the Property or any part thereof.


                                    App. B-9

                  (g) Insurance and Condemnation. Pledgor shall cause Company to maintain in full force and effect at all times insurance policies with insurance carriers acceptable to Secured Party providing limits and coverage provisions acceptable to Secured Party. All insurance proceeds with respect to any loss shall be held by Pledgor and be applied (i) first, to reimburse Pledgor and Secured Party, as the case may be, for all reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection and administration of such proceeds, and (ii) then, the remainder of such proceeds shall be applied, to (A) the repair, restoration or replacement, either partly or entirely, of the Property, as destroyed or damaged, and (B) any remaining balance to Pledgor or Company. In the event that insurance proceeds or condemnation proceeds exceed $500,000, Secured Party shall have the right to approve the reinvestment of such proceeds for restoration purposes.

                  (h) Refinancing First Mortgage. Pledgor shall not, except with the prior written consent of Secured Party, which consent Secured Party may withhold in its sole discretion, permit Company to refinance, or to increase the mortgage indebtedness of, the First Mortgage Loan encumbering the Property.

                  (i) Compliance With Laws. Pledgor shall, and shall cause Company to, comply with all applicable laws.

                  (j) Inspection. Pledgor shall, and shall cause Company to, permit any authorized representative designated by Secured Party to visit and inspect the Property and Pledgor's and Company's financial and accounting records, and to make copies and take extracts therefrom, and to discuss Pledgor's and Company's affairs, finances and accounts with its officers and accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

                  (k) Environmental Matters. Pledgor shall, and shall cause Company to, comply, and cause all tenants under any leases affecting any portion of the Property to comply with all environmental laws. Pledgor shall promptly advise Secured Party in writing and in reasonable detail of (i) any release of any hazardous materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable environmental laws, (ii) any request for information from any Governmental Authority that suggests such authority is investigating whether the Property may be potentially subject to a release of hazardous materials and (iii) any communications with respect to any environmental claim. Pledgor shall promptly cause Company to cause any tenant of the Property to cure any material violation of applicable environmental laws by such tenant.

                  (l) Indebtedness. Pledgor shall not, and shall cause Company to not, directly or indirectly, create, incur, assume or otherwise be or become liable with respect to any indebtedness except the First Mortgage Loan and trade debt in connection with the maintenance and operation of the Property.

                  (m) Liens. Pledgor shall not, and shall cause Company to not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to the Property, other than the Lien securing the First Mortgage Loan.


                                   App. B-10

                  (n) Investments. Neither Pledgor nor Company shall, directly or indirectly, make or own any investment in any Person, including any joint venture or limited liability company, except Pledgor's investment in Company.

                  (o) Restriction on Fundamental Changes; Asset Sales. Neither Pledgor nor Company shall (a) alter its capital or legal structure, or enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except a liquidation in connection with a sale of the Property or (b) acquire, by purchase or otherwise, any assets except for the purchase of assets in the ordinary course of business reasonably required in connection with the operation of the Property or (c) amend or supplement its operating agreement except with the prior written consent of Secured Party which consent will not be unreasonably withheld.

                  (p) Restrictions on Issuances or Transfers of Securities. Pledgor shall not, directly or indirectly, issue, sell, transfer, assign, pledge or encumber, or grant any options, rights or warrants with respect to, any membership interests in either Pledgor or Company, except for the issuance of the Warrant and the sale of membership interests of Company upon exercise thereof. Pledgor shall not permit or register the transfer of any equity interests in Pledgor, and shall not permit Company to permit or register the transfer of any equity interests in Company except pursuant to the exercise by Secured Party of the Warrant.

                  (q) Restrictions on Conduct of Business. Pledgor shall not engage in any business activity other than the ownership of all of the membership interests in Company, and shall not permit Company to engage in any business activity other than the ownership and operation of the Property and matters incidental thereto.

                  (r) Restrictions on Modification of Lease. Pledgor shall not, and shall not permit Company to, without the written consent of Secured Party (which consent Secured Party may give or withhold in its sole discretion) (i) cancel or terminate or provide a notice of cancellation or termination of any lease affecting the Property or any part thereof or consent to or accept any cancellation or termination thereof, or (ii) waive any material default under, or material breach of, any such lease or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under, or in respect of any such lease, or vary, or agree to the variation of, any material provision of any such lease or waive or vary performance of any material covenant under any such lease, except in any emergency, (iii) consent to or permit or accept any prepayment of rents to become due under or in connection with any such lease, except as expressly provided therein, or (iv) amend, supplement or otherwise modify any such lease. Pledgor shall cause Company not to enter into any new lease of any part of the Property without the prior approval of Secured Party, which approval shall not be unreasonably withheld.

                  (s) Transactions With Affiliates or Members. Other than any agreements in the forms referred to herein or attached hereto or to Secured Party's Operating Agreement, any transaction between Company and any Affiliate of Company or any member of Company or any Affiliate of Pledgor or any entity in which any member of Pledgor has a substantial economic interest shall be on an arms length basis.


                                   App. B-11

                  (t) Reporting. Pledgor shall, and shall cause Company to, treat the LSL Loan as a debt obligation owed to Secured Party, and not as equity for all corporate, business, regulatory, financial, accounting, reporting, tax and any other purposes, except to the extent that a change in GAAP requires Pledgor to do otherwise; and Pledgor shall, and shall cause Company to, report income, gain and loss on the basis that the sole member of Pledgor is LXP and the sole member of Company is Pledgor.

                  SECTION 10. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Company.

                  SECTION 11. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (b) taking any necessary steps to collect or realize upon the Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (c) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

                  SECTION 12. REMEDIES.

                  (a) Remedies of a Secured Party. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right


                                   App. B-12
on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                  (b) Effect of Securities Law. Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

                  SECTION 13. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Pledge, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied in full or in part by Secured Party against the Obligations in the following order of priority:

               FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party's counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith;

               SECOND: To the payment of the Obligations in such order as Secured Party shall elect; and


                                   App. B-13

               THIRD: To the payment to or upon the order of Pledgor of any surplus then remaining from such proceeds.

                  SECTION 14. CONTINUING SECURITY INTEREST. This Pledge shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Obligations,
(b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Upon the payment in full of all Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party will execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                  SECTION 15. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Pledge, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  SECTION 16. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and shall be served in the manner and to the addresses set forth in the LSL Note.

                  SECTION 17. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Pledge are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 18. SEVERABILITY. In case any provision in or obligation under this Pledge shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 19. HEADINGS. Section and subsection headings in this Pledge are included herein for convenience of reference only and shall not constitute a part of this Pledge for any other purpose or be given any substantive effect.

                  SECTION 20. GOVERNING LAW; TERMS. THIS PLEDGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK


                                   App. B-14

(INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the LSL Note, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                  SECTION 21. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR OR SECURED PARTY ARISING OUT OF OR RELATING TO THIS PLEDGE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE PLEDGOR AND SECURED PARTY EACH ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS PLEDGE.

                  SECTION 22. WAIVER OF JURY TRIAL. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PLEDGE. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PLEDGE. In the event of litigation, this Pledge may be filed as a written consent to a trial by the court.

                  SECTION 23. COUNTERPARTS. This Pledge may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  SECTION 24. RELATIONSHIP OF PLEDGOR AND SECURED PARTY; WAIVER OF FIDUCIARY DUTIES. Pledgor and Secured Party acknowledge that, although one of the members of Secured Party is a member of Company's member, the relationship between Company and Pledgor on the one hand and Secured Party on the other hand in respect to this Pledge shall be solely that of debtor and creditor, and that the Obligations shall constitute a loan rather than a sharing in the profits of Pledgor's business. The provisions contained in the LSL Note relating to the payment of the Cash Flow Interest are intended as mechanisms for determining the amount of the Cash Flow Interest to be paid on the loan, and the terms and conditions under which such Cash Flow Interest will be paid. Insofar as this Pledge is


                                   App. B-15
concerned, Pledgor and Secured Party do not intend to form a limited liability company, partnership, joint venture, tenancy-in-common, joint tenancy or other form of co-ownership relationship. Pledgor and Secured Party do not intend for Secured Party to be responsible or liable for the obligations of Pledgor hereunder. Pledgor acknowledges that Secured Party shall have all the rights and remedies of a lender or creditor hereunder, and Pledgor waives, releases and relinquishes any claim or defense that a member of Secured Party is a member of Company's member and therefore Second Party has a fiduciary duty to Company or to Pledgor in respect of this Pledge or the LSL Note.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   App. B-16

IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Pledge to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
                                             [* NAME OF LXP LLC *], PLEDGOR




                                             By:___________________________
                                                Name:
                                                Title:


                                             LEXINGTON ACQUIPORT COMPANY,
                                             LLC, SECURED PARTY



                                             By:   LEXINGTON CORPORATE
                                             PROPERTIES TRUST, managing member



                                             By:_____________________________
                                                Name:  ______________________
                                                Title:  _____________________


[* NAME OF SPECIAL PURPOSE LLC *] hereby acknowledges the foregoing pledge of the Pledged Interests and agrees to comply with the foregoing covenants of the parties.





                                        [* NAME OF SPECIAL PURPOSE LLC *]
                                        By: [*Name of LXP LLC*], managing member


                                             By:_____________________________
                                                Name:  ______________________
                                                Title:  _____________________




                                   App. B-17

                                   SCHEDULE I


                                PLEDGED INTERESTS


                  Attached to and forming a part of the Pledge dated as of ________ __ 1999/20___ between [* Name of LXP LLC *], as Pledgor, and Lexington Acquiport Company, LLC, as Secured Party.


                           Type and Class of                             Par                      Number of
Interests Issuer                Stock            Certificate Nos.       Value                     Interests
----------------                -----            ----------------       -----                     ---------

                            LLC membership                                                       100% of all
[* Name of Special        interests; only one                                                    outstanding
Purpose LLC*]              class authorized                           [not applicable]       membership interests




                                   App. B-18

                                   SCHEDULE II


                                PLEDGE AMENDMENT


                  This Pledge Amendment, dated ______________ ___, 20__ is delivered pursuant to Section 7(b) of the Pledge referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge dated ________ __, 1999/20__ between the undersigned and Lexington Acquiport Company, LLC, as Secured Party (the "PLEDGE," capitalized terms defined therein being used herein as therein defined), and that the Pledged Interests listed on this Pledge Amendment shall be deemed to be part of the Pledged Interests and shall become part of the Pledged Collateral and shall secure all Obligations.

                                          [* NAME OF LXP LLC *], PLEDGOR

                                          By:  LEXINGTON CORPORATE
                                          PROPERTIES TRUST, managing member




                                          By:______________________________
                                          Title:___________________________


                                          Notice Address:__________________
                                                         __________________
                                                         __________________


                         Type and Class of                            Par                    Number of
Interests Issuer         Interest               Certificate Nos.      Value                  Interests
----------------         --------               ----------------      -----                  ---------





                                   App. B-19

                                     ANNEX A



                           Description of the Property



                  That certain real property located at ____________________ in the City of ___________________, County of ___________________, State of
__________________.


                                   App. B-20

                                   APPENDIX C
                               TO SCHEDULE 3.6(i)


                                 FORM OF WARRANT

Warrant to Purchase                                           New York, New York
Membership Interests                                       _______ __, 1999/20__


                  This Warrant (this warrant and all warrants issued in substitution for this warrant or for any substitute warrant, the "WARRANT") is to certify that, for value received, LEXINGTON ACQUIPORT COMPANY, LLC, a Delaware limited liability company (the "WARRANT HOLDER"), is entitled to purchase, subject to the provisions of this Warrant, from [*NAME OF LXP LLC*], a Delaware limited liability company ("SELLER"), membership interests in [* NAME OF SPECIAL PURPOSE LLC *] (the "SPECIAL PURPOSE LLC") representing the Designated Percentage of the aggregate membership interests in the Special Purpose LLC during the Warrant Exercise Period in accordance with Section 5 below.

                  Capitalized terms not defined in the text hereof are defined in Section 9 hereof. Capitalized terms used but not defined herein shall have the meanings assigned to them in the LSL Note or in the Pledge (regardless of whether either such instrument is in full force and effect).

                               -------------------

                  THIS WARRANT AND ANY MEMBERSHIP INTERESTS ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE DELAWARE GENERAL CORPORATION LAW, AS AMENDED, OR ANY OTHER STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         1. WARRANTS, EXCHANGES, REPLACEMENTS AND TERM.

                  1.1 Warrant. Neither the grant nor the ownership of this Warrant shall entitle the Warrant Holder to any rights or subject the Warrant Holder to any duties or obligations as an equity holder in the Special Purpose LLC, either at law or in equity, except upon exercise of this Warrant for membership interests in accordance with the terms hereof.

                  1.2 Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt of Warrant Holder's certification of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such mutilation, upon surrender and cancellation of this Warrant, Seller will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant, representing a right to purchase the Designated Percentage of membership interests as was represented by the lost, stolen, destroyed or mutilated Warrant.


                                    App. C-1

                  1.3 Form of Replacement Warrant. Any Warrant issued in lieu of a lost, stolen, destroyed or mutilated Warrant, shall be the valid obligations of Seller, evidencing the same rights, and entitled to the same benefits, as the Warrant surrendered upon such transfer, exchange or issuance, with any appropriate insertions or variations.

                  1.4 Term. This Warrant and all rights and obligations hereunder shall expire upon the later of (i) the termination of the Warrant Exercise Period and (ii) the termination of the Put Exercise Period.

         2. CONTINUING COVENANTS.

                  Seller agrees as follows:

                  2.1 Maintenance of Office or Agency. Seller will notify the Warrant Holder as to the address of Seller where this Warrant may be presented or surrendered for exercise, and where notices and demands to or upon Seller in respect of this Warrant may be served. Seller initially designates its office at c/o Lexington Corporate Properties Trust, 355 Lexington Avenue, New York, New York 10017-6603, as the office of Seller for such purposes, and such address shall remain effective until Seller gives the Warrant Holder written notice of change.

                  2.2 Authorization of Membership Interests. So long as any portion of this Warrant remains outstanding, Seller agrees that at all times it will retain the power and authority, without the consent of any other person (including, without limitation, the member(s) of Seller) to sell upon exercise of this Warrant the Designated Percentage of membership interests as shall be required for delivery upon such exercise.

                  2.3 Status of Membership Interests Issued. All membership interests which may be sold upon exercise hereof will, upon sale and payment of the exercise price therefor, be validly issued and fully paid membership interests in the Special Purpose LLC subject to no liens other than those created by the Warrant Holder and other than those created by the Pledge.

                  2.4 Restrictive Legend on Limited Liability Company Agreement. Upon the date hereof, Seller shall cause to be placed on all copies of the Limited Liability Company Agreement of the Special Purpose LLC (the "LIMITED LIABILITY COMPANY AGREEMENT") a legend indicating that (i) transfer of the membership interests in the Special Purpose LLC and issuance of new membership interests by the Special Purpose LLC are subject to certain restrictions in this Warrant, and (ii) one or more Warrants have been granted providing for the sale to the holder or holders thereof of membership interests in the Special Purpose LLC representing, in the aggregate, a right to acquire the Designated Percentage of the aggregate membership interests in the Special Purpose LLC during the Warrant Exercise Period.

                  2.5 Amendment of Limited Liability Company Agreement; Additional Members.

                  (a) Seller shall, within five Business Days of the exercise of all or any part of this Warrant, cause any amendment to the Limited Liability Company Agreement necessary to admit the Warrant Holder as a Member in the Special Purpose LLC to be adopted and take or cause to be taken all other action necessary to make such amendment fully effective and to admit the Warrant Holder as a Member in the Special Purpose LLC.


                                    App. C-2

                  (b) Except as contemplated by Section 2.5(a), so long as any portion of this Warrant remains outstanding, no amendment to the Limited Liability Company Agreement may be adopted without the prior written consent of the Warrant Holder which the Warrant Holder may give or withhold in its reasonable discretion.

                  (c) So long as any portion of this Warrant remains outstanding, the Special Purpose LLC shall not admit any new member or issue any membership interests or other equity interests in the Special Purpose LLC (other than as a result of the exercise of this Warrant) in addition to such interests issued and outstanding on the date hereof.

                  2.6 No Adjustment in Book Value of Assets. No adjustment shall be made in the book value of the assets of Seller or the Special Purpose LLC pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) (or any successor provision) for any reason including, without limitation, as a result of the exercise of this Warrant other than as required in the Limited Liability Company Agreement.

                  2.7 No Impairment. Without limiting the generality of any requirements or restrictions in this Warrant or any other Transaction Document, Seller shall not by any action including, without limitation, amending the Special Purpose LLC's Certificate of Formation or effecting a reorganization, transfer of substantially all of the Special Purpose LLC's assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, Seller will (i) take all such action as may be necessary or appropriate in order that Seller may validly and legally sell fully paid membership interests in the Special Purpose LLC upon the exercise of this Warrant, and (ii) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any Governmental Authority having jurisdiction thereof as may be necessary to enable Seller to perform its obligations under this Warrant.

                  2.8 Acknowledgement of Warrant. Upon the request of the Warrant Holder, Seller will acknowledge in writing, in form reasonably satisfactory to the Warrant Holder, the continuing validity of this Warrant and the obligations of Seller and the Special Purpose LLC hereunder.

         3. COVENANTS UPON REPAYMENT OF THE LSL NOTE.

                  Seller agrees that the covenants set forth in this Section 3 shall remain in effect so long as this Warrant remains outstanding:

                  3.1 Information. Seller and the Special Purpose LLC shall deliver to the Warrant Holder:

                  (i) the financial statements and reports required to be delivered to the Warrant Holder pursuant to the provisions of the Pledge at the times such reports are required to be delivered under the Pledge in each case regardless of whether the


                                    App. C-3

                  Pledge is then in effect or whether statements are then required to be delivered to the Warrant Holder under the Pledge;

                  (ii) prompt notice in writing of all litigation, and of all proceedings before any Governmental Authority or arbitral tribunal affecting Seller or the Special Purpose LLC except litigation or proceedings which, if adversely determined, could not reasonably be expected to have a materially adverse effect on the financial condition, assets or operations of Seller or the Special Purpose LLC; and

                  (iii) from time to time, with reasonable promptness, such other information regarding the Special Purpose LLC and its business as the Warrant Holder may reasonably request.

                  3.2 Maintenance of Existence; Conduct of Business; Change of Office. Seller and the Special Purpose LLC shall each preserve and maintain its legal existence and all licenses, rights, privileges and franchises, necessary or desirable in the conduct of its business. The Special Purpose LLC shall not engage in any business other than any business associated with the Purposes. The Special Purpose LLC shall keep adequate records and books of account in which complete entries will be made in accordance with the requirements of the Pledge, regardless of whether the Pledge is then in effect, reflecting all financial transactions of the Special Purpose LLC.

                  3.3 Access to Books and Inspection. Seller and the Special Purpose LLC shall, upon reasonable request by the Warrant Holder, give the Warrant Holder access during normal business hours to, and permit the Warrant Holder to examine, copy or make excerpts from, any and all books, records and documents in the possession of Seller or the Special Purpose LLC relating to its affairs, and to inspect the Property, all as required by the Pledge, regardless of whether the Pledge is then in effect.

                  3.4 Pledge Covenants. The Special Purpose LLC shall comply with those covenants made by Seller in the Pledge that apply to the Special Purpose LLC, regardless of whether the Pledge is then in effect.

                  3.5 Sale or Encumbrance. Concurrently with the Special Purpose LLC entering into any agreement for a Transfer of the Property or otherwise becoming legally bound to effect a Transfer of the Property, Seller and the Special Purpose LLC shall give written notice of such transfer to the Warrant Holder. A "TRANSFER" shall mean any sale or exchange or other transfer by the Special Purpose LLC of the Property or any substantial part thereof or any interest therein in any manner whatsoever, in one transaction or a series of transactions, whether directly or indirectly or voluntarily or involuntarily, excluding a net lease of the Property, but including (i) any merger, consolidation, dissolution or syndication involving or affecting the Special Purpose LLC, or (ii) any transfer of 10% or more of the membership interests in the Special Purpose LLC in one transaction or a series of transactions, or (iii) the sale or other transfer of all or substantially all of the assets of the LXP LLC which is the member of the Special Purpose LLC; or (iv) the sale or other transfer of any membership interests in such LXP LLC.


                                    App. C-4

                  3.6 Fundamental Changes; Asset Sales. The Special Purpose LLC shall not (a) alter its capital (except as contemplated under the Limited Liability Company Agreement in connection with distributions, exercise of this Warrant or additional capital contributions) or legal structure, or enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (b) mortgage, hypothecate or otherwise encumber the Property, except for the First Mortgage Loan and any refinancings of the First Mortgage Loan; or (c) acquire, by purchase or otherwise, any assets except for the purchase of assets in the ordinary course of business reasonably required in connection with the operation of the Property consistent with the Purposes.

                  3.7 Other. The Special Purpose LLC shall not take any other action proscribed by the provisions of the Pledge, regardless of whether the Pledge is then in effect.

         4. REPRESENTATIONS OF SELLER.

                  Seller hereby represents and warrants that all of the representations of Seller set forth in the Pledge are true and correct as of the date of this Warrant.

         5. EXERCISE OF OPTION.

                  5.1 Right to Exercise. On the terms and subject to the conditions of this Section 5, the holder hereof shall have the right, in its sole discretion, to exercise this Warrant at any time during the period specified in Section 5.2, for the Designated Percentage of the aggregate membership interests of the Special Purpose LLC.

                  5.2 Exercise Dates and Termination. This Warrant shall be exercisable during any of the following times (the "WARRANT EXERCISE PERIOD"):

                  (i) Beginning on the date of a Transfer of the Property and continuing for thirty (30) days thereafter (provided, that Seller or the Special Purpose LLC shall have given written notice to Warrant Holder of the Transfer pursuant to Section
                  3.5 above);

                  (ii) Beginning on the date of any refinancing, prepayment or payment of the LSL Loan and continuing thereafter for three
                  (3) years (through and including the third anniversary of such date) of any refinancing, prepayment or payment of the LSL Note, except a prepayment in conjunction with a Transfer pursuant to Clause 5.2(i) above (provided that nothing in this Clause 5.2(ii) shall be construed to allow any refinancing or prepayment of the LSL Loan other than in accordance with the terms of the LSL Note).

                  5.3 Exercise Price. The exercise price of this Warrant (the "EXERCISE PRICE") shall be $_____________ for each 1% of the aggregate membership interests in the Special Purpose LLC.


                                    App. C-5

                  5.4 Manner of Exercise.

                  (a) In order to exercise this Warrant, the Warrant Holder shall surrender this Warrant duly endorsed or assigned to Seller or in blank, at the principal office of Seller, accompanied by (i) written notice (the "NOTICE OF EXERCISE") to Seller stating that the Warrant Holder elects to exercise this Warrant, (ii) payment of the Exercise Price by wire transfer of immediately available funds to an account in a bank located in the United States designated by Seller for such purpose, and (iii) a counterpart signature page to the Special Purpose LLC's Limited Liability Company Agreement duly executed by the Warrant Holder. (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the day of surrender of this Warrant for exercise, together with the other required deliveries, in accordance with the preceding paragraph, and at such time the person entitled to receive the membership interests shall be treated for all purposes as the record holder of such membership interests.

                  (c) Upon receipt of the required deliveries, Seller shall, promptly as practicable, and in any event within ten days thereafter, cause to be issued and delivered to the holder hereof, a written confirmation of its sale of the membership interests. Such membership interests shall be registered in the books of the Special Purpose LLC in the name of the Warrant Holder.

                  5.5 Antidilution; Issuance of Membership Interests. Each 1% of the membership interests of the Special Purpose LLC for which this Warrant may be exercised shall entitle the Warrant Holder to 1% of the membership interests in the Special Purpose LLC as of the date of exercise, regardless of whether the Special Purpose LLC has issued or redeemed any membership interests at any time or from time to time prior to such date of exercise. Each 1% of the membership interests of the Special Purpose LLC shall be a non-managing interest and have the voting powers and other rights and privileges attributable to other such non-managing membership interests. The aggregate membership interests in the Special Purpose LLC of the Warrant Holder resulting from an exercise of this Warrant shall be reflected in an amendment to the Limited Liability Company Agreement.

         6. PUT OPTION.

                  6.1 Put Option. The Warrant Holder shall have the right, exercisable at its option (the "PUT OPTION"), to require Seller to purchase, in accordance with the provisions of this Section 6, the Warrant. The Put Option shall become exercisable upon the commencement of a Put Exercise Period and shall be exercisable for the duration of such Put Exercise Period. Seller shall give the Warrant Holder written notice of the occurrence of any event that would cause the Put Option to become exercisable not later than five Business Days after the occurrence of such an event. The Put Option may be exercised by the Warrant Holder giving to Seller written notice that the Warrant Holder is exercising the Put Option (the "PUT OPTION NOTICE"). For purposes hereof, "PUT OPTION Date" means the date upon which the Warrant Holder exercises the Put Option. The Put Option shall be deemed to have been exercised on the day that the Warrant Holder shall have telecopied or deposited into the mail or handed to the courier service the Put Option Notice, notwithstanding anything to the contrary in Section 8.1 hereof. No distributions to member(s) of the Special Purpose LLC shall be made from the proceeds of any transaction


                                    App. C-6
giving rise to a Put Option until the put rights under this Warrant have been fully performed or lapse.

                  6.2 Put Price. The price to be paid by Seller upon exercise of a Put Option (the "PUT PRICE") shall be an amount equal to (i) the value of the Special Purpose LLC (which in the case of a Transfer shall be (x) the sale price of the LSL Property, minus (y) closing costs and the Disposition Fee, minus (z) any remaining unpaid First Mortgage Loan indebtedness of the Special Purpose LLC, and in the case of a refinancing, prepayment or payment of an LSL Loan shall be the Fair Market Value of the LSL Property (deducting, for the purpose of determining the Fair Market Value, the First Mortgage Loan) as determined by the member(s) of the Special Purpose LLC, or, if the Warrant Holder does not accept such determination, by an independent appraiser (the "JOINT APPRAISER") selected by mutual agreement of Seller and the Warrant Holder or, if they cannot agree, as provided in the next sentence) at the Put Option Date, (ii) multiplied by the Special Purpose LLC Percentage Interest; (iii) minus the Exercise Price. In the event that Seller and the Warrant Holder are unable to agree on an appraiser within 30 days after the giving of the Put Option Notice, Seller shall forthwith select one appraiser, the Warrant Holder shall forthwith select a second appraiser, and the two appraisers so selected shall forthwith select a third appraiser who shall be the Joint Appraiser. Such appraiser shall be instructed to complete the determination of the Fair Market Value of the Property as soon as practicable, and in any event within 60 days after the giving of the Put Option Notice. Any determination of the Fair Market Value of the Property reached by the Joint Appraiser shall be final. The appraisal fees shall be paid by Seller and the Warrant Holder in equal proportions. In determining the value of the Special Purpose LLC, the unpaid principal balance of the LSL Loan, and accrued interest, if any, shall be deducted.

                  6.3 Payment Terms. In case of the exercise of the Put Option, within 60 days after the determination of the Fair Market Value of the Property by the appraiser pursuant to Section 6.2, but in no case more than 120 days after the giving of the Put Option Notice: (a) Seller shall deliver to the Warrant Holder the entire Put Price for the Warrant determined in accordance with Section 6.2 in immediately available funds to an account in a bank in the United States designated by the Warrant Holder for such purpose; and (b) the Warrant Holder shall deliver to Seller the Warrant, duly endorsed for transfer, and free and clear of all liens.

         7. RESTRICTIONS ON TRANSFER; LEGENDS.

                  7.1 Restrictions on Transfer. Neither this Warrant nor the membership interests issuable upon the exercise hereof shall be transferable except pursuant to an exemption from the registration requirements under the Securities Act and any applicable state securities law. In addition, this Warrant may not be transferred except to any wholly-owned Affiliate of the Warrant Holder.

                  7.2 Legend on Warrants. Each Warrant shall bear a legend in substantially the following form:

                           THIS WARRANT AND ANY MEMBERSHIP INTERESTS ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE DELAWARE


                                    App. C-7

         GENERAL CORPORATION LAW, AS AMENDED OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         8. MISCELLANEOUS.

                  8.1 Notices. Unless otherwise specifically provided herein, any notice, delivery or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person, or otherwise upon receipt. For the purposes hereof, the addresses of the Warrant Holder and Seller (until notice of a change thereof is delivered as provided in this Section 8.1) shall be as follows:


            Warrant Holder:            Lexington Acquiport Company, LLC
                                       c/o Lexington Corporate Properties Trust
                                       355 Lexington Avenue
                                       New York, New York  10017-6603
                                       Attention: Chief Executive Officer
                                       Telephone No.: (212) 692-7200
                                       Fax No. (212) 986-6972

            with a copy to:            Clarion Partners
                                       335 Madison Avenue
                                       New York, New York  10017
                                       Attention: Mr. Frank L. Sullivan, Jr.
                                       Telephone No.: (212) 883-2503
                                       Fax No.: (212) 883-2803

            Seller:                    [* Name of LXP LLC *]
                                       c/o Lexington Corporate Properties Trust
                                       355 Lexington Avenue
                                       New York, New York  10017-6603
                                       Attention: Chief Executive Officer
                                       Telephone No.: (212) 692-7200
                                       Fax No. (212) 986-6972


                                    App. C-8
            with a copy to:            Paul, Hastings, Janofsky & Walker LLP
                                       399 Park Avenue, 31st floor
                                       New York, New York  10022-4697
                                       Attention: Barry A. Brooks, Esq.
                                       Telephone No.: (212) 318-6000
                                       Fax No.: (212) 319-4090


                  8.2 GOVERNING LAW. THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK) WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

                  8.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST SELLER OR WARRANT HOLDER ARISING OUT OF OR RELATING TO THIS WARRANT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS WARRANT SELLER AND WARRANT HOLDER EACH ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS WARRANT.

                  8.4 WAIVER OF JURY TRIAL. SELLER AND WARRANT HOLDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS WARRANT. In the event of litigation, this Warrant may be filed as a written consent to a trial by the court.

                  8.5 Headings. The headings of the sections and subsections of this Warrant Venue and Waiver of Jury Trial are inserted for convenience only and do not constitute a part of this Warrant.

                  8.6 Amendment and Modifications. This Warrant may be amended or modified only with the prior written consent of Seller and the Warrant Holder.

                  8.7 Successors and Assigns. This Warrant and the provisions hereof shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns. This Warrant may not be assigned or otherwise transferred, in whole or in part, by


                                    App. C-9

Seller. This Warrant may not be assigned or otherwise transferred, in whole or in part, by the Warrant Holder except to a wholly-owned Affiliate of the Warrant Holder.

                  8.8 Counterparts. This Warrant may be executed in multiple counterparts, each of which shall constitute a single, complete agreement.

         9. DEFINITIONS.

                  Designated Percentage means the percentage of the membership interests in Seller that the Warrant Holder would acquire upon exercise of this Warrant, which percentage is derived by dividing (a) the principal amount of the LSL Loan by (b) the sum of the principal amount of the LSL Loan plus the equity contributed by Seller as the sole initial member of the Special Purpose LLC.

                  Fair Market Value means an amount (in cash) that a bona fide, willing buyer under no compulsion to buy and a bona fide, willing and unrelated seller under no compulsion to sell would pay and accept, respectively, for the purchase and sale of the Property, taking into account any liens, restrictions and agreements then in effect and binding upon the Property or any successor owner thereof and any options, rights of first refusal or offer or other rights or options that either burden the Property or run to the benefit of the owner of the Property; provided, however, that in determining the Fair Market Value of the Property, no options, rights of first refusal or offer or other rights of any member of the Special Purpose LLC shall be taken into consideration.

                   Governmental Authority means any court, agency, authority, board, bureau, commission, department, regulatory or administrative body, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case whether now or hereafter in existence.

                  LSL Loan means the loan made by the Warrant Holder to Seller, in connection with which this Warrant has been granted to the Warrant Holder.

                  LSL Note means the promissory note made by Seller to the Warrant Holder to evidence the LSL Loan.

                  LXP means Lexington Corporate Properties Trust, a Maryland real estate investment trust.

                  Pledge means the Pledge made by Seller to secure the payment of the LSL Loan.

                  Property means that certain real property located at _________________ _________________ in the City of _____________________, County
of _____________, State of _________________, owned by the Special Purpose LLC.


                                   App. C-10

                  Purposes means to acquire, finance, refinance, hold for investment, preserve, manage, operate, improve, lease, sell, exchange, transfer and otherwise use or dispose of the Property.

                  Put Exercise Period means the periods of time (i) beginning on the date of the Transfer of the Property and continuing for thirty (30) days thereafter (provided that Seller and Special Purpose LLC shall have given written notice to Warrant Holder of such Transfer); and (ii) beginning on the date of the closing of any refinancing, prepayment or payment of LSL Loan and continuing thereafter through and including the third anniversary of such date (provided that nothing contained herein shall be construed to allow any refinancing or prepayment of LSL Loan except in accordance with the terms of the LSL Note).

                  Special Purpose LLC Percentage Interest means the percentage derived by dividing (a) the principal amount of the LSL Loan by (b) the sum of the principal amount of the LSL Loan plus the equity contributed by LXP to Seller as the sole initial member of Seller.

                  Transaction Documents means collectively this Warrant, the LSL Note and the Pledge.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]




                                   App. C-11

                  IN WITNESS WHEREOF, Seller has caused this Warrant to be signed in its name by one of its officers thereunto duly authorized, and to be dated as of the day and year first above written.

                                                  [* NAME OF LXP LLC *]


                                               By: LEXINGTON CORPORATE
                                                    PROPERTIES TRUST, as the
                                                   managing member

                                               By: ___________________________
                                                   Name:
                                                   Title:



                                              [* NAME OF SPECIAL PURPOSE LLC *]

                                                By: [* NAME OF LXP LLC *]

                                                By: LEXINGTON CORPORATE
                                                    PROPERTIES TRUST, as the
                                                    managing member

                                               By: ___________________________
                                                   Name:
                                                   Title:




                                   App. C-12

                                  SCHEDULE 4.8

                               INSURANCE STANDARDS

GENERAL

     -    Minimum A.M. Best's rating for all insurance carriers: AX.

     - Insurance carriers must be authorized to do business in the state which the property is located.

     - The Company, the Fund and LXP are to be named as additional named insureds (or additional insureds and loss payees, if applicable) on all policies.

     - All policies are to provide the Company, the Fund and LXP with 30 days written notice of cancellation or any material change in coverage.

GENERAL LIABILITY INSURANCE

                                                                                              Combined
                                                                                            Single Limit
Coverage                                                                                    Per Property
-        General aggregate other than Products/Completed Operations                           $2,000,000
-        Products/Completed Operations aggregate                                              1,000,000
-        Personal and advertising injury (any one person)                                     1,000,000
-        Each occurrence                                                                      1,000,000
-        Fire/explosion damage legal liability (any one fire/explosion)                       100,000
-        Medical expense (any one person)                                                     10,000


Extensions

-        Aggregate must be on a per location basis
-        Notice of occurrence
-        Knowledge of occurrence
-        Unintentional errors and omissions
-        Pollution from hostile fire
-        Cross liability
-        Delete contractual exclusion on personal injury coverage part


                                  Sched. 4.8-1

REQUIREMENTS FOR EXCESS LIABILITY

Coverage

- Coverage must be written on an umbrella form for the lead carrier. All excess layers (if any) should be written on a follow form basis.

Limits

-        Minimum acceptable limit is $25 million.

PROPERTY/CASUALTY INSURANCE

Coverage

- "All Risk" on real property, personal property, loss of income (rents) and extra expense, signs (if applicable), fences (if applicable).

Extensions

-        Flood, including back up of sewers and drains and surface water
-        Earthquake
-        Increased cost of construction
-        Building ordinance or law
-        Demolition
-        Pollution clean up
-        Extended period of indemnity, 180 days
-        Joint loss clause (if boiler written separately)

Valuation Clauses

-        Replacement cost of real and personal property
-        Actual loss sustained on loss of rents, extra expense

Limits

- Must reflect valuation clauses; if written on a blanket basis, blanket limit must reflect total values at risk.


                                  Sched. 4.8-2

Deductibles

Maximum deductibles
"All Risk"                      $25,000
Flood                           $50,000                     (in a flood zone higher deductibles are
                                                             acceptable, up to the
                                                             maximum that can be bought
                                                             back in Federal Flood
                                                             Program.)
Earthquake                      $50,000                     (no greater than 5% of total insurable value for properties located in California, Washington state and the "New Madrid Fault")
Windstorm                       2% in Florida and Texas

BOILER AND MACHINERY INSURANCE

Coverage

- Coverage must be provided for direct damage and loss of income due to any accident to boiler and/or air conditioning equipment.

Extensions

-        Water damage
-        Expediting expenses
-        Ammonia contamination
-        Building ordinance
-        Joint loss clause
-        Hazardous substance clean up

Valuation

-        Replacement cost of property
-        Actual loss sustained on business income

Deductibles

Maximum deductibles
-        Direct damage - $10,000
-        Loss of income - 24 hours


                                  Sched. 4.8-3

                                   SCHEDULE 5

                                REDEMPTION RIGHTS

                  The Redemption Right granted to the Fund pursuant to Section
11.2 of the Agreement shall be implemented pursuant to, and subject to, the following terms and conditions:

                  1. DEFINITIONS. The following terms and phrases shall, for purposes of this Schedule and the Agreement, have the meanings set forth below:

                  "CASH PURCHASE PRICE" shall mean an amount of cash equal to One Hundred Ten Percent (110%) of the sum of (i) the Fair Market Values of all of the Tendered Properties that are not LSL Properties plus (ii) the unpaid principal balance and accrued interest of each LSL Loan that corresponds to a Tendered Property, plus (iii) the fair market value of all outstanding Warrants (including the related Put Options) relating to the Tendered Properties multiplied by (iv) the Fund's Percentage Interest.

                  "COMMON STOCK" shall mean the common shares of beneficial interest, par value $.0001 per share, of LXP.

                  "COMPUTATION DATE" shall mean the date on which the Exercise Notice from the Fund is received by LXP or, if such date is not a Business Day, the first Business Day thereafter.

                  "CONVERSION FACTOR" shall mean 100%, provided that such factor shall be adjusted in accordance with Paragraph 8 of this Schedule 5.

                  "ELECTION NOTICE" shall mean the written notice to be given by LXP to the Fund in response to the receipt by LXP of an Exercise Notice from the Fund, by which LXP elects to pay either the Cash Purchase Price or the Share Purchase Price, and identifies any Proposed Tendered Properties excluded by LXP pursuant to Section 11.2(b) of the Agreement.

                  "EQUITY EQUIVALENT" shall mean the rights to acquire one share of Common Stock by purchase or exchange, by conversion or exchange of preferred stock, by conversion or exchange of partnership or other interests in Leperq Corporate Income Fund, L.P. or in Leperq Corporate Income Fund II, L.P. or in any other entity, by exchange of redeemable secured notes or other instruments, pursuant to a stock purchase agreement, by exercise of a warrant or option, or otherwise.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "EXERCISE NOTICE" shall mean a written notice delivered by the Fund to LXP pursuant to Paragraph 2 of this Schedule 5, by which the Fund exercises the Redemption Right, and identifies any Retained Properties excluded by the Fund pursuant to Section 11.2(b) of the Agreement.

                  "LXP REORGANIZATION" is defined in Paragraph 11 of this
Schedule 5.




                                   Sched. 5-1

                  "OFFERED INTEREST" shall mean the Percentage Interest of the Fund in the Company offered by the Fund for redemption. The Offered Interest shall be that portion of the Fund's entire Percentage Interest in the Company attributable to the Tendered Properties.

                  "PURCHASE PRICE" shall mean the Cash Purchase Price or the Share Purchase Price.

                  "REGISTRATION RIGHTS AGREEMENT" shall mean an agreement to be executed and delivered by LXP and the Company as a part of the delivery of the Share Purchase Price, which agreement shall be substantially in the form of
Schedule 7 attached to the Agreement.

                  "RETAINED PROPERTIES" is defined in Section 11.2(b)(ii) of the Agreement.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor statute.

                  "SHARE" shall mean a share of Common Stock.

                  "SHARE PURCHASE PRICE" shall mean the number of Shares of LXP determined pursuant to Paragraph 12(a) of this Schedule 5. In the event LXP issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase Shares, or any other securities or property (collectively, "RIGHTS") then the Share Purchase Price shall also include such Rights that a holder of that number of Shares as calculated pursuant to Paragraph 12(a) of this Schedule 5 would be entitled to receive.

                  "SURVIVING MEMBER" is defined in Paragraph 11 of this Schedule 5.

                  2.     DUE DILIGENCE; DELIVERY OF EXERCISE NOTICE.

                             (a) The Fund shall have the right at any time and
from time to time to perform such due diligence as the Fund deems necessary and appropriate to evaluate LXP in connection with the Conversion Right. LXP shall cooperate with the Fund with respect to the Fund's above-referenced due diligence efforts and shall make its books and records and its employees available to the Advisor and the Fund and the agents, representatives and employees of the Fund and of the Advisor upon ten (10) Business Days notice by the Fund or the Advisor, as the case may be. In connection with such due diligence, the Fund shall pay its own out-of-pocket costs and expenses and the costs of expenses of consultants and experts retained by the Fund.

                             (b) The Fund may, subject to the conditions set
forth in Section 11.2(b) of the Agreement, deliver to LXP written notice pursuant to which the Fund elects to exercise the Redemption Right and to exclude any Retained Properties (the "EXERCISE NOTICE"). If the Fund elects not to deliver the Exercise Notice after completing the due diligence efforts described in this Section 2, the Fund shall retain its right to perform again such due diligence from time to time thereafter.


                                   Sched. 5-2

                  3. CLOSING, DELIVERY OF ELECTION NOTICE. LXP shall, within fifteen (15) Business Days after the receipt by LXP of an Exercise Notice from the Fund, deliver to the Fund an Election Notice, which Election Notice shall specify whether the Purchase Price will be paid in the form of the Cash Purchase Price or the Share Purchase Price, shall set forth the computation of the Purchase Price and shall specify the date, time and location for completion of the purchase and sale of the Offered Interest, which date shall in no event be more than (i) twenty (20) days after delivery by LXP of the Election Notice for the Offered Interest if LXP has elected to pay the Share Purchase Price or (ii) sixty (60) days after the date of receipt by LXP of the Exercise Notice for the Offered Interest if LXP has elected to pay the Cash Purchase Price. The Election Notice shall also identify any Retained Properties that LXP elects to exclude pursuant to Section 11.2(b)(iii) of the Agreement. If LXP fails to deliver the Election Notice within such fifteen (15) Business Day period, it shall be deemed to have given an Election Notice on the last day of such period specifying that LXP will redeem the Offered Interest, for the Share Purchase Price, at the Company's principal office, at 10 a.m. local time on the twenty (20th) day thereafter (or if such 20th day is not a Business Day, on the first Business Day following such 10th day). Notwithstanding the foregoing, LXP and the Fund agree to use their best efforts to cause the closing of the acquisition of the Offered Interest hereunder to occur as quickly as reasonably possible.

                  4. CLOSING DELIVERIES. At the closing of the redemption of the Offered Interest, payment of the Purchase Price (and if LXP elects to pay the Share Purchase Price, the execution and delivery of the Registration Rights Agreement attached as Schedule 7 to the Agreement) shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Fund that (x) the Offered Interest is free and clear of all liens, and (y) the Fund is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (B) LXP that the acquisition of the Offered Interest and the execution, delivery and performance of the Registration Rights Agreement have been duly authorized, and (ii) to the extent that any Shares and Rights are issued to the Fund, (A) an opinion of counsel for LXP, reasonably satisfactory to the Fund, to the effect that LXP is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland and is taxed as a REIT under Section 856 of the Code, that such Shares and Rights have been duly authorized, are validly issued, fully-paid and nonassessable, and that the Registration Rights Agreement is a valid and legally binding obligation of LXP, and (B) a certificate or certificates evidencing the Shares and Rights to be issued and registered in the name of the Fund or its designee. If LXP has elected to pay the Cash Purchase Price, the Cash Purchase Price shall be paid by wire transfer of immediately available funds, as LXP is directed in writing by the Fund.

                  5. TERM OF REDEMPTION RIGHT. The Redemption Right shall continue in full force and effect for the term of the Company.

                  6. REPRESENTATIONS AND COVENANTS OF LXP. LXP represents, covenants and agrees as follows:

                     (a) AVAILABLE SHARES. LXP shall at all times reserve for issuance and keep available, free from preemptive rights, out of its authorized but unissued Shares, such number of Shares as may be necessary to enable LXP to issue Shares in full satisfaction of the


                                   Sched. 5-3

Fund's Redemption Right (assuming that LXP elected to pay the Share Purchase Price with respect to the Redemption Right).

                     (b) SEC FILINGS. As long as LXP shall be obligated to file periodic reports under the Exchange Act, LXP will timely file such reports in such manner as shall enable any recipient of Shares issued to the Fund hereunder in reliance upon an exemption from registration provided by Rule 144 under the Securities Act to continue to be eligible to utilize such exemption, or any successor rule or regulation or statute thereunder, for the resale thereof.

                     (c) SEC REPORTS. LXP shall furnish to the Fund in a timely manner all reports filed by LXP with the SEC and all other communications transmitted from time to time by LXP to its shareholders generally.

                     (d) FULLY PAID SHARES. LXP shall ensure that all Shares which are issued in respect of the Purchase Price for the Offered Interest will upon issue be fully paid and non-assessable and LXP will pay all taxes (including all state or local transfer taxes but excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes), charges and liens with respect to the issue thereof. LXP shall not, however, be required to pay any tax that may be payable by the transferee or transferor in respect of any subsequent transfer of the Shares.

                     (e) EXCESS SHARES PROVISIONS. The organizational documents of LXP contain an excess share provision limiting the percentage of Shares that any Person may directly or indirectly hold or own to nine and eight-tenths percent (9.8%) on a non-diluted basis. Prior to the acquisition of the first Property by the Company, LXP shall obtain LXP Board approval for the Fund to acquire the percentage represented by the number of Shares that will be the Share Purchase Price if LXP elects to pay the Share Purchase Price.

                     (f) PENSION-HELD REIT STATUS. LXP is and will continue to be a REIT. LXP is not currently a pension-held REIT and, in the event of the Fund's exercise of the Redemption Right and LXP's payment of the Share Purchase Price, will not become a pension-held REIT as defined by Section 856(h)(3)(D) of the Internal Revenue Code and the regulations thereunder. If LXP is a pension-held REIT at the time the Fund exercises the Redemption Right, LXP shall take such steps as are necessary for LXP to cease being a pension-held REIT. If LXP breaches its covenants contained in the preceding two sentences, and if the Fund's exercise of the Redemption Right and LXP's payment of the Share Purchase Price would result in the Fund's owning a percentage of LXP's Common Stock sufficient to cause LXP to become a pension-held REIT, then, among the remedies that the Fund may have for such breach, the Fund shall have the right to reduce the amount of Common Stock to be issued to the Fund to the greatest percentage that the Fund could own without LXP becoming a pension-held REIT, and in addition to any other damages, LXP shall pay the Cash Purchase Price for the Fund's remaining Percentage Interest. This Paragraph 6(f) shall survive the Fund's exercise of the Conversion Right and LXP's payment of the Share Purchase Price.

                     (g) SECTION 514(C)(9) OF THE CODE. None of the Properties
(x) now owned, directly or indirectly, or hereafter acquired by the Company and
(y) financed, refinanced, mortgaged or otherwise used as collateral for borrowings made by the Company, shall fail to


                                   Sched. 5-4
qualify as real property of a qualified organization within the meaning of
Section 514(c)(9) of the Code (and any Regulations promulgated thereunder) by virtue of the application of any of the exceptions contained in subparagraph (B) thereof, including, but not limited to, (i) the acquisition price of such Property not being a fixed amount determined as of the date of the acquisition,
(ii) the amount or time for paying any indebtedness on or related to such Property being dependent upon any revenue derived from such Property, or (iii) such Property being leased back to the seller (or any related person) of such Property. Additionally, if any Property now owned or hereafter acquired by LXP is subject to any leases, such leases will be treated as "true leases," for federal income tax purposes.

                  7. THE FUND'S COVENANTS. The Fund covenants and agrees with LXP that the Offered Interest tendered to LXP in accordance with the exercise of the Redemption Right shall be delivered to LXP free and clear of all liens.

                  8. ANTI-DILUTION PROVISIONS.

                     (a) NO-DILUTION WITHOUT ADJUSTMENT. LXP shall not (x) issue or sell any Shares or other equity securities or any instrument convertible into any equity security (and shall not permit or suffer Leperq Corporate Income Fund L.P. or Leperq Corporate Income Fund II L.P. or any other entity to issue or sell partnership or other interests convertible into Shares or other equity securities), for a consideration less than the fair value of such Shares or other equity security, as determined in each case by the LXP Board, (y) under any circumstance declare any stock dividend, stock split, stock distribution or the like or distribute to holders of its Shares evidences of its indebtedness, shares of any class, or non-cash assets (including securities) or undertake any reclassification of the Shares into securities other than the Shares (except for reclassification upon a consolidation or merger to which Paragraph 11 of this
Schedule 5 applies) unless (i) an adjustment is made pursuant to Paragraph 8(b) hereof or (ii) in case this Paragraph 8 does not provide for an adjustment, other fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of the Fund with respect to the Share Purchase Price under the Redemption Right. If any dilutive action described in this Paragraph 8 is taken any time after the Share Purchase Price has been determined, the Conversion Factor shall be adjusted in accordance therewith. If any such dilutive action is taken prior to the closing of the purchase and sale of the Offered Interest, an appropriate adjustment shall be made in the number of Shares and Rights to be issued (if the Share Purchase Price is to be paid) to the Fund based on the adjustment to the Conversion Factor called for by this Paragraph 8. Notwithstanding anything to the contrary contained in this Paragraph 8, LXP may declare (x) dividends or distributions that are paid exclusively in cash and (y) such other dividends or distributions that are made in accordance with the provisions of any preferred stock existing on the date hereof.

                     (b) ADJUSTMENT FOR DILUTION. The Conversion Factor shall be subject to adjustment from time to time as hereinafter provided and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

                           (i) Dividends and Distributions in Shares;
         Subdivisions and Combinations. If, after determination of the Share Purchase Price, LXP (i) declares or pays a dividend on its outstanding Shares in Shares, or makes a distribution to all holders


                                   Sched. 5-5
         of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for the purposes of such calculation that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (assuming for the purposes of such calculation that such dividend, distribution, subdivision or combination has not yet occurred as of such time) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any such adjustment to the Conversion Factor shall become effective immediately upon the effective date of such event retroactive to the record date, if any, for such event. For the purposes of the calculations to be made under this Paragraph 8, the number of Shares at any time outstanding shall not include Shares held in the treasury of LXP, but shall include Shares issuable in respect of scrip certificates issued in lieu of fractions of Shares. LXP shall not pay any dividend or make any distribution on Shares held in the treasury of LXP.

                           (ii) Minimum Adjustments. No adjustment in the Conversion Factor shall be required unless such adjustment would require an increase or decrease of at least one-thousandth of one percent (.001%) in such Conversion Factor; provided, however, that any adjustment which by reason of this subparagraph (b)(ii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                           (iii) Certain Discretionary Adjustments. In addition to the adjustments in Conversion Factor required above in this Paragraph 8, LXP may from time to time in its good faith, reasonable discretion make such increases in the Conversion Factor as it considers to be advisable in order to avoid or diminish any Federal income tax to any holders of the Shares resulting from any dividend or distribution of Shares or issuance of Rights or Equity Equivalents to purchase or subscribe for Shares or from any event treated as such for Federal income tax purposes.

                  9. FRACTIONS OF SHARES. No fractional Shares shall be issued in respect of the Share Purchase Price. Instead, LXP shall pay, on the closing date of the acquisition of the Offered Interest, a cash adjustment in respect of any fraction of a Share that would otherwise be issuable in respect of such Share Purchase Price. Such cash adjustment shall be in an amount equal to the same fraction multiplied by the adjusted Share Price determined in accordance with Paragraph 12 below, computed as of the Computation Date.

                  10. REQUESTS FOR COMPUTATION OF PURCHASE PRICE. The Fund shall be entitled to request, from time to time, that LXP compute the Purchase Price then in effect by delivering written notice to LXP requesting such computation, provided, however, that the Fund may not request such computation more than thrice during any calendar year. Upon its receipt of any such request, LXP shall compute the Purchase Price, and shall prepare and promptly deliver to the Advisor a certificate signed by the chief financial officer or treasurer of LXP stating, to the best of such person's knowledge, the Purchase Price and the date as of which the same was


                                   Sched. 5-6
calculated. LXP shall cooperate with the Advisor during the Advisor's review of any such computation of the Purchase Price.

                  11. PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS. In the event of any consolidation of LXP with, or merger of LXP into, any other Person, any merger or consolidation of another Person into LXP (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Shares of LXP), or the transfer of LXP's Percentage Interest, which transfer does not constitute a violation of the Agreement or is otherwise consented to in writing by the Fund (collectively, a "LXP REORGANIZATION"), the Person formed by such consolidation or resulting from such merger or which acquires such Percentage Interest and other assets of LXP, as the case may be (the "SURVIVING MEMBER"), shall have the right and the duty to amend this Agreement as set forth below in this Paragraph 11. The Surviving Member and the Fund shall in good faith negotiate to arrive at a new method for the calculation of the Share Purchase Price for the Offered Interest after any such LXP Reorganization so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such LXP Reorganization by a holder of the number of Shares and Rights in exchange for which a Percentage Interest in the Company could have been acquired by LXP immediately prior to the consummation of such LXP Reorganization. Such amendment to this Agreement shall provide for adjustments to such method of calculation which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule with respect to the Conversion Factor. If the Surviving Member and the Fund cannot arrive at a new method for the calculation of the Share Purchase Price, an accounting firm that is among the five (5) largest accounting firms in the United States when chosen shall be selected by the Fund and shall be reasonably acceptable to the Surviving Member. Such accounting firm shall arrive at a method for the calculation of the Share Purchase Price that satisfies the requirements of this Paragraph 11 and such method shall replace the calculation method set forth in Paragraph 12 hereof. The Surviving Member and the Fund shall have the right to present to such accounting firm such information and argument as each shall desire, and such accounting firm shall receive and consider such information and argument in good faith and shall use its good faith, best efforts to comply with this Paragraph. The Surviving Member and the Fund shall each be bound by the calculation method at which such accounting firm arrived. The above provisions of this Paragraph 11 shall similarly apply to successive LXP Reorganizations permitted or consented to hereunder.

                  12.      CALCULATION OF PURCHASE PRICE.

                           (a)      Calculation of Share Purchase Price.

                                    (i) The Share Purchase Price shall be
calculated as follows: multiply the Company's adjusted proforma funds from operations ("AVFFO") by LXP's FFO multiple ("LFM"), both as calculated for the preceding 12-month period, and then divide the product by the adjusted LXP share price as defined in subparagraph 12(a)(ii) below ("ASP"). The result will then be multiplied by the Fund's Percentage Interest in the Company ("FUND%") to determine the number of shares of Common Stock that will be issued to the Fund. This


                                   Sched. 5-7
calculation can be represented by the following formula, subject to subparagraphs 12(a)(ii) through subparagraph 12(a)(vii):

                               AVFFO x LFM
                               -----------  x [Fund%]
                                  ASP

                                    (ii) For the purpose of the preceding
calculation, LXP's adjusted share price ("ASP") will equal the greater of (x) the closing price per share of Common Stock on the date of such calculation, as quoted on the securities exchange on which Common Stock is then traded, (y) LXP's FFO for the preceding 12-month period multiplied by 8.5, or (z) $13.40.

                                    (iii) The calculation of the adjusted pro
forma FFO for the Company ("AVFFO") is intended to reflect the fact that the Company may have a level of leverage that varies from that of LXP. As a result, it is agreed that the Company's actual FFO for the preceding 12-month period will be adjusted to reflect (x) the interest expense that would have been payable on the Company's debt if such debt were adjusted to LXP's leverage level, and (y) the increased or decreased revenues that would have been earned if either the Company could not have invested its excess debt in properties or if the Company could have invested increased debt in additional properties. Therefore, AVFFO will equal adjusted Company revenue ("AVR") less Company expenses ("VE") less adjusted Company interest expense ("AVI"), all as calculated for the preceding 12-month period. This calculation can be represented by the following formula:

                              AVFFO = [AVR-VE-AVI]

                                    (iv) The calculation of adjusted Company
interest expense ("AVI") shall be made by first calculating adjusted Company leverage. This calculation can be represented by the following formula ("AVL"), and then multiplying by the Company's average interest rate over the previous 12-month period ("VLIR"). AVL will equal actual Company leverage ("VL") multiplied by the ratio of LXP leverage percentage ("LL%") to Company leverage percentage ("VL%"). This calculation can be represented by the following formula:

                              AVL = VL x [LL%/VL%]

To calculate the leverage percentage of both LXP and the Company, each entity's actual leverage will be divided by its capitalization, which will be deemed to equal its EBITDA for the preceding 12 months times 10.0.

                                    (v) The calculation of AVR will be made by
adding to or subtracting from its actual revenue ("VR"), the adjustment in debt level ("VLA") multiplied by the Company's average revenue percentage it earns on its assets ("VR%). The VLA (adjustment in debt level) is simply actual venture leverage minus adjusted venture leverage from above (VLA = VL-AVL), while VR% equals VR divided by the original purchase price ("VPP") for the assets contributing to VR. These calculations can be represented by the following formulas:


                                   Sched. 5-8

                      AVR = VR-[VLA x VR%]  where  VR%=VR/VPP

                                    (vi) For the purposes of these calculations,
values related to the Company's assets and performance will be fairly adjusted to accommodate the exclusion of Retained Properties, as defined in Section 11.2(b)(ii) of the Agreement.

                                    (vii) For the purposes of these
calculations, (x) LXP's properties shall be deemed to include properties owned directly by LXP or indirectly through partnerships and entities other than the Company, (y) LXP's properties shall be deemed to exclude LXP's interest in the Company and (z) Shares shall be deemed to be fully diluted.

                          (b) Cash Purchase Price. The Cash Purchase Price shall
be the sum of (i) the Fair Market Values of all of the Tendered Properties that are not LSL Properties, plus (ii) the unpaid principal balance and accrued interest of each LSL Loan that corresponds to a Tendered Property, plus (iii) the fair market value of all outstanding Warrants (including the related Put Options) relating to the Tendered Properties; multiplied by (iv) the Fund's Percentage Interest, multiplied by (v) One Hundred Ten Percent (110%).

                  13. DISPOSITION OF RETAINED PROPERTIES. If any of the Company's Properties are excluded pursuant to Sections 11.2(b)(ii) and (iii) of the Agreement, then as soon as is commercially reasonable, either (i) the Manager shall sell the Retained Properties (including LSL Loans and Warrants and Put Options), and the proceeds of sale shall be distributed pursuant to Section 9.2(iv) of the Agreement provided that references in Section 9.2(iv) to Percentage Interests shall mean Percentage Interests as they existed prior to LXP's purchase of the Offered Interest), or (ii) the Company shall form a Delaware limited liability company on the same terms that apply to the Company (except there shall be no Redemption Right), and in which the Fund and LXP shall have the same Percentage Interests as they each have in the Company prior to LXP's purchase of the Offered Interest, the Retained Properties shall be contributed to the newly formed limited liability company, and the Members shall continue to own indirectly the Retained Properties through their Percentage Interests in the newly formed limited liability company. The buy/sell provisions of Section 11.1 shall apply to the Retained Properties, whether or not the Rights Trigger Date has occurred, and any Member may be the Offering Member.




                                   Sched. 5-9

                                  APPENDIX 1 TO

                         SCHEDULE 5 (REDEMPTION RIGHTS)



                  This Appendix 1 contains an illustrative calculation of the Share Purchase Price using numbers rather than variables. The calculation beginning on the next page is provided for illustration purposes only. Nothing in this Appendix 1 is intended by the Fund or LXP to be an estimate or approximation of the value of the Share Purchase Price upon the Fund's exercise of the Redemption Right.


            [ILLUSTRATIVE CALCULATION BEGINS ON THE FOLLOWING PAGE.]




                                  Sched. 5-10

                                    Sched. 6
                                   SCHEDULE 6

                                  AIMR RETURNS


INCOME RETURN:

                        I                              I = Income before asset management
    ------------------------------------------               fee
                Et-1 + TWC - TWD
                                                       Et-1 = Equity (Net Assets) at the
                                                             beginning of the period

CAPITAL RETURN:                                        MVt = Net market value of real estate
                                                             at end of period

                MVt - MV t-1 - C                       MVt-1 = Net market value of real estate at beginning of period
    ------------------------------------------
                Et-1 + TWC - TWD

                                                       TWC = Time Weighted Contributions, By Number of Days in the Quarter
TOTAL RETURN:


                                                       TWD = Time Weighted Distributions, By Number of Days out of the Quarter
             I + (MVt - MV t-1 - C)
    ------------------------------------------         C = Capital Expenditures During the Current Year
                Et-1 + TWC - TWD

SOURCE:  ASSOCIATION OF INVESTMENT MANAGEMENT AND RESEARCH



                                    Sched. 6

                                   SCHEDULE 7

                          REGISTRATION RIGHTS AGREEMENT

                    [SCHEDULE BEGINS ON THE FOLLOWING PAGE.]


                                   Sched. 7-1

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of [__________], between Lexington Corporate Properties Trust, a Maryland real estate investment trust (the "Company"), and the Comptroller of the State of New York, as Trustee of the Common Retirement Fund (as defined in Section 422 of the New York Retirement and Social Security Law (1994)) (the "Investor"), for the benefit of the Investor and any Holder (as hereinafter defined).

                  This Agreement is executed pursuant to the Operating Agreement of Lexington Acquiporte Company, L.L.C., dated as of July 14, 1999, between the Company and the Investor (the "Operating Agreement"). In order to induce the Investor to enter into the Operating Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                  The parties hereby agree as follows:

1.       DEFINITIONS

         The following terms shall have the meanings set forth below:

                  "Affiliate" means, with respect to any Person, (a) any member of the Immediate Family of such Person or a trust established for the benefit of such member, (b) any beneficiary of a trust described in
         (a), (c) any Entity which, directly or indirectly through one or more intermediaries, is deemed to be the beneficial owner of 10% or more of the voting equity of the Person for the purposes of Section 13(d) of the Exchange Act, (d) any officer of the Person or any member of the Board of Directors of the Person or (e) any Entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, including such Person or Persons referred to in the preceding clauses (a) or (d); provided, however, that none of the Investor, or its Affiliates, nor any of their respective officers, directors, partners, or members shall be considered an Affiliate of the Company or any of its Subsidiaries for the purposes of this Agreement.

                  "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

                  "Commission" means the Securities and Exchange Commission or any successor regulatory authority responsible for enforcement and oversight of the federal securities laws.

                  "Common Stock" means the common shares of beneficial interest, par value $.00l per share, of the Company.

                  "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.

                  "equity security" means common stock, preferred stock and any other security that is treated as an equity security either under the Exchange Act or under generally accepted accounting principles by the issuer thereof or any other security convertible into, exercisable into, or exchangeable for any equity security.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Governmental Body" means any foreign, federal, state, municipal or other government, or any department, commission, investigative body, board, bureau, agency, public authority or instrumentality thereof or any court, mediator, arbitrator or other tribunal.

                  "Holder" and "Holders" means a Person or Persons who is, or are, the owner of record of Registrable Securities.

                  "Immediate Family" means, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law.

                  "Majority Holders" means the Holder or Holders at the relevant time (excluding the Company or any of its Subsidiaries) of more than 50% of the Registrable Securities then outstanding.

                  "Person" means any individual or Entity.


                  "Prospectus" means the Prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" means (i) all shares of Common Stock that have been issued to the Investor pursuant to the Operating Agreement, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be or have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, until such time as
         (a) they have been effectively registered pursuant to this Agreement and sold under the Securities Act, or (b) they are distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act and are not subject to any stop transfer order delivered by or on behalf of the Company and no other restriction on transfer exists under any federal securities law.

                  "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Underwriters Maximum Number" means for any underwritten Demand Registration, Piggyback Registration or other registration, that number of shares of securities to which such registration should, in the written opinion of the managing underwriter or underwriters of such registration in light of market factors, be limited.

                  "underwritten registration" or "underwritten offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       DEMAND REGISTRATION

         2.1 Right to Demand Registration. (a) Subject to Section 2.5 hereof, at any time, the Majority Holders may make a written request to the Company for registration with the Commission (a "Demand Registration") under and in accordance with the provisions of the Securities Act of all or part of its Registrable Securities; provided, however, that the Company (i) shall be required to effect no more than one such Demand Registration pursuant to this
Section 2 (other than the "shelf" registration provided for under Section 2.1(c)) and

(ii) shall not be required to effect a Demand Registration if less than $5 million in market value of Registrable Securities would be registered. The Shelf Registration (as defined under Section 2. 1(c)) shall qualify as the Demand Registration to which the Holders are entitled hereunder if the Shelf Registration (i) subject to Section 2.5, is maintained effective continuously for a three (3) year period or until all such shares have been distributed thereunder and (ii) contemplates distributions through at least one underwritten offering in which the Holders have exclusive priority as to the inclusion of Registrable Securities.

         (b) Each Demand Registration shall be in the form of an underwritten offering managed by an underwriter or underwriters selected by the Company.

         (c) At the election of the Majority Holders (in their sole discretion), the Company shall promptly file with the Commission a "shelf" registration statement with respect to all of their Registrable Securities, on an appropriate Form, pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (the "Shelf Registration"). The Company shall use its reasonable best efforts to have the Shelf Registration declared effective as soon as practicable after such filing and, notwithstanding anything to the contrary herein, shall use reasonable best efforts to keep the Shelf Registration continuously effective for a period of three years from the date such Shelf Registration is declared effective (to the extent permitted by the Commission) or until all shares registered on such "shelf" registration statement have been sold. Such "shelf" registration may provide for distributions other than through underwritten offerings. Any Holder shall be required to comply with the rules of the New York Stock Exchange or any other stock exchange on which the Common Stock is then listed. In no event shall the Company be required to file more than one Shelf Registration Statement at the request of the Majority Holders.

         (d) Within ten days after receipt of any request by the Majority Holders under Section 2.1(a) or under Section 2.1(c), the Company will give written notice (the "Other Holders Notice") of such registration request to all other Holders, if any, and, subject to Section 2.3, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Holders thereof within 15 days after such notice by the Company.

         2.2 Effective Registration and Expenses. A registration will qualify as a Demand Registration or a Shelf Registration when it has become effective; provided, however, that (i) if the Majority Holders withdraw their Registrable Securities after the filing with the Commission of the initial Registration Statement related thereto, such demand will count as a Demand Registration or a Shelf Registration unless such Majority Holders agree severally to pay all of the Registration Expenses of the Company incurred through the date that notice of such withdrawal is given and (ii) an effective Demand Registration will not count as the sole Demand Registration if the Majority Holders have not been permitted to register and sell all of the Registrable Securities requested to be included in such registration by such Majority Holders.

         2.3 Priority on Underwritten Demand Registrations. Subject to the rights granted pursuant to the agreements set forth on Schedule 10.2 or as otherwise contemplated by Section 4.1(b), if the managing underwriter or underwriters of any underwritten Demand Registration advise the Company and the Holders in writing of an Underwriters Maximum Number, the Company will be obligated and required to include in such registration (i) first, the Registrable Securities requested to be included in such Demand Registration by the Holders, pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them until all such Registrable Securities have been so included, (ii) second, the Registrable Securities requested to be included in such Demand Registration by the Company and other Persons having contractual rights thereto, in accordance with the priorities that exist among them, and (iii) third, any other securities of the Company to be registered on behalf of any other Person. Neither the Company nor any of its securityholders (other than Holders of Registrable Securities) shall be entitled to include any securities in any Demand Registration unless the Company or such securityholders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

         2.4 Selection of Underwriters. The managing underwriter and any additional investment bankers and managers for use in connection with any underwritten Demand Registration will be selected by the Company from a list of five choices provided by the Investor; provided, that the Investor shall be required to select such five firms from the list attached hereto as Schedule 2.4; provided, further that in the event the Company desires to make a selection other than from the list of five choices provided by the Investor, the Investor shall have the right to approve such selection, which approval shall not be unreasonably withheld.

         2.5 Limitations Regarding Registration at the Request of Holders. (a) The Company shall not be required to effect a Demand Registration or a Shelf Registration under Section 2.1 and the Holders of Registrable Securities will discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below) (i) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Company,
(ii) if the Company is in possession of material information which the Board of Directors of the Company determines in good faith it is not in the best interests of the Company to disclose in a registration statement at such time, or (iii) if the Company has delivered a notice pursuant to Section 3.1 that it is undertaking an underwritten offering in which the Holders will be entitled to exercise their piggyback rights; provided, however, that the Company may only delay a Demand Registration or the filing of a new Shelf Registration pursuant to this Section 2.5 by delivery of a Blackout Notice (as defined below) within thirty (30) days of delivery of the notice requesting a Demand Registration or such new Shelf Registration and, in any case, only for a period not exceeding three (3) months (or until such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "Blackout Period"). There shall not be more than one Blackout Period in any twelve (12) month period.

         (b) The Company shall promptly notify the Holders in writing (a "Blackout Notice") of any decision not to effect a Demand Registration or a Shelf Registration or to discontinue sales of Registrable Securities pursuant to this Section 2.5, which notice shall set forth the reason for such decision (but not disclosing any nonpublic material information) and shall include an undertaking by the Company promptly to notify the Holders as soon as a Demand Registration or a Shelf Registration may be effected or sales may resume.

         (c) The Company shall not be required to effect a Demand Registration or Shelf Registration under Section 2.1 during any period the Company is restricted from filing a registration statement or from making any public sale or distribution of its equity securities pursuant to any agreement on Schedule
10.2 or as contemplated by Section 4.1(b).

3.       PIGGYBACK REGISTRATION

         3.1 Right to Include Registrable Securities. Subject to Section 3.3, if the Company or any other issuer of Registrable Securities at any time or from time to time proposes to register shares of its equity securities or Registrable Securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms or in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company and other than in connection with a "roll-up" of partnerships which are Affiliates of the Company), whether or not for sale for its own account, the Company shall deliver prompt written notice to all Holders of Registrable Securities of its intention to undertake such registration and of such Holders' rights to participate in such registration under this Section 3 as hereinafter provided. The Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities with respect to which the Company receives a request for registration from the Holders thereof by written notice to the Company within 30 days after the date of the Company's notice to Holders of its intended registration (which notice by Holders shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), to the extent necessary to permit the disposition in accordance with the intended methods thereof of all such Registrable Securities by including such Registrable Securities in the registration statement pursuant to which the Company proposes to register the shares of Common Stock (a "Piggyback Registration"); provided, however, that if such registration involves an underwritten offering, all Holders requesting inclusion in the registration shall be required to sell their Registrable Securities to the underwriters selected by the Company at the same price and on the same terms of underwriting applicable to the Company and any other Persons selling shares of Common Stock. The Holders requesting inclusion in a registration pursuant to this Section 3 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by delivering written notice to the Company revoking such requested inclusion. All requests for Piggyback Registration under this Section 3 shall be without prejudice to the rights of the Holders to request, and shall not be counted, as the sole Demand Registration or Shelf Registration under Section 2 above.

         3.2 Priority in Piggyback Registration. Subject to any rights granted pursuant to the agreements set forth on Schedule 10.2 or contemplated by Section 4.1(b), if any of the Registrable Securities registered pursuant to any Piggyback Registration are to be sold in one or more firm commitment underwritten offerings, and the managing underwriters advise in writing the Company and the Holders of such Registrable Securities of an Underwriters Maximum Number, or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the Holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number of shares of Common Stock (including Registrable Securities) proposed to be sold in such offering exceeds the number of shares of Common Stock which can be sold in such offering within a price range acceptable to the Company, the Company shall include in such registration only such number of shares of Common Stock (including Registrable Securities) which in the opinion of such underwriter or underwriters or the Company, as the case may be, can be sold within such price range, selected in the following order of priority: (i) first, all of the shares of Common Stock that the Company proposes to register, and the shares requested by any other Person having demand registration rights and having made demand for the subject registration, (ii) second, the Registrable Securities requested to be included in such registration by Holders that have requested their Registrable Securities to be included therein, pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, (iii) third, other Registrable Securities requested to be included in such registration by any other Persons, and (iv) fourth, other securities of the Company to be registered on behalf of any other Person.

         3.3 Limitations Regarding Piggyback Registrations. If the Company, at any time after giving written notice under Section 3.1 of its intention to register Common Stock and prior to the effectiveness of the registration statement filed in connection with such registration, determines for any reason consistent herewith either not to effect such registration or to delay such registration, the Company may, at its election, by the delivery of written notice to each Holder, (i) in the case of a determination not to effect registration, relieve itself of its obligation to register the Registrable Securities in connection with such registration, or
(ii) in the case of a determination to delay the registration, delay the registration of such Registrable Securities for the same period as the delay in the registration of such other shares of Common Stock.

4.       HOLD-BACK AGREEMENTS

         4.1 Restrictions on Public Sale by Holder of Registrable Securities.
(a) Each Holder of Registrable Securities agrees, if requested by the managing underwriter or underwriters in an underwritten offering of any Registrable Securities, not to effect any public sale or distribution or any other sale pursuant to the exemption from the registration requirements of the Securities Act, of its remaining equity securities of the Company, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the 14-day period prior to, and during the 90-day period (or such shorter period as may be agreed to by the parties hereto) beginning on, the effective date of such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters, unless the underwriters managing the registered offering and the Company otherwise agree.

         (b) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any public sale or distribution or any other sale pursuant to any exemption from the registration requirements of the Securities Act of any equity securities of the Company, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the period that a holder of securities registrable under any of the agreements set forth on Schedule 10.2 or any agreement entered into in accordance with the terms provided pursuant to Section 4.2(ii) hereunder is prohibited from making any such sale or distribution as a result of a underwritten public offering pursuant to such agreement.

         4.2 Restriction on Public Sale by the Company. The Company agrees (i) not to effect any public sale or distribution of any of its equity securities (for its own account or the account of any third party) during the 14-day period prior to, and during the 90-day period beginning on, the effective date of a Registration Statement filed pursuant to underwritten offering under Section 2 or Section 3 or such longer periods as may be required in the reasonable judgment of the managing underwriter or underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms or in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company or upon conversion of outstanding securities), and (ii) that it will use its reasonable best efforts to cause each holder of equity securities of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) who as a result of such purchase, owns more than 5% of the Common Stock on a fully diluted basis, to agree not to effect any public sale or distribution or any other sale pursuant to the exemption from the registration requirements of the Securities Act available for private placements, of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).

5.       REGISTRATION PROCEDURES

         Upon the Company incurring registration obligations under Section 2 or 3 and subject thereto, the Company will use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will, at its expense, as expeditiously as reasonably possible:

         (a) prepare and file with the Commission a Registration Statement relating to such registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the underwriters, if any, copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

         (b) prepare and file with the Commission such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than 180 days (or such shorter period which shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn, but not prior to the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus.

      (c) notify each Holder of Registrable Securities included in the Registration Statement, their counsel and the managing underwriters, if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, promptly, and (if requested by any such Person) confirm such notice in writing, (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(2) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contained in agreements contemplated by Section 5(n) cease to be true and correct in all material respects, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (6) of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and (7) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

      (d) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the occurrence of any event contemplated by Section 5(c)(2)-(7), prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, which Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

      (e) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction required pursuant to Section 5(i), as soon as reasonably possible;

      (f) if requested by a managing underwriter or any Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the managing underwriter or underwriters or the intended method of distribution as the managing underwriter or underwriters or the Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

      (g) furnish to each Holder of Registrable Securities included in such Registration Statement and each managing underwriter, if any, without charge, one copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, and, upon request, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

      (h) deliver to each Holder of Registrable Securities included in such Registration Statement, their counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each Holder of Registrable Securities included in the Registration Statement and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

      (i) prior to any public offering of Registrable Securities use its reasonable best efforts to register or qualify, or cooperate with the Holders of Registrable Securities included in the Registration Statement, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder or underwriter reasonably requests in writing; use its reasonable best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject;

      (j) cooperate with the Holders of Registrable Securities included in the Registration Statement and the managing underwriter or underwriters, if any, to facilitate, at the election of the Majority Holders, (x) the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the Registration Statement or (y) the timely transfer of beneficial ownership of such Registrable Securities in machine book-entry fashion under the auspices of The Depository Trust Company, or other similar organization; and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request at least two business days prior to any sale of Registrable Securities;

      (k) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such Governmental Bodies consistent with the provisions of Section 5(i) as may be necessary to enable the seller or sellers thereof or the managing underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

      (l) cause all Registrable Securities included in such Registration Statement to be (1) listed, by the date of first sale of Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Common Stock is then listed or proposed to be listed thereon, if any, or (2) quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ if the Common Stock is then quoted thereon.

      (m) provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such Registration Statement;

      (n) enter into such agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, in the case of an underwritten offering, (1) enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings by such underwriter and use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other related matters as may be reasonably requested by such Holders and underwriters, (2) use its reasonable best efforts to obtain a "cold comfort" letter and updates thereof from the Company's independent certified public accountants addressed to each Holder of Registrable Securities included in the Registration Statement (to the extent permitted by applicable accounting standards) and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters given by accountants in connection with underwritten offerings, (3) the underwriting agreement shall set forth in full the indemnification provisions and procedures of Section 7 with respect to all parties to be indemnified pursuant to said Section (or such other indemnification provisions as the underwriter may request and which is reasonably acceptable to the Holders included in such registration), and (4) the Company shall deliver such documents and certificates as may be reasonably requested by the managing underwriter or underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

      (o) make available for inspection by a representative of the Holders of Registrable Securities included in the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any lawyer, accountant or other advisors retained by such selling Holders or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as they may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, lawyer, accountant or other advisors in connection with such Registration Statement, provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration and shall be kept confidential by such Persons except to the extent disclosure of such records, information or documents is required by law; and

      (p) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (2) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

      The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish promptly to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

      Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that (i) such Holder will sell its securities covered by any Registration Statement in accordance with the plan of distribution provided for therein and (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(2)-(7), such Holder will forthwith discontinue disposition of Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(d), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 5(b) during which a Registration Statement is required to be kept effective shall be extended by the number of days during the time period from and including the date of the giving of such notice pursuant to Section 5(c) to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(d). The Company shall be obligated to use its reasonable best efforts to cause such Registration Statement and Prospectus to conform to all legal requirements and to notify the Holders that the use of the applicable Prospectus may be resumed. Nothing in this paragraph shall limit the obligations of the Company under Section 2.5 of this Agreement.

6.    REGISTRATION EXPENSES

      All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expense of compliance with state securities or blue sky laws, including reasonable fees and disbursements of counsel for the underwriters or one counsel for the selling Holders in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters or Holders of a majority of the shares of the Registrable Securities being sold may reasonably designate, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and one counsel for the Holders and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and of underwriters (to the extent that the Company and/or the selling Holders are required to bear such expense), but excluding the following expenses none of which shall be paid by the Company: transfer taxes, discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities and securities acts liability insurance if the Company so desires (all such expenses other than the expenses expressly excluded being herein called "Registration Expenses") will, subject to Section 2.2, be borne by the Company whether or not the Registration Statement becomes effective. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

7.    INDEMNIFICATION

      7.1 Indemnification by the Company. The Company agrees to indemnify, defend, exonerate and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities registered pursuant to any registration hereunder and each of its Affiliates or partners, each of their respective members, officers, directors, employees, agents, representatives, successors and assigns and each Person who controls such Holder, Affiliate or partner (within the meaning of the Securities Act) against any and all actions, causes of action, suits, losses, liabilities, obligations, damages, deficiencies, demands, claims, judgments, taxes, assessments, settlement costs, court costs and other costs and expenses, including, without limitation, interest, penalties, fines, costs of investigation, discovery, case preparation, defense or appeal, expert witness fees and expenses and reasonable attorneys' and paralegal fees and disbursements (collectively, "Losses") incurred by any such Person in any capacity and caused by any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder or its representative expressly for use therein. The Company will also indemnify underwriters, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders; provided, however, that if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

      7.2 Indemnification by Holders. In connection with any registration hereunder, each Holder participating in such registration will promptly furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any Registration Statement or Prospectus

(limited, in each case, to such Holder's identity, organization, domicile, securities of the Company held and intended method of distribution) and agrees to indemnify, defend, exonerate and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any Losses incurred by any such Person in any capacity and caused by any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such Holder so furnished in writing by such Holder or its representatives to the Company specifically for inclusion in such Registration Statement or Prospectus. The Company shall be entitled to receive indemnities from underwriters to the same extent as provided above with respect to information so furnished in writing by such persons or their representatives to the Company specifically for inclusion in any Prospectus or Registration Statement. In no event shall the liability of any selling Holder hereunder be greater in amount than the net dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

      7.3 Conduct of Indemnification Proceeding. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 7, except to the extent that the indemnifying party is prejudiced by such failure to give notice), and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Notwithstanding the foregoing, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the reasonable fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) a conflict of interest may exist between such Person and the indemnifying party (as confirmed in writing by counsel to such Person) or such Person is entitled to a defense not permitted to be used by the indemnifying party with respect to such claims (as confirmed in writing by counsel to such Person) (it being understood that (x) in the case of each of (a), (b) and (c) above, the reasonable fees and expenses of such separate counsel to such Person shall be paid by the indemnifying party and (y) in the case of (c) above, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the reasonable fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The Company may not enter into any settlement of any claim relating to the offer and sale of Registrable Securities that does not provide for the complete and unconditional release of such Person.

      7.4 Contribution. If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such Holder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.    COVENANTS AND UNDERTAKINGS

      8.1 Rule 144. The Company will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

9. EFFECTIVENESS. This Agreement shall be effective upon the execution and delivery of a counterpart by each of the parties hereto.

10.   MISCELLANEOUS

      10.1 No Adequate Remedy at Law. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      10.2 No Inconsistent Agreement. Except for the registration rights contained in the agreements set forth on Schedule 10.2 hereto, the Company has not previously entered into any agreement with respect to its capital stock granting any registration rights to any Person.

      10.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other Holders may be given by Holders owning a majority of the shares of the Registrable Securities being sold by such Holders, provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

      10.4 Notices. Any notice or other communication required or permitted hereunder shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed as provided below and if either (a) actually delivered or telecopied to said address, (b) in the case of overnight delivery of a notice, the next business day after properly posted with postage prepaid, or (c) in the case of a letter, 3 business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

            If to the Company, then to Lexington Corporate Properties, Inc., 355 Lexington Avenue, New York, New York 10017, Attention: President, or such other address or addresses of which the Investor shall have been given notice, with a copy to Barry A. Brooks, Esq., Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022.

            If to any Holder of Registrable Securities, to it at its address set forth on the books and records of the Company.

            The failure to deliver a copy of any notice to any party's counsel shall not affect the validity of such notice.

      10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, subsequent Holders of Registrable Securities agreeing to be bound by all of the terms and conditions of this Agreement.

      10.6 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart by each of the parties hereto.

      10.7 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

      10.9 Consent to Jurisdiction; Waiver of Jury Trial. (a) Any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The parties irrevocably submit to the exclusive jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 10.9.

      (b) Each of the parties hereby irrevocably waives trial by jury in any action, suit, proceeding or counterclaim, whether at law or equity, brought by either of them in connection with this Agreement or the transactions contemplated hereby.

      10.10 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality and enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

      10.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, other than the provisions of any other documents specifically referred to herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      10.12 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its reasonable costs and expenses and any other available remedy.

      10.13 Construction. The Company and the Investor acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Investor.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   LEXINGTON CORPORATE PROPERTIES
                                   TRUST

                                   By:___________________________________
                                      Name:
                                      Title:

                                   COMPTROLLER OF THE STATE OF NEW
                                   YORK, AS TRUSTEE OF THE COMMON
                                   RETIREMENT FUND


                                   By:___________________________________
                                      Name:
                                      Title:

                                  SCHEDULE 2.4

                           LIST OF UNDERWRITER CHOICES

AG Edwards
Alex Brown & Sons
Bankers Trust
Bear Steams & Co. Inc.
CS First Boston Corporation
Dean Witter Reynolds Inc.
Donaldson Lufkin
   Jenrette Securities Corporation
Furman Selz Incorporated
Goldman Sachs & Co.
JP Morgan Securities
Lehman Brothers
Merrill Lynch
Montgomery Securities
Morgan Stanley Co. Incorporated
NatWest Securities
Nomura Securities
Oppenheimer Securities
Paine Webber
Prudential Securities
Robinson Humphrey
Robertson Stephens
Salomon Brothers
Smith Barney

                                  SCHEDULE 10.2

                               REGISTRATION RIGHTS

As of March 31, 1999 the following is the listing of outstanding operating partnership units and their corresponding redemption dates:

                                                                         PER UNIT               (000'S)
                                                   AFFILIATE              ANNUAL               ANNUALIZED
REDEMPTION DATE           TOTAL UNITS                UNITS             DISTRIBUTION           DISTRIBUTION
---------------           -----------                -----             ------------           ------------
anytime                    1,273,368                 120,546               $1.08               $   1,375
anytime                      134,110                  52,560                1.12                     150
anytime                    1,798,166                 736,729                1.20                   2,158
March 99                     125,416                    --                  1.20                     151
April 99                     480,028                    --                  1.20                     576
July 99                      279,191                    --                  1.20                     335
September 99               1,450,036                 475,785                1.20                   1,740
December 99                  214,802                 105,245                1.20                     258
January 03 .                   7,441                     978                --                      --
March 04                      52,335                     797                0.27                      14
March 04                      27,314                    --                  --                      --
November 04                   35,400                   2,856                --                      --
March 05                      38,661                   1,933                --                      --
January 06 .                 207,728                    --                  --                      --
February 06                   34,852                   1,743                --                      --
May 06                        11,766                     695                0.29                       3
                           ---------               ---------               -----               ---------
                           6,170,614               1,499,867               $1.10               $   6,760
                           =========               =========               =====               =========


Pursuant to an Operating Agreement dated as of January 21, 1997 between the Company and Five Arrows Reality Securities LLC, the Company granted registration rights with respect to 2,000,000 shares of Class A Senior Cumulative Convertible Preferred Stock (the "Preferred Shares") of the Company and all Common Stock issuable upon conversion of the Preferred Shares.

                                SCHEDULE 10.2(ii)

                         LXP NON-QUALIFIED JURISDICTIONS


Representatives of each of the following states have informed LXP that their respective states do not recognize trusts as legal entities and therefore only LXP's predecessor, Lexington Corporate Properties, Inc. is qualified to do business in such states:


                  Alabama
                  Georgia
                  North Carolina
                  Tennessee and
                  Virginia.



                                Sched. 10.2(ii)

                               SCHEDULE 10.2(viii)

                    EXCEPTIONS TO NO MATERIAL ADVERSE CHANGE



                    [SCHEDULE BEGINS ON THE FOLLOWING PAGE.]



                              Sched. 10.2(viii)-1

                                    EXHIBIT A

                              FORM OF ANNUAL BUDGET



                     [EXHIBIT BEGINS ON THE FOLLOWING PAGE]



                                    Exh. A-1

                                    EXHIBIT B

                          FORM OF MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "MANAGEMENT AGREEMENT") is dated as of July 14, 1999 and entered into by and between Lexington Acquiport Company, LLC, a Delaware limited liability company (the "COMPANY"), and Lexington Realty Advisors, Inc., a Delaware corporation (the "ASSET MANAGER").

         WHEREAS, the Company owns or will own net-leased real estate properties in the United States of America (collectively, the "PROPERTIES") and owns or will own loans ("LSL LOANS") made to one or more limited liability companies (each, an "LXP LLC") to finance a part of the purchase price for net-leased real estate properties (each an "LSL PROPERTY") in the United States of America being acquired by limited liability companies (each, a "SPECIAL PURPOSE LLC") the sole member of which is a LXP LLC; and

         WHEREAS, the Company desires to have the Asset Manager undertake the duties and responsibilities hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Asset Manager agree as follows:

         1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Management Agreement shall have the meanings ascribed to such terms in that certain Operating Agreement of Lexington Acquiport Company, LLC dated as of even date herewith between Lexington Corporate Properties Trust, a Maryland real estate investment trust, as a managing member ("LXP"), and The Comptroller of the State of New York, as Trustee of the Common Retirement Fund, as a non-managing member (the "FUND") (as such Operating Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "OPERATING AGREEMENT").

         2. OBLIGATIONS OF THE ASSET MANAGER. The Asset Manager shall perform on behalf of the Company those duties and responsibilities of the Manager in respect of the evaluation of Proposed Properties and the acquisition of Approved Properties, and the evaluation of LSL Properties and the making of LSL Loans, as contemplated by Section 3.6 of the Operating Agreement, and in respect of the management of the Properties and LSL Loans, that may be delegated to the Asset Manager pursuant to Section 3.1(b) of the Operating Agreement. With respect to the management of the Properties, the Asset manager shall perform the duties and responsibilities described in Appendix 1 attached hereto and made a part hereof. With respect to the management of the LSL Loans, the Asset Manager shall perform the duties and responsibilities described in Appendix 1 attached hereto and made a part hereof. Additionally, the Asset Manager shall prepare or cause to be prepared reports and statements as is, and in the manner, required by the Operating Agreement. The Asset Manager shall maintain appropriate books of account and records relating to services performed pursuant hereto, which books of account and records shall be available for inspection by representatives of the Company upon reasonable notice during normal business hours, and from time to time or at any time requested


                                    Exh. B-1
by the Company, make reports to the Company of the Asset Manager's performance of the foregoing services. In performing the foregoing services, the Asset Manager shall not, and shall have no power or authority to, (i) bind the Company, or to enter into any contract or other agreement in the name of or on behalf of the Company, unless specifically authorized in writing to do so by the Company, (ii) amend, cancel or alter any of the organizational documents of the Company, or (iii) do any act not authorized pursuant to this Management Agreement, unless specifically authorized to do so in writing by the Company or specifically authorized to do so by the Operating Agreement. Any and all approvals required from the Company pursuant to this Management Agreement may be given or withheld by the Company in its absolute and sole discretion.

         3. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Asset Manager are not partners or joint venturers with each other and the terms of this Management Agreement shall not be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

         4. EMPLOYEES OF ASSET MANAGER. All persons engaged in the performance of the services to be performed by the Asset Manager hereunder shall be employees of LXP; provided, however, that, employees and officers of LXP may also be employees and officers of the Company. All of the Asset Manager's employees shall be covered by workers' compensation insurance in the manner required by law.

         5. LIMITATION ON THE ASSET MANAGER'S LIABILITY.

                  (a) Except as provided in Section 5(b) below, the Asset Manager and its directors, officers and employees shall not be liable, responsible or accountable in damages or otherwise to the Company or either Member for (a) any loss or liability arising out of any act or omission by the Asset Manager so long as any such act or omission did not constitute (i) a breach of this Management Agreement or of the Operating Agreement which breach had or has a material adverse effect on the Company and, if capable of cure, is not cured within fifteen
         (15) days after notice thereof is delivered to the Asset Manager by the Company, (ii) gross negligence or willful misconduct or (iii) fraud or bad faith on the part of the Asset Manager or (b) any acts or omissions by third parties selected by the Asset Manager in good faith and with reasonable care to perform services for the Company.

                  (b) Notwithstanding the limitation contained in Section 5(a) above, the Asset Manager shall be liable, responsible and accountable in damages or otherwise to the Company and the Fund for any act or omission on behalf of the Company and within the scope of authority conferred on the Asset Manager (i) which act or omission was negligent (including any negligent misrepresentation) and violated any law, statute, regulation or rule relating to Shares or any other security of LXP or (ii) to the extent the Company or the Fund is charged with liability for, or suffers or incurs loss, liability, cost or expense (including reasonable attorneys' fees) as a result of, such act or omission and such act or omission was negligent and related to Shares or such other security of LXP.


                                    Exh. B-2

         6. COMPANY'S PROFESSIONAL SERVICES. The Company may independently retain legal counsel and accountants to provide such legal and accounting advice and services as the Company shall deem necessary or appropriate.

         7. EXPENSES OF THE ASSET MANAGER AND THE COMPANY.

                  (a) The Asset Manager shall pay, without reimbursement by the Company (i) the salaries of all of its officers and regular employees and all employment expenses related thereto, (ii) general overhead expenses, (iii) record-keeping expenses, (iv) the costs of the office space and facilities which it requires, (v) the costs of such office space and facilities as the Company reasonably requires, (vi) all out of pocket costs and expenses incurred in connection with the management of the Properties and the Company (other than reasonable and customary costs and expenses of Third Parties retained in connection with the management of the Properties and the Company) and (vii) costs and expenses relating to Acquisition Activities as set forth in and limited by Section 3.6(f) of the Agreement.

                  (b) The Asset Manager shall either pay directly from a Company account or pay from its own account and be reimbursed by the Company for the following Company costs and expenses that are incurred by the Company or by the Asset Manager in the performance of its duties under this Management Agreement or the Operating Agreement:

                           (i) Permitted Expenses;

                           (ii) all reasonable and customary costs and expenses
                  relating to Third Parties retained in connection with a Proposed Property or an Approved Property or a LSL Loan as provided in Section 3.6(f) of the Operating Agreement provided, that if for any reason the Asset Manager, or any Affiliate of LXP or the Asset Manager (instead of the Company or an SP Subsidiary) acquires title to any Proposed Property or Approved Property, the Asset Manager shall pay all of the costs and expenses incurred or to be incurred in connection with such Proposed Property or Approved Property.

The Asset Manager shall not pay or be reimbursed by the Company for any other cost or expense.

         (c) Except as expressly otherwise provided in this Management Agreement or the Operating Agreement, the Company shall directly pay all of its own expenses, and without limiting the generality of the foregoing, it is specifically agreed that the following expenses shall be borne directly by the Company and not be paid by the Asset Manager:

                  (i) interest, principal or any other cost of money borrowed by the Company;


                                    Exh. B-3

                  (ii) fees and expenses paid to independent contractors, appraisers, consultants and other agents retained by or on behalf of the Company and expenses directly connected with the financing, refinancing and disposition of real estate interests or other property (including insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement costs and expenses related to the Properties); and

                  (iii) insurance as required by the Company.

         8. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold harmless the Asset Manager by reason of any act or omission or alleged act or omission arising out of the Asset Manager's activities as the Asset Manager on behalf of the Company, against personal liability, claims, losses, damages and expenses for which the Asset Manager has not otherwise been reimbursed by insurance proceeds or otherwise (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Asset Manager in connection with such action, suit or proceeding and any appeal therefrom, unless the Asset Manager (A) acted fraudulently, in bad faith or with gross negligence or willful misconduct or (B) by such act or failure to act breached any covenant contained in this Management Agreement, which breach had or has a material adverse effect on the Company or either Member and, if capable of cure, is not cured within fifteen (15) days after notice thereof from the Company. Any indemnity by the Company under this Management Agreement shall be provided out of, and to the extent of, Company revenues and assets only, and no Member shall have any personal liability on account thereof. The indemnification provided under this Section 8 shall (x) be in addition to, and shall not limit or diminish, the coverage of the Asset Manager under any insurance maintained by the Company and (y) apply to any legal action, suit or proceeding commenced by a Member or in the right of a Member or the Company. The indemnification provided under this Section 8 shall be a contract right and shall include the right to be reimbursed for reasonable expenses incurred by the Asset Manager within thirty (30) days after such expenses are incurred.

         9. TERMS AND TERMINATION. This Management Agreement shall remain in force until terminated in accordance herewith. At the sole option of the Company, exercisable in the Company's sole and arbitrary discretion, this Management Agreement may be terminated at any time and for any reason immediately upon notice of termination from the Company to the Asset Manager. This Management Agreement shall automatically expire upon the completion of dissolution or winding up of the Company pursuant to Section 9.2 of the Operating Agreement or the removal or resignation of LXP as Manager. This Management Agreement shall also terminate upon any of the following:

                  (a) The Asset Manager shall be adjudged bankrupt or insolvent by a court of competent jurisdiction or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Asset Manager or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Asset Manager for reorganization, and such adjudication or order shall remain in force and unstayed for a period of 30 days.


                                    Exh. B-4

                  (b) The Asset Manager shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal Bankruptcy Code, for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         10. ACTION UPON TERMINATION. After the expiration or termination of this Management Agreement, the Asset Manager shall:

                  (a) Promptly pay to the Company or any person legally entitled thereto all monies collected and held for the account of the Company pursuant to this Management Agreement, after deducting any compensation and reimbursement for its expenses which it is then entitled to receive pursuant to the terms of this Management Agreement.

                  (b) Within 90 days deliver to the Company a full account, including a statement showing all amounts collected by the Asset Manager and a statement of all monies disbursed by it, covering the period following the date of the last accounting furnished to the Company.

                  (c) Within ten (10) days deliver to the Company all property and documents of the Company then in the custody of the Asset Manager.

Upon termination of this Management Agreement, the Asset Manager shall be entitled to receive payment for any expenses and fees (including without limitation the management fee which shall be prorated on a daily basis and acquisition fees) as to which at the time of termination it has not yet received payment or reimbursement, as applicable, pursuant to Section 7 and Section 11 hereof, less any damages to the Company caused by the Asset Manager.

                  11. ACQUISITION FEE AND MANAGEMENT FEE.

                  (a) Upon the acquisition of any Approved Property acquired by the Company or by an SP Subsidiary pursuant to Section 3.6 of the Operating Agreement (including any Approved Property acquired by the Company or by an SP Subsidiary contributed in whole or in part by LXP as contemplated by the last two sentences of Section 5.1(b) of the Operating Agreement), or upon the making by the Company of an LSL Loan to an LXP LLC pursuant to Section 3.6 of the Operating Agreement (including any LSL Loan related to an LSL Property acquired by a Special Purpose LLC from LXP), the Company shall pay the Asset Manager an acquisition fee equal to (x) the purchase price of such acquired Approved Property multiplied by (y) three quarters of one percent (0.75%).

                  (b) The Company shall pay to the Asset Manager an annual management fee equal to two percent (2%) of Net Rents, payable monthly. Such fee shall be calculated monthly, based on Net Rents received by the Company for such month, and adjusted as provided in this Section 11(b). Within thirty (30) days of the Company's receipt of the annual reports described in Section 4.3 of the Operating Agreement for a fiscal year, the Asset Manager shall provide to the Company a written statement of reconciliation setting


                                    Exh. B-5
         forth (a) the Net Rents for such fiscal year and the management fee payable to the Asset Manager in connection therewith, pursuant to this Management Agreement, (b) the management fee already paid by the Company to the Asset Manager during such fiscal year, and (c) either the amount owed to the Asset Manager by the Company (which shall be the excess, if any, of the management fee payable to the Asset Manager for such fiscal year pursuant to this Agreement over the management fee actually paid by the Company to the Asset Manager for such fiscal year) or the amount owed to the Company by the Asset Manager (which shall be the excess, if any, of the management fee actually paid by the Company to the Asset Manager for such fiscal year over the management fee payable to the Asset Manager for such fiscal year pursuant to this Agreement). The Asset Manager or the Company, as the case may be, shall pay to the other the amount owed pursuant to clause (c) above within five (5) Business Days of the receipt by the Advisor and the Fund of the written statement of reconciliation described in this Section 11.

         12. ASSIGNMENT. The Asset Manager may not assign or delegate any of its rights or obligations hereunder.

         13. NOTICES. Unless otherwise specifically provided herein, any notice or other communication required herein shall be given in accordance with the Operating Agreement.

         14. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Management Agreement shall in any event be effective without the written concurrence of the Company. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         15. GOVERNING LAW. THIS MANAGEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         16. ENTIRE AGREEMENT. This Management Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written and oral, relating to the subject matter hereof.

         17. SEVERABILITY. In case any provision in or obligation under this Management Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         18. NO WAIVER, ETC. No waiver by the Company of any default hereunder shall be effective unless such waiver is in writing and executed by the Company nor shall any such written waiver operate as a waiver of any other default or of the same default on a subsequent occasion. Furthermore, the Company shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights, privileges and/or remedies hereunder, and


                                    Exh. B-6
the failure or forbearance of the Company on one occasion shall not prejudice or be deemed or considered to have prejudiced its right to demand such compliance on any other occasion.

         19. NO THIRD PARTY BENEFICIARY. The Asset Manager is not a third party beneficiary of the Operating Agreement and shall have no rights or remedies thereunder, and the parties to the Operating Agreement can amend, modify or terminate the Operating Agreement at any time without the Asset Manager's consent and without any liability to the Asset Manager.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]




                                    Exh. B-7

                  IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


COMPANY                LEXINGTON ACQUIPORT COMPANY,
                       LLC, a Delaware limited liability company

                       By:      LEXINGTON PROPERTIES CORPORATE
                                TRUST, a Maryland real estate investment trust, the managing member


                                By: __________________________________________
                                         Name:
                                         Its:


ASSET MANAGER          LEXINGTON REALTY ADVISORS, INC.


                                By: __________________________________________
                                         Name:
                                         Its:



                                    Exh. B-8

                                APPENDIX 1 TO THE
                    EXHIBIT B (FORM OF MANAGEMENT AGREEMENT)

                      PROPERTY MANAGEMENT RESPONSIBILITIES



         A. The Asset Manager shall perform its duties and obligations under
Section 2 of the Management Agreement with respect to the management of the Properties in accordance with the following standards:

         1. MANAGEMENT OF THE PROPERTIES. Asset Manager shall devote its commercially reasonable efforts, consistent with first class professional management, to manage the Properties, and shall perform its duties with respect thereto under the Management Agreement in accordance with the Operating Agreement and Annual Plan and in a reasonable, diligent and careful manner so as to manage and supervise the operation, maintenance, leasing and servicing of each Property in a manner that is comparable to similar properties in the market area in which such Property is located. The services of Asset Manager hereunder are to be of a scope and quality not less than those generally performed by professional managers of other similarly situated properties in the market area in which each Property is located. Asset Manager shall make available to the Company the full benefit of the judgment, experience and advice of the members of Asset Manager's organization and staff with respect to the policies to be pursued by the Company in operating the Properties, and will perform such services as may be requested by the Company within the scope of the Management Agreement in operating, maintaining, leasing, and servicing each Property.

         2. SPECIFIC DUTIES OF ASSET MANAGER. Without limiting the duties and obligations of Asset Manager under any other provisions of the Management Agreement, Asset Manager shall have the following duties and perform the following services with respect to management of the Properties:

                  2.1 REPAIRS AND MAINTENANCE. In accordance with and subject to the Operating Agreement and the Annual Plan, Asset Manager shall cause to be made, or ensure that the tenant makes, all repairs and shall cause to be performed, or ensure that the tenant performs, all maintenance on the buildings, appurtenances and grounds of each Property as are required to maintain each Property in such condition and repair (and in compliance with applicable codes) that is comparable to similarly situated properties in the market area in which such Property is located, and such other repairs as may be required to be made under the leases governing each Property. Asset Manager shall to the extent it deems necessary arrange for periodic inspections of the Properties by independent contractors.

                  2.2      LEASING SUPERVISION ACTIVITIES.

                  (a) LEASING SUPERVISION. Asset Manager shall supervise all leasing activities, for the purpose of leasing the available space in the Properties to tenants upon such terms and conditions as shall be consistent with the Operating Agreement and the Annual Plan.


                                    Exh. B-9

                  (b) GENERALLY. In the performance of Asset Manager's duties under this Section 2.2, Asset Manager shall (i) develop and coordinate advertising, marketing and leasing plans for space at each Property that is vacant or anticipated to become vacant; (ii) cooperate and communicate with leasing specialists, consultants and third-party brokers in the market, and solicit their assistance with respect to new tenant procurement; and (iii) notify the Company in writing of all offers for tenancy at each Property which Asset Manager believes are made in good faith, including the identification and fee schedules of procuring brokers, if any.

                  (c) NEGOTIATION OF LEASES. Asset Manager shall negotiate all tenant leases, extensions, expansions and other amendments and related documentation on the Company's behalf in accordance with the Operating Agreement and the Annual Plan. All such documentation shall be prepared at the Company's expense by counsel acceptable to or designated by the Company, and shall be executed by the Company. The terms of all such documentation are to be approved by the Company pursuant to such reasonable procedures as may be requested by the Company from time to time. Notwithstanding the foregoing, (x) Asset Manager shall not, for any reason, have the power or authority to execute any such documentation on behalf of the Company or otherwise bind the Company without the Company's prior written consent, and (y) the Company reserves the right to deal with any prospective tenant to procure any such lease, extension, expansion or other amendment or related documentation.

                  (d) THIRD PARTY BROKERS. Asset Manager shall encourage third-party real estate brokers to secure tenants for the Properties, and periodically notify such brokers of the spaces within the Properties that are available for lease.

                  (e) COMPENSATION FOR THIRD-PARTY BROKERS. Asset Manager shall negotiate and enter into on behalf of the Company a commission agreement with third party brokers providing for a leasing commission to be paid at prevailing market rates, subject to prevailing market terms and conditions. Such leasing commission shall be paid by the Company.

                  2.3 RENTS, BILLINGS AND COLLECTIONS. Asset Manager shall be responsible for the monthly billing of rents and all other charges due from tenants to the Company with respect to each Property. Asset Manager shall use its commercially reasonable efforts to collect all such rents and other charges when due. Asset Manager shall notify the Company and the Advisor of all tenant defaults as soon as reasonably practicable after occurrence, and shall provide the Company and the Advisor with Asset Manager's best judgment of the appropriate course of action in remedying such tenant defaults.

                  2.4 OBLIGATIONS UNDER LEASES. Asset Manager shall supervise and use its commercially reasonable efforts to cause the Company to perform and comply, duly and punctually, with all of the obligations required to be performed or complied with by the Company under all leases and all laws, statutes, ordinances, rules, permits and certificates of occupancy relating to the operation, leasing, maintenance and servicing of the Properties, including, without limitation, the timely payment by the Company of all sums required to be paid thereunder.


                                   Exh. B-10

                  2.5 THE COMPANY'S INSURANCE. If requested by the Company, the Asset Manager shall cause to be placed and kept in force all forms of insurance required by the Operating Agreement and the Annual Plan or required by any mortgage, deed of trust or other security agreement covering all or any part of any Property. The Asset Manager is to be named as an additional insured on the general liability policies in its capacity as managing agent. All such insurance coverage shall be placed through insurance companies and brokers selected or approved by the Company, with limits, values and deductibles established by the Company and with such beneficial interests appearing therein as shall be acceptable to the Company and otherwise be in conformity with the requirements of the Operating Agreement and the Annual Plan. Should the Company elect to place such insurance coverage directly, the Asset Manager shall be named as an additional insured on the general liability policies in its capacity as managing agent and the Company will provide the Asset Manager with a certificate of insurance evidencing such coverage. If requested to do so by the Company, the Asset Manager shall duly and punctually pay on behalf of the Company with funds provided by the Company all premiums with respect thereto, prior to the time the policy would lapse due to nonpayment. If any lease requires that a tenant maintain any insurance coverage, the Asset Manager shall use its commercially reasonable efforts to obtain insurance certificates annually, or more frequently, as required pursuant to the applicable leases, from each such tenant and review the certificates for compliance with the lease terms. If any lease requires the Company to provide insurance certificates to tenants thereunder, the Asset Manager shall obtain such insurance certificates from the Company, review the certificates for compliance with the lease terms, and provide a copy thereof to tenants in accordance with their respective leases. The Asset Manager shall promptly investigate and make a full and timely written report to the insurance broker, with a copy to the Company, as to all accidents, claims or damage of which the Asset Manager has knowledge relating to the operation and maintenance of each Property, any damage or destruction to each Property, and the estimated cost of repair thereof, and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be filed timely with the insurance broker as required under the terms of the insurance policy involved. The Asset Manager shall have no right to settle, compromise or otherwise dispose of any claims, demands or liabilities, whether or not covered by insurance, without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

                  2.6 ASSET MANAGER'S INSURANCE. The Asset Manager or the Manager or LXP will obtain and maintain on the Asset Manager's behalf, at the Asset Manager's or the Manager's or LXP's expense, the following insurance:

                  (a) Commercial general liability on an occurrence form for bodily injury and property damage with limits of One Million Dollars ($1,000,000) combined single limit each occurrence and Two Million Dollars ($2,000,000) from the aggregate of all occurrences within each policy year, including but not limited to Premises-Operation, Products/Completed Operations, Hazard and Contractual Coverage (including coverage for the indemnity clause provided under the Management Agreement) for claims arising out of actions beyond the scope of Asset Manager's duties or authority under the Management Agreement.

                  (b) Comprehensive form automobile liability covering hired and non-owned vehicles with limits of One Million Dollars ($1,000,000) combined single limit per occurrence.


                                   Exh. B-11

                  (c) Employer's liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000).

                  (d) Excess liability (umbrella) insurance on the above with limits of Two Million Dollars ($2,000,000).

                  (e) Workers' compensation insurance in accordance with the laws of the state with jurisdiction.

                  (f) Either (x) blanket crime coverage protecting the Asset Manager against fraudulent or dishonest acts of its employees, whether acting alone or with others, with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence (any loss within any deductible shall be borne by the Asset Manager) or (y) a fidelity or financial institution bond in an amount no less than One Million Dollars ($1,000,000.00) bonding the employees of the Asset Manager who handle or who are responsible for funds belonging to the Company.

                  (g) Professional liability insurance covering the activities of the Asset Manager written on a "claim made" basis with limits of at least One Million Dollars ($1,000,000). Any loss within any deductible shall be borne by the Asset Manager. Coverage shall be maintained in effect during the period of the Management Agreement and for not less than two (2) years after termination of the Management Agreement.

                  Each of the above policies will contain provisions giving the Company and the Advisor at least thirty (30) days' prior written notice of cancellation of coverage. The policies referred to in items (a) and (d) above will name the Company and the Advisor as additional insureds, and the policies referred to in item (f) above will name the Company as loss payee. The Asset Manager will provide the Company and the Advisor with evidence of all required coverages.

                  Such insurance shall be placed with reputable insurance companies licensed or authorized to do business in the states in which the Properties are located with a minimum Best's rating of AX.

                  The Company and the Asset Manager agree that the insurance policies summarized on Appendix 2 to this Exhibit B (Form of Management Agreement) are consistent with the standards listed above with respect to the types and amounts of insurance the Asset Manager is required to obtain.

                  2.7 COMPLIANCE WITH INSURANCE POLICIES; COMPLIANCE BY TENANTS WITH TENANT LEASES. Asset Manager shall use its commercially reasonable efforts to prevent the use of each Property for any purpose that might void any policy of insurance held by the Company, or any tenant at each Property, that might render any loss insured thereunder uncollectible or that would be in violation of any governmental restriction or the provisions of any lease. Asset Manager shall use its commercially reasonable efforts to secure full compliance by the tenants with the terms and conditions of their respective leases, including, but not limited to, periodic maintenance of all building systems, including individual tenant's heating, ventilation and air conditioning systems.


                                   Exh. B-12

                  2.8 INTENTIONALLY OMITTED.

                  2.9 TENANT RELATIONS. Asset Manager will maintain reasonable contact with the tenants of the Properties and keep the Company and the Advisor informed of the tenants' concerns, expansion or contraction plans, changes in occupancy or use, and other matters that could have a material bearing upon the leasing, operation or ownership of each Property.

                  2.10 COMPLIANCE WITH LAWS. Asset Manager shall use its commercially reasonable efforts to determine such action that may be necessary, inform the Company of action as may be necessary and, when authorized by the Company, take such action that may be necessary to cause the Properties to comply with all current and future laws, rules, regulations, or ordinances affecting the ownership, use or operation of each Property; provided, however, that Asset Manager need not obtain the prior authorization of the Company to take action in case of an emergency or any threat to life, safety or property, so long as Asset Manager shall give the Company prompt notice of any such action taken.

                  2.11 COOPERATION. Should any claims, demands, suits, or other legal proceedings be made or instituted by any third party against the Company that arise out of any matters relating to a Property or the Management Agreement or Asset Manager's performance hereunder, Asset Manager shall promptly give the Company all pertinent information and assistance in the defense or other disposition thereof; provided, however, in the event the foregoing requires Asset Manager to incur any expenses beyond the ordinary cost of performing its obligations under the Management Agreement, the Company shall pay for any such out-of-pocket costs of which the Company has been advised in writing.

                  2.12 NOTICE OF COMPLAINTS, VIOLATIONS AND FIRE DAMAGE. Asset Manager shall respond to complaints and requests from tenants within thirty (30) days of Asset Manager's having received any material complaint made by a tenant or any alleged landlord default under any lease. Additionally, Asset Manager shall notify the Company and Advisor as soon as is reasonably practical (such notice to be accompanied by copies of supporting documentation) of each of the following: any notice of any governmental requirements received by Asset Manager; upon becoming aware of any material defect in a Property; and upon becoming aware of any fire or other material damage to any Property. In the case of any fire or other material damage to a Property, Asset Manager shall also notify the Company's insurance broker telephonically, so that an insurance adjuster has an opportunity to view the damage before repairs are started, and complete customary loss reports in connection with fire or other damage to a Property.

                  2.13 NOTICE OF DAMAGES AND SUITS; SETTLEMENT OF CLAIMS. Asset Manager shall notify the Company's general liability insurance broker and the Company as soon as is reasonably practical of the occurrence of any bodily injury or property damage occurring to or claimed by any tenant or third party on or with respect to a Property, and promptly forward to the broker, with copies to the Company and the Advisor, any summons, subpoena or other like legal documents served upon Asset Manager relating to actual or alleged potential liability of the Company, Asset Manager or a Property. Notwithstanding the foregoing, Asset Manager shall not be authorized to accept service of process on behalf of the Company, unless such authority is otherwise imputed by law. The Asset Manager shall have no right to settle, compromise or otherwise dispose of any claims, demands, or liabilities, whether or not covered by insurance,



                                   Exh. B-13
without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

                  2.14 ENFORCEMENT OF LEASES. The Asset Manager shall enforce compliance by tenants with each and all of the terms and provisions of the leases, provided, however, that Asset Manager shall not, without the prior written consent of the Company in each instance, which consent may be withheld by the Company in its sole discretion, institute legal proceedings in the name of the Company to enforce leases, collect income and rent or dispossess tenants or others occupying a Property or any portion thereof, or terminate any lease, lock out a tenant, or engage counsel or institute any proceedings for recovery of possession of a Property if any such action by the Asset Manager would constitute a Major Decision.

                  2.15 ENVIRONMENTAL.

                  (a) NOTICE. The Asset Manager shall promptly advise the Company and the Advisor in writing of any evidence of non-compliance with any Environmental Laws, which Asset Manager is aware of, together with a written report of the nature and of the non-compliance and the potential threat, if any, to the health and safety of persons and/or damage to each Property or the property adjacent to or surrounding each Property. The Company acknowledges that
(A) Asset Manager is not an environmental engineer and does not have any special expertise in the Environmental Laws, (B) Asset Manager's duties under this
Section 2.15 are limited to the quality of reasonable commercial care and diligence customarily applied to property managers of triple net leased properties.

                  (b) RIGHTS; LIMITATIONS. Without limiting any other provision contained herein and subject to Section 2.14, Asset Manager shall use commercially reasonable efforts to enforce the Company's rights under the leases insofar as any tenant's compliance with Environmental Laws are concerned; provided, however, Asset Manager shall hold in confidence all information bearing on Environmental Laws and hazardous materials, except to the extent expressly instructed otherwise in writing by the Company, or except to the extent necessary to protect against the imminent threat to the life and safety of persons and/or damage to a Property or damage to the property adjacent to or surrounding such Property, or except to the extent such disclosure is required by Environmental Laws, other laws, or court order.

                  2.16 MONITORING OF TENANT IMPROVEMENTS. The Asset Manager shall monitor the construction and installation of material tenant improvements undertaken by the tenant under any lease and act as the Company's liaison with such tenant's construction managers and contractors (or other supervisors of a tenant's build-out).


                      LSL LOAN MANAGEMENT RESPONSIBILITIES


         B. The Asset Manager shall perform its duties and obligations under
Section 2 of the Management Agreement with respect to the management of the LSL Loans in accordance with the following standards:


                                   Exh. B-14

                  1. MANAGEMENT OF THE LSL LOANS. The Asset Manager shall devote its commercially reasonable efforts, consistent with first class professional management, to manage the LSL Loans, and shall perform its duties with respect thereto under the Management Agreement in accordance with the Operating Agreement and Annual Plan and in a reasonable, diligent and careful manner so as to (i) monitor compliance by each borrower and its subsidiary Special Purpose LLC with the requirements of the LSL Loan, including without limitation compliance with and performance of their obligations under, the applicable LSL Note, the Pledge and the Warrant (collectively, the "LSL LOAN DOCPUMENTS"); (ii) collect and account for all sums payable in respect of the LSL Loan; and (iii) take such steps as may be necessary to enforce the provisions of the LSL Loan Documents. The services of Asset Manager hereunder are to be of a scope and quality not less than those generally performed by professional managers of other similarly situated assets in the market area in which each LSL Property is located. Asset Manager shall make available to the Company the full benefit of the judgment, experience and advice of the members of Asset Manager's organization and staff with respect to the policies to be pursued by the Company in managing the LSL Loans, and will perform such services as may be requested by the Company within the scope of the Management Agreement in managing each LSL Loan.

                  2. COLLECTION AND ACCOUNTING OF FUNDS. The Asset Manager shall be responsible for the monthly collection of interest, principal (if any) and other sums due from LXP LLCs with respect to each LSL Loan. The Asset Manager shall use its commercially reasonable efforts to collect all such amounts when due. The Asset Manager shall notify the Company and the Advisor of all LXP LLC defaults as soon as reasonably practicable after occurrence, and shall provide the Company and the Advisor with the Asset Manager's best judgment of the appropriate course of action in remedying such defaults.

                  3. OBLIGATIONS UNDER LOAN DOCUMENTS. The Asset Manager shall supervise and use its commercially reasonable efforts to cause each LXP LLC and each subsidiary Special Purpose LLC to perform and comply, duly and punctually, with all of the obligations required to be performed or complied with by each LXP LLC and each subsidiary Special Purpose LLC under all LSL Loan Documents.

                  4. PERSONNEL. The Asset Manager or the Manager or LXP will obtain and maintain on the Asset Manager's behalf, at the Asset Manager's or the Manager's or LXP's expense, either (x) blanket crime coverage protecting Asset Manager against fraudulent or dishonest acts of its employees, whether acting alone or with others, with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence (any loss within any deductible shall be borne by Asset Manager) or (y) a fidelity or financial institution bond in an amount no less than One Million Dollars ($1,000,000.00) bonding the employees of Asset Manager who handle or who are responsible for funds belonging to the Company. The Company and Asset Manager agree that the financial institution bond summarized on Appendix 2 to this Exhibit B (Form of Management Agreement) is consistent with the standards contained in this Paragraph B.4. Satisfying the requirements of Section A.2.6 of this Appendix 1 to Exhibit B (Form of Management Agreement) will satisfy the requirements of this Section.

                  5. COOPERATION. Should any claims, demands, suits, or other legal proceedings be made or instituted by any third party against the Company that arise out of any


                                   Exh. B-15
matters relating to a LSL Loan or any LSL Property or the Management Agreement or Asset Manager's performance hereunder, Asset Manager shall promptly give the Company all pertinent information and assistance in the defense or other disposition thereof; provided, however, in the event the foregoing requires Asset Manager to incur any expenses beyond the ordinary cost of performing its obligations under the Management Agreement, the Company shall pay for any such out-of-pocket costs of which the Company has been advised in writing.

                  6. NOTICE OF COMPLAINTS, VIOLATIONS AND FIRE DAMAGE. The Asset Manager shall respond to complaints and requests from LXP LLCs within thirty
(30) days of Asset Manager's having received any material complaint made by a LXP LLC under any LSL Loan Document. Additionally, Asset Manager shall notify the Company and Advisor as soon as is reasonably practical (such notice to be accompanied by copies of supporting documentation) of each of the following: any notice of any governmental requirements received by Asset Manager; upon becoming aware of any material defect in a LSL Property; and upon becoming aware of any fire or other material damage to any LSL Property. In the case of any fire or other material damage to a LSL Property, Asset Manager shall also notify the Company's insurance broker telephonically, so that an insurance adjuster has an opportunity to view the damage before repairs are started, and complete customary loss reports in connection with fire or other damage to a Property.

                  7. NOTICE OF DAMAGES AND SUITS; SETTLEMENT OF CLAIMS. The Asset Manager shall notify the Company's general liability insurance broker and the Company as soon as is reasonably practical of the occurrence of any bodily injury or property damage occurring to or claimed by any LXP LLC or Special Purpose LLC or third party on or with respect to a LSL Property, and promptly forward to the broker, with copies to the Company and the Advisor, any summons, subpoena or other like legal documents served upon Asset Manager relating to actual or alleged potential liability of the Company, Asset Manager or a LSL Property. Notwithstanding the foregoing, Asset Manager shall not be authorized to accept service of process on behalf of the Company, unless such authority is otherwise imputed by law. Asset Manager shall have no right to settle, compromise or otherwise dispose of any claims, demands, or liabilities, whether or not covered by insurance, without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

                  8. ENFORCEMENT OF LSL LOAN DOCUMENTS. The Asset Manager shall enforce compliance by LXP LLCs and by Special Purpose LLCs with each and all of the terms and provisions of the LSL Loan Documents, provided, however, that Asset Manager shall not, without the prior written consent of the Company in each instance, which consent may be withheld by the Company in its sole discretion, institute legal proceedings in the name of the Company to enforce the LSL Loan Documents, if such action by the Asset Manager would constitute a Major Decision.

                  9. ENVIRONMENTAL.

                  (a) NOTICE. Asset Manager shall promptly advise the Company and the Advisor in writing of any evidence of non-compliance with any Environmental Laws, which Asset Manager is aware of, together with a written report of the nature and of the non-compliance and the potential threat, if any, to the health and safety of persons and/or


                                   Exh. B-16
damage to each LSL Property or the property adjacent to or surrounding each LSL Property. The Company acknowledges that (A) Asset Manager is not an environmental engineer and does not have any special expertise in the Environmental Laws, (B) Asset Manager's duties under this Section B.9 are limited to the quality of reasonable commercial care and diligence customarily applied to managers of loans made to owners of triple net leased properties.

                  (b) RIGHTS; LIMITATIONS. Without limiting any other provision contained herein and subject to Section B.8, Asset Manager shall use commercially reasonable efforts to enforce the Company's rights under the LSL Loan Documents insofar as any LXP LLC's or any Special Purpose LLC's compliance with Environmental Laws are concerned; provided, however, Asset Manager shall hold in confidence all information bearing on Environmental Laws and hazardous materials, except to the extent expressly instructed otherwise in writing by the Company, or except to the extent such disclosure is required by Environmental Laws, other laws, or court order.




                                   Exh. B-17

                                APPENDIX 2 TO THE
                    EXHIBIT B (FORM OF MANAGEMENT AGREEMENT)

                        SUMMARY OF LXP INSURANCE POLICIES


                     [APPENDIX BEGINS ON THE FOLLOWING PAGE]



                                   Exh. B-18

                                    EXHIBIT C

                            FORM OF IPC QUESTIONNAIRE

Investor Name:                 New York State Common Retirement Fund
Portfolio Name:                Lexington Acquiport Company, LLC
Property Name:
Managing Member:               Lexington Corporate Properties Trust
Contact Name:                  ______________________________
Telephone No:                  ______________________________

                                                                           NYSCRF Share                        100%
Beginning of Quarter Net Assets [  date  ]                                 ___________                     ___________
Capital Contributions                                                      ___________                     ___________

Operating Flows
                  Current Qtr Income                                       ___________                     ___________
                  Current Qtr Expense                                      ___________                     ___________
                  Current Qtr Net Income                                   ___________                     ___________

Mortgage Investments: Net Investment Income

Cash Distributions
                  Common                                                   ____________                    ___________
                  Preferred                                                ____________                    ___________

Contributions Operations                                                   ____________                    ___________


Appreciation/Depreciation                                                  ____________                    ____________

End of Quarter Net Assets [  date  ]                                       ____________                    ____________

Current Quarter Investment Performance (Unannualized):
                  Net Income Return                                        ____________                    ____________
                  Appreciation Return                                      ____________                    ____________
                  Total Net Return                                         ____________                    ____________
                  Total Gross Return                                       ____________                    ____________

Financial Summary:
Gross Real Estate Assets                                                   ____________                    ____________
Cash                                                                       ____________                    ____________
Other Assets                                                               ____________                    ____________
Total assets                                                               ____________                    ____________

Mortgages                                                                  ____________                    ____________
Other Liabilities                                                          ____________                    ____________
Total Liabilities                                                          ____________                    ____________

Net Assets                                                                 ____________                    ____________

                                    Exh. C-1

Leasing Activity:
                  During the quarter _____ leases were executed representing _______ sf. Another ____ leases representing ______ sf are out for signature of which ____ are lease renewals (______ sf), and one is a ground lease (________ sf).

Leasing Status:
                  Lease Maturation % for 1999                                           ____%
                  Lease Maturation % for 2000                                           ____%
                  Lease Maturation % for 2001                                           ____%
                  Lease Maturation % for 2002                                           ____%
                  Lease Maturation % for 2003                                           ____%

                  Net Rental Square Feet                                               ______  Mall Tenants
                                                                                       ______  Anchors & Ground Leases
                  Physical Occupancy (%) Including Anchor                   ____%      ______% Mall Tenants
                  and Ground Leases                                                    ______% Anchors & Ground Leases

                                                                            NYSCRF Share                                100%
Property Cash Flow Analysis Y-T-D Actual
                  Revenue                                                   _____________                         __________
                  Expenses                                                  _____________                         __________
                  NOI                                                       _____________                         __________

                  Debt Service                                              _____________                         __________
                  Capital Expenditures                                      _____________                         __________
                  Asset Dispositions (Net of Debt)                          _____________                         __________
                  Property Cash Flow                                        _____________                         __________

                  Advisor Fees                                              _____________                         __________
                  Cash Flow After Fees                                      _____________                         __________

Property Cash Flow Analysis Y-T-D Budget
                  Revenue                                                   _____________                         __________
                  Expenses                                                  _____________                         __________
                  NOI                                                       _____________                         __________

                  Debt Service                                              _____________                         __________
                  Capital Expenditures                                      _____________                         __________
                  Asset Dispositions (Net of Debt)                          _____________                         __________
                  Property Cash Flow                                        _____________                         __________

                  Advisor Fees                                              _____________                         __________
                  Cash Flow After Fees                                      _____________                         __________
Date of Anticipated Funding of Unfunded Commitment:                         No additional funding anticipated for __________


Investment Structure:

Other:



                                    Exh. C-2

                        LEXINGTON ACQUIPORT COMPANY, LLC
                                PORTFOLIO SUMMARY
                             _______ QUARTER REVIEW
                                      -----
                        PROPERTY PERFORMANCE MEASUREMENTS
                                   AFTER FEES
                        FOR THE QUARTER ENDED ___________

                                        AMOUNT                 DATE
                                        ------                 ----

ORIGINAL INVESTMENT                     ------               ------      DISTRIBUTIONS (CONTRIBUTIONS) DURING THE QUARTER:

                                        ------               ------

                                        ------               ------

                                        ------               ------

                                        ------               ------

                                        ------               ------

                                        ------               ------

                                        ------               ------

Contributions since inception
                                      ========

                             AMOUNT            DATE
                             ------            ----
                             ------           -----

                             ------           -----

                             ------           -----

                             ------           -----

                             ------           -----

                             ------           -----

                             ------           -----


    TOTAL DISTRIBUTIONS
                                           ========



               CURRENT QUARTER                                                 HISTORICAL CASH FLOWS
               ---------------                                                 ---------------------
                                                            QUARTER                                           TOTAL
                                                             ENDED     CONTRIBUTION     DISTRIBUTION        CASH FLOWS
                                                          ------------ ---------------- ---------------- -----------------
NET INVESTMENT INCOME
                                                          -----------                   --------------
BEGINNING PERIOD NET ASSETS
                                                          -----------  ---------------  --------------   -----------------
TIME WEIGHTED CONTRIBUTION (DIST.)
                                           ------------   -----------  ---------------  --------------   -----------------
INCOME RETURN
                                           ------------   -----------  ---------------  --------------   -----------------

                                           ------------   -----------  ---------------  --------------   -----------------
BEGINNING REAL ESTATE VALUE (2)
                                           ------------   -----------  ---------------  --------------   -----------------
ENDING REAL ESTATE VALUE (2)
                                           ------------   -----------  ---------------  --------------   -----------------
CAPITAL IMPROVEMENTS
                                           ------------   -----------  ---------------  --------------   -----------------
REALIZED GAIN (LOSS) AFTER FEES
                                           ------------   -----------  ---------------  --------------   -----------------
UNREALIZED GAIN OR LOSS - Stock
                                           ------------   -----------  ---------------  --------------   -----------------
APPRECIATION RETURN

TOTAL RETURN

CASH FLOW RETURN



                                            HISTORICAL RETURNS
                                            ------------------
                                    QUARTER                                      TOTAL
                                     ENDED        INCOME     APPRECIATION        RETURN
                                  ------------ ------------ ---------------

NET INVESTMENT INCOME
BEGINNING PERIOD NET ASSETS                              %                %             %
                                   -----------  ---------    -------------     ---------
TIME WEIGHTED CONTRIBUTION (DIST.)                       %                %             %
                                   -----------  ---------    -------------     ---------
                                                         %                %             %
                                   -----------  ---------    -------------     ---------
INCOME RETURN                                            %                %             %
                                   -----------  ---------    -------------     ---------
                                                         %                %             %
                                   -----------  ---------    -------------     ---------
                                                         %                %             %
                                   -----------  ---------    -------------     ---------
BEGINNING REAL ESTATE VALUE (2)                          %                %             %
                                   -----------  ---------    -------------     ---------
ENDING REAL ESTATE VALUE (2)                             %                %             %
                                   -----------  ---------    -------------     ---------
CAPITAL IMPROVEMENTS                                     %                %             %
                                   -----------  ---------    -------------     ---------
REALIZED GAIN (LOSS) AFTER FEES                          %                %             %
                                   -----------  ---------    -------------     ---------
UNREALIZED GAIN OR LOSS - Stock


APPRECIATION RETURN

TOTAL RETURN

CASH FLOW RETURN

                                                           TIME WEIGHTED RETURNS
                                                           CALENDAR YTD
                                                           LAST 4 QUARTERS
                                                           SINCE INCEPTION

(1) Cash flow return is based on operating distributions-contribution made during the current quarter

(2) Computation based on equity method of accounting for joint ventures. Equals real estate value plus investment in Joint venture less debt



                                   Exh. C-3